UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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HealthEquity, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HealthEquity, Inc. 15 W. Scenic Pointe Dr., Ste. 100 Draper, UT 84020
Notice of Annual Meeting
of Stockholders
To Be Held at 10:00 a.m. Mountain Time on Thursday, June 25, 2026
Dear Stockholder:
You are cordially invited to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of HealthEquity, Inc., a Delaware corporation (“we,” “us,” “HealthEquity” or the “Company”). The Annual Meeting will be held on Thursday, June 25, 2026, at 10:00 a.m. Mountain Time, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect ten directors to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2027
3.	To approve, on a non-binding, advisory basis, the fiscal 2026 compensation paid to the Company’s named executive officers, as described in the accompanying proxy statement
4.	To approve the HealthEquity, Inc. 2026 Employee Stock Purchase Plan
5.	To approve the Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
6.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof
Our board of directors has fixed the close of business on May 6, 2026, as the record date for the Annual Meeting. Only stockholders of record on May 6, 2026, are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
On or about May 13, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the Internet address listed on the Notice.
We will be holding the Annual Meeting solely in a virtual meeting format. To attend the Annual Meeting, please visit: www.virtualshareholdermeeting.com/HQY2026. As always, we encourage you to vote your shares prior to the Annual Meeting.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone, or mail as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions.
Thank you for your continued support of HealthEquity.
By order of the Board of Directors,
Robert Selander
Chairman of the Board of Directors
Draper, Utah
May 13, 2026

HealthEquity, Inc.
Proxy Statement for 2026 Annual Meeting of Stockholders
To Be Held at 10:00 a.m. Mountain Time on Thursday, June 25, 2026
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at our 2026 annual meeting of stockholders (the “Annual Meeting”), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on Thursday, June 25, 2026, at 10:00 a.m. Mountain Time. We will be holding the Annual Meeting solely in a virtual meeting format. To attend the Annual Meeting, please visit: www.virtualshareholdermeeting.com/HQY2026.
The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about May 13, 2026, to all stockholders entitled to receive notice of and to vote at the Annual Meeting.
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS
Draper, Utah
May 13, 2026

Proxy Statement Summary
Annual Meeting Information
•Date and Time: Thursday, June 25, 2026 at 10:00 a.m. Mountain Time
•Location: Virtual. To attend the Annual Meeting, please visit www.virtualshareholdermeeting.com/HQY2026.
•Record Date: May 6, 2026
Proposals
This proxy statement summary highlights information regarding HealthEquity and certain information included elsewhere in this proxy statement. You should read the entire proxy statement before voting. You should also review our annual report to stockholders for detailed information regarding our financial and operating performance in the fiscal year ended January 31, 2026, including the audited financial statements and related notes included in the report.

Proposal		Page Number	Board Recommendation	Vote Required to Adopt Proposal

1.	Election of ten directors	7	FOR	A majority of the votes cast by the holders of shares of the Company’s common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon

2.	Ratification of appointment of independent registered public accounting firm	25	FOR	The vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon

3.	Non-binding advisory vote on fiscal 2025 compensation paid to our named executive officers	28	FOR	The vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon

4.	Approval of the HealthEquity, Inc. 2026 Employee Stock Purchase Plan	66	FOR	The vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon

5.	Approval of the Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan	70	FOR	The vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon

Fiscal Year 2026 Business Highlights
During the fiscal year ended January 31, 2026, we continued to execute on our core financial and business objectives. Our key financial and operational results were as follows:
•Overall revenue of $1.313 billion, representing an increase of 9% from the fiscal year ended January 31, 2025
•Net income of $215.2 million, compared to $96.7 million in the fiscal year ended January 31, 2025, representing an increase of 123%
•Net income per diluted share of $2.46, compared to $1.09 for the fiscal year ended January 31, 2025, representing an increase of 126%
•Adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”)(1) of $566.0 million, representing an increase of 20% from the fiscal year ended January 31, 2025
(1)    Adjusted EBITDA is not a generally accepted accounting principles (“GAAP”) financial measure. The definition of this non-GAAP financial measure, and a reconciliation to the most comparable GAAP measure, is included in Exhibit A to this proxy statement.

HealthEquity, Inc. 2026 Proxy Statement	1

Proxy Statement Summary
•10.6 million health savings accounts (“HSAs”) at the end of the fiscal year ended January 31, 2026, representing an increase of 7% compared to the fiscal year ended January 31, 2025
•New HSAs from sales of 1,040,000
•17.8 million Total Accounts, including both HSAs and complementary consumer-directed benefits (“CDBs”), an increase of 4% compared to the fiscal year ended January 31, 2025
•HSA Assets of $36.5 billion as of January 31, 2026, representing an increase of 14% from the fiscal year ended January 31, 2025
•The Company repurchased 3.3 million shares of its common stock for $301.7 million
•Further reduced HSA cash repricing risk with a cumulative $2.35 billion 5-year Treasury bond hedge at 3.92%
Director Nominee Highlights
The following table sets forth the names, ages as of May 13, 2026, and certain other information for each of the director nominees, each of whom are current directors with terms expiring at the Annual Meeting:

Name	Age	Director Since	Independent	Audit Committee Financial Expert	Committee Membership	Other Public Company Boards

Robert Selander, Chairman	75	2015			•NGCSC •TCCC	0
Scott Cutler	56	2025				1
Stephen Neeleman, M.D.	58	2002				0
Adrian Dillon	72	2016			•NGCSC •TCCC*	0
Evelyn Dilsaver	71	2014			•CTC •TCCC	3
William Gassen	45	2026			•ARC •TCCC	1
Debra McCowan	54	2018			•ARC •NGCSC*	0
Rajesh Natarajan	56	2022			•ARC •CTC	1
Stuart Parker	64	2020			•ARC* •CTC	1
Gayle Wellborn	66	2017			•CTC* •NGCSC	0
*    Chair

2	HealthEquity, Inc. 2026 Proxy Statement

Proxy Statement Summary
Board Demographics, Skills and Competencies
Our director nominees have a wide range of competencies, professional experiences, and backgrounds, and contribute unique viewpoints and perspectives to our board of directors.
Director Nominee Demographics
The following charts show the demographics of our director nominees as of May 13, 2026:

Tenure	Age	Gender

HealthEquity, Inc. 2026 Proxy Statement	3

Proxy Statement Summary
Director Nominee Skills and Competencies
Below are the skills and competencies that our nominating, governance and corporate sustainability committee and our board of directors consider important for our directors to possess considering our current business and future market opportunities, and the director nominees who have self-identified as possessing them:

Skills and Competencies Matrix
	Robert Selander	Scott Cutler	Stephen Neeleman, M.D.	Adrian Dillon	Evelyn Dilsaver	William Gassen	Debra McCowan	Rajesh Natarajan	Stuart Parker	Gayle Wellborn

Current or Former CEO

Current or Former Public Company CFO

Healthcare Payer or Provider Experience

Financial Services Experience

Digital Experience

Risk Experience

Regulatory or Policy Experience

Technology Experience

Human Resources Experience

Capital Markets Experience

M&A Experience —Valuation, Deals & Integration

Business Process Redesign

4	HealthEquity, Inc. 2026 Proxy Statement

Proxy Statement Summary
Questions and Answers about the 2026 Annual Meeting
Please see “Questions and Answers about the Annual Meeting” beginning on page 82 for important information about the Annual Meeting, proxy materials, voting, deadlines for stockholder proposals and other important information.
Corporate Governance Highlights
Key elements of our corporate governance framework include the following:
•Independent chairman
•Committees are composed of only independent directors
•Our board of directors and each committee conducts annual self-assessments
•Each director regularly completes a peer assessment of the other members of the board
•Our board of directors is engaged in an ongoing refreshment process
•Our board of directors and each committee holds quarterly executive sessions without management present
•Our board of directors provides oversight of key risks that impact the Company’s ability to achieve its strategy
•No director over-boarding
•Our board of directors has a separate committee dedicated to providing oversight of cybersecurity matters
•Our board of directors conducts an annual review of committee charters and key governance policies
•Our board of directors and its committees provide oversight of material corporate sustainability matters
Executive Compensation Highlights
Our executive compensation program is guided by our overarching philosophy of only paying for demonstrable performance. We believe that our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executive officers. We emphasize performance-based compensation that appropriately rewards our executive officers for delivering financial, operational, and strategic results that meet or exceed pre-established goals. We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices.

HealthEquity, Inc. 2026 Proxy Statement	5

Proxy Statement Summary

What We Do:

•Independent Compensation Committee. Our talent, compensation and culture committee (“TCCC”) is comprised solely of independent directors.
•Independent Compensation Committee Advisor. The TCCC engaged its own independent compensation consultant to assist with its compensation review for the fiscal year ended January 31, 2026.
•Annual Executive Compensation Review. The TCCC reviews and approves our compensation strategy, including a review and determination of our compensation peer group to be used for comparative purposes and a review of our compensation-related risk profile, to ensure that our compensation programs do not encourage excessive or inappropriate risk taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.
•Multi-Year Vesting and Earn-Out Requirements. The equity awards granted to our executive officers under the 2024 Equity Incentive Plan (the “2024 Plan”) are subject to minimum vesting requirements, and vest or are earned over multi-year periods, consistent with current market practice and our retention objectives.
•Risk Mitigation. Our executive compensation program is designed, in part, to manage business and operational risk and to discourage short-term risk taking at the expense of long-term results.
•Pay for Performance. A majority of target annual compensation for our executive officers, including our named executive officers, is “at-risk” compensation, including the performance-based annual cash incentive and long-term equity awards, subject to both performance-based and time-based vesting requirements.
•Limited Executive Perquisites. We limit the number and amount of executive perquisites and other personal benefits provided to our executive officers.
•Double-Trigger Vesting of Equity Awards. Following our adoption of the 2024 Plan, all outstanding equity awards held by our executive officers (other than certain initial equity awards granted to our Chief Executive Officer, as described in this proxy statement) granted under the 2024 Plan will vest only upon a qualifying termination within a 24-month period following a change in control of the Company in which the awards are assumed or substituted by the acquirer.
•Stock Ownership Guidelines. We maintain robust stock ownership guidelines to further align the interests of our executive officers with the interests of our stockholders.
•Clawback Policy. Our board of directors has adopted a clawback policy for the purpose of recouping certain executive compensation.
•Engage with Our Stockholders. We engage with our stockholders to discuss and understand their perceptions or concerns regarding our executive compensation program and other matters.
•CEO Minimum Holding Period. We have adopted a policy requiring our Chief Executive Officer to generally retain the net shares acquired pursuant to equity awards under our 2024 Plan for a period of 12 months following their vesting.

What We Do Not Do:

•No Special Retirement Plans. We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans, or nonqualified deferred compensation plans or arrangements to our executive officers that are not generally available to our other full-time, salaried employees.
•No Special Health Plans. Our executive officers participate in broad-based, company-sponsored health plans on the same basis as our other full-time, salaried employees.
•No Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits to our executive officers.
•No Post-Employment Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.
•Hedging and Pledging Prohibited. We prohibit our executive officers, directors, and other employees from hedging or pledging our equity securities.
•No Repricing of Awards. Our 2024 Plan prohibits repricing of awards or the cancellation of underwater stock options and stock appreciation rights without prior stockholder approval.
•No Liberal Share Recycling. We do not allow liberal share recycling under our 2024 Plan.
•No Dividends or Dividend Equivalents on Unvested Awards. We do not pay dividends or dividend equivalents on awards unless and until the shares are earned and vest. No dividends or dividend equivalents are payable in respect of stock options or stock appreciation rights.

6	HealthEquity, Inc. 2026 Proxy Statement

Proposal No. 1
Election of Directors
Our board of directors is currently composed of ten members. At the Annual Meeting, ten directors are to be elected, each to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified.
Recommendation

The board of directors unanimously recommends a vote “FOR” the election of each of the ten directors nominated by our board of directors and named in this proxy statement as directors to serve until the next annual meeting of stockholders and until his or her successor is elected and qualified.

Director Nominees
Our nominating, governance and corporate sustainability committee has recommended, and our board of directors has approved, Robert Selander, Scott Cutler, Stephen Neeleman, M.D., Adrian Dillon, Evelyn Dilsaver, William Gassen, Debra McCowan, Rajesh Natarajan, Stuart Parker, and Gayle Wellborn as nominees for election as directors at the Annual Meeting. If elected, each such nominee will serve as a director until the 2027 annual meeting of stockholders and until his or her successor is duly elected and qualified.
If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of each of the nominees. We expect that each nominee will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

HealthEquity, Inc. 2026 Proxy Statement	7

Proposal No. 1 Election of Directors
Director Nominee Biographies

Robert Selander
Independent Chairman

Director Since: 2015 Committees: •Nominating, Governance and Corporate Sustainability •Talent, Compensation and Culture Current Outside Public Directorships: •None
Robert Selander has served as chairman and a member of our board of directors since September 2015.
Mr. Selander began his career at Citibank in 1974 where, during his 20-year tenure, he held numerous leadership positions, including managing parts of Citibank’s Consumer Financial Services business in the United States, Brazil, Puerto Rico and the United Kingdom. In 1994, Mr. Selander joined MasterCard International, where he served as the President of MasterCard’s Europe, Middle East, Africa and Canada regions until his appointment in 1997 as President and Chief Executive Officer. In addition, Mr. Selander served as President and Chief Executive Officer of MasterCard Incorporated (NYSE: MA) from 1997 until 2010. Mr. Selander served as a director of the Hartford Financial Services Group, Inc. (NYSE: HIG) from 1998 to 2008, MasterCard Incorporated from 2002 until 2010, and MasterCard International from 1997 until 2010.
Mr. Selander also served on the Board of Trustees of the Fidelity Equity and High Income Funds from 2011 until 2017, served as a director of The Western Union Company (NYSE: WU) from 2014 to 2019, and served as a director of Equifax Inc. (NYSE: EFX) from 2018 to 2023.
Mr. Selander holds a B.S. in Industrial Engineering from Cornell University and an M.B.A. from Harvard University.
The board of directors believes that Mr. Selander’s extensive business experience and his background as a president and chief executive officer of a publicly traded company qualify him to serve as a member of our board of directors.

Scott Cutler
President and Chief Executive Officer

Director Since: 2025 Committees: •None Current Outside Public Directorships: •Brookfield Asset Management Ltd. (NYSE: BAM)
Scott Cutler has served as our President and Chief Executive Officer since January 2025 when he also joined our board of directors.
Mr. Cutler most recently served as the Chief Executive Officer of StockX, a role he held from 2019 until January 2025 when he joined HealthEquity. From 2017 through 2019, Mr. Cutler held key roles at eBay, including Senior Vice President of the Americas. He was President of StubHub between 2015 and 2017, and earlier in his career, between 2006 and 2015, served as Executive Vice President at the New York Stock Exchange.
Mr. Cutler began his career as a corporate securities lawyer and later transitioned into technology investment banking, focusing on corporate finance, mergers and acquisitions, and strategic advisory.
Mr. Cutler currently serves on the board of directors for Brookfield Asset Management Ltd. (NYSE: BAM) and Vibrant Emotional Health, the nonprofit organization behind the 988 Suicide and Crisis Lifeline.
Mr. Cutler holds a Juris Doctor degree from the University of California, Hastings College of the Law, and a Bachelor of Science in Economics from Brigham Young University.
The board of directors believes that Mr. Cutler’s experience in high growth companies, his background as a chief executive officer and his training in technology investment and corporate finance qualify him to serve as a member of our board of directors.

8	HealthEquity, Inc. 2026 Proxy Statement

Proposal No. 1 Election of Directors

Stephen Neeleman, M.D.
Founder and Vice Chairman

Director Since: 2002 Committees: •None Current Outside Public Directorships: •None
Stephen Neeleman, M.D. founded HealthEquity in 2002 and has served as our Vice Chairman since February 2014, having previously served as Chief Executive Officer from November 2002 through January 2014 and as a director since November 2002.
Dr. Neeleman is a board certified general surgeon and practiced in Arizona and for Intermountain Healthcare in Utah, from July 2003 to December 2014. Dr. Neeleman is the co-author of The Complete HSA Guidebook—How to Make Health Savings Accounts Work for You and a contributor to The Innovator’s Prescription—A Disruptive Solution for Health Care. While on the faculty of the University of Arizona Department of Surgery, Dr. Neeleman spent time in Washington, D.C. educating lawmakers prior to the passage of the law that created HSAs. He serves on the America’s Health Insurance Plans’ HSA Leadership Council and the American Bankers’ Association HSA Council. He also serves on the State of Utah’s Health Data Committee and the Governor’s Office of Economic Development Board of Directors. He is a member of the board of trustees at Intermountain Healthcare.
Prior to attending medical school, Dr. Neeleman worked as a senior manager for Morris Air (later acquired by Southwest Airlines).
Dr. Neeleman holds a B.A. from Utah State University and an M.D. from the University of Utah, and completed his surgical residency at the University of Arizona in Tucson.
The board of directors believes that Dr. Neeleman’s experience in the healthcare industry as a medical doctor, his expertise in the history, development and administration of HSAs and his extensive knowledge of the Company as its founder qualify him to serve as a member of our board of directors.

Adrian Dillon
Independent Director

Director Since: 2016 Committees: •Nominating, Governance and Corporate Sustainability •Talent, Compensation and Culture (Chair) Current Outside Public Directorships: •None
Adrian Dillon has served as a member of our board of directors since 2016.
Mr. Dillon served as a member of the supervisory board and chairman of the audit committee of SUSE S.A. from 2021 to 2024. He also served as a member of the board of directors of Datto Holding Corp. from 2020 to 2022, WNS (Holdings) Limited from 2012 to 2021, Williams-Sonoma, Inc. (NYSE: WMS) from 2005 to 2017, Wonga Group Limited from 2013 to 2015, NDS Group Limited from 2011 to 2012, Verigy Pty from 2006 to 2007, and LumiLeds Inc. from 2002 to 2007. He also held key finance roles including, Chief Financial Officer and Chief Administrative Officer at Skype Limited from 2010 to 2011 and Executive Vice President—Finance & Administration and Chief Financial Officer at Agilent Technologies, Inc. from 2001 to 2010, as well as various positions at Eaton Corporation from 1979 to 2001.
Mr. Dillon was a member and past chairman of The Conference Board Council of Financial Executives.
Mr. Dillon graduated from Amherst College with a Bachelor of Arts degree in Economics.
The board of directors believes that Mr. Dillon’s extensive financial and accounting expertise and thorough understanding of financial reporting rules and regulations, including the management of internal controls, qualifies him to serve as a member of our board of directors.

HealthEquity, Inc. 2026 Proxy Statement	9

Proposal No. 1 Election of Directors

Evelyn Dilsaver
Independent Director

Director Since: 2014
Committees:
•Cybersecurity and Technology
•Talent, Compensation and Culture
Current Outside Public Directorships:
•Tempur Sealy International, Inc. (NYSE: TPX)
•QuidelOrtho Corporation (NASDAQ: QDEL)
•PACS Group Inc. (NYSE: PACS)

Evelyn Dilsaver has served as a member of our board of directors since 2014.
Ms. Dilsaver is a member of the board of directors and chair of the audit committee of Tempur Sealy International, Inc. (NYSE: TPX), a member of the board of directors of QuidelOrtho Corporation (NASDAQ: QDEL), and a member of the board of directors of PACS Group, Inc. (NYSE: PACS). Ms. Dilsaver previously served as a director of Aéropostale Inc. (NYSE: ARO), HighMark Funds, Russell Exchange Traded Funds, Longs Drug Stores Corp. and Tamalpais Bancorp. She is also a member of the board of directors of a privately held corporation and real estate investment trust. Ms. Dilsaver was formerly a member of The Charles Schwab Corporation from 1991 until her retirement in 2007. During her tenure at The Charles Schwab Corporation, Ms. Dilsaver held various senior management positions within the organization, including Executive Vice President (The Charles Schwab Corporation) and President and Chief Executive Officer (Charles Schwab Investment Management). Prior to becoming President and Chief Executive Officer of Charles Schwab Investment Management, a position she held from 2003 to 2007, Ms. Dilsaver held the position of Senior Vice President, Asset Management Products and Services.
Ms. Dilsaver holds a B.S. in Accounting from California State University, East Bay, and is a Certified Public Accountant.
The board of directors believes that Ms. Dilsaver’s extensive financial industry experience and her background as the chief executive officer of a significant business line of a publicly traded corporation qualifies her to serve as a member of our board of directors.

William Gassen
Independent Director

Director Since: 2026 Committees: •Audit and Risk •Talent, Compensation and Culture Current Outside Public Directorships: •Oscar Health, Inc. (NYSE: OSCR)
William Gassen has served as a member of our board of directors since 2026.
Mr. Gassen has served as the President and Chief Executive Officer of Sanford Health since 2020. Mr. Gassen first joined Sanford Health in 2012 and, prior to becoming President and Chief Executive Officer, served as Chief Administrative Officer, Chief Human Resources Officer, Vice President of Human Resources Integration and Corporate Services, and Corporate Counsel. He was a practicing attorney between 2008 and joining Sanford Health in 2012. Mr. Gassen is a member of the board of directors at Oscar Health, Inc. (NYSE: OSCR), the board of trustees of the American Hospital Association, the board of directors of Medical Alley, and the board of directors of the Greater Sioux Falls Chamber of Commerce. Mr. Gassen also serves as chair of the Coalition to Strengthen America’s Healthcare.
Mr. Gassen holds a bachelor’s degree from the University of South Dakota and a Juris Doctor from the University of South Dakota Knudson School of Law.
The board of directors believes that Mr. Gassen’s extensive medical industry experience and his role as the chief executive officer of a healthcare delivery system with multi-billion dollar revenues qualifies him to serve as a member of our board of directors.

10	HealthEquity, Inc. 2026 Proxy Statement

Proposal No. 1 Election of Directors

Debra McCowan
Independent Director

Director Since: 2018 Committees: •Audit and Risk •Nominating, Governance and Corporate Sustainability (Chair) Current Outside Public Directorships: •None
Debra McCowan has served as a member of our board of directors since 2018.
Ms. McCowan was a member of the executive board at IFS as its Executive Vice President and Chief Human Resources Officer from October 2024 through October 2025. Previously, she served as Executive Vice President and Chief Human Resources Officer for NetApp, Inc. (NASDAQ: NTAP), a hybrid cloud data services and data management company, from 2018 to 2024, where she was responsible for developing the global HR strategy. Prior to joining NetApp, Ms. McCowan was the Executive Vice President and Chief Human Resource Officer of Equinix, Inc. (NASDAQ: EQIX), a global interconnection and data center company, from 2013 to 2018. Prior to joining Equinix, Ms. McCowan was the co-founder and partner at Accelerance, Inc. from 2011 to 2013, where she provided organizational and systems change strategy consulting services, including leadership development and executive coaching. Ms. McCowan also served as Vice President of Worldwide Human Resources for Avago Technologies U.S. Inc. from 2007 to 2011, and Vice President of Human Resources for Hitachi Data Systems, a subsidiary of Hitachi, Ltd., from 2005 to 2006.
Ms. McCowan graduated with a post-graduate degree in Human Resources and Industrial Relations Management from the University of Melbourne and holds a Bachelor of Arts degree from La Trobe University in Australia.
The board of directors believes that Ms. McCowan’s extensive human resources, governance and compliance background, experience developing talent-driven organizations with strong cultures, insights into organizational architectures and deep understanding of employee benefits qualify her to serve as a member of our board of directors.

Rajesh Natarajan
Independent Director

Director Since: 2022 Committees: •Audit and Risk •Cybersecurity and Technology Current Outside Public Directorships: •Bread Financial Holdings, Inc. (NYSE: BFH)
Rajesh Natarajan has served as a member of our board of directors since 2022.
Mr. Natarajan has been the Chief Operating Officer of Globalization Partners since September 2025 and prior to that, had been its Chief Product and Strategy Officer since 2022. Prior to joining Globalization Partners, Mr. Natarajan was Executive Vice President of Products and Engineering of RingCentral, Inc. (NYSE: RNG) from 2020 to 2021. Mr. Natarajan was Executive Vice President and Chief Product and Technology Officer of Ancestry.com from 2017 to 2020. Mr. Natarajan served in senior leadership positions with increasing responsibility in the areas of technology and product development at Intuit, Inc. (NASDAQ: INTU) from 2014 to 2017, including as Senior Vice President and Chief Information Security and Fraud Officer. Mr. Natarajan served in senior leadership positions with increasing responsibility in the areas of technology and product development at PayPal Holdings, Inc. (NASDAQ: PYPL) from 2006 to 2014, including as Vice President, Platform Engineering and Operations. Mr. Natarajan also served in various management positions with increasing responsibility in the area of technology from 1995 to 2006 with Sabre Holdings Corporation, including as an early member of the development team that founded Travelocity.com. Mr. Natarajan currently serves as a member of the board of directors for Bread Financial Holdings, Inc. (NYSE: BFH).
Mr. Natarajan holds a B.S. in Mechanical Engineering from Jawaharlal Nehru Technological University and an M.S. in Industrial Engineering from Clemson University.
The board of directors believes that Mr. Natarajan’s extensive experience in technology development, information technology, product development and cybersecurity qualify him to serve as a member of our board of directors.

HealthEquity, Inc. 2026 Proxy Statement	11

Proposal No. 1 Election of Directors

Stuart Parker
Independent Director

Director Since: 2020 Committees: •Audit and Risk (Chair) •Cybersecurity and Technology Current Outside Public Directorships: •Kemper Corporation (NYSE: KMPR)
Stuart Parker has served as a member of our board of directors since 2020.
Mr. Parker currently serves as a member of the board of directors for Kemper Corporation (NYSE: KMPR) and Discount Tire. Mr. Parker served as President and CEO of United Services Automobile Association (USAA) from 2015 until his retirement in 2020. He spent more than 21 years with USAA in various roles, including Chief Operating Officer (2014—2015), Chief Financial Officer (2012—2014), President of the Property & Casualty Insurance Group (2007—2012), and President of Financial Planning Services (2004—2007).
Mr. Parker holds a B.B.A. in Management from Valdosta State University and an M.B.A. from St. Mary’s University. Mr. Parker is a distinguished graduate of the Air Force ROTC program and served in the U.S. Air Force for nearly 10 years, including service in Operations Desert Shield and Desert Storm.
The board of directors believes that Mr. Parker’s business experience and his background as a president and chief executive officer of a large financial institution qualifies him to serve as a member of our board of directors.

Gayle Wellborn
Independent Director

Director Since: 2017 Committees: •Cybersecurity and Technology (Chair) •Nominating, Governance and Corporate Sustainability Current Outside Public Directorships: •None
Gayle Wellborn has served as a member of our board of directors since 2017.
Ms. Wellborn currently works as an independent Digital and Customer Experience consultant. Prior to her work as a consultant, Ms. Wellborn was an executive advisor to CXForward from January 2021 to December 2024 and was previously the Senior Vice President, Brand and Digital Group for Ally Financial Inc. (NYSE: ALLY) from 2012 to 2015, and Senior Vice President, eCommerce executive for Ally from 2008 to 2012. She also was Senior Vice President, Online Banking and responsible for Bank of America Corp’s (NYSE: BAC) online and mobile banking products and services from 2002 to 2008. At both Ally and Bank of America she was responsible for the strategy and delivery of innovative online and mobile products, services and customer experiences, and also was responsible for the development and execution of Ally’s consumer social media strategy. She was part of the team to lead the rebranding of GMAC to Ally Financial, and was accountable for the launch of Ally Bank and the Ally Bank call centers in the U.S. and Canada. Before joining Bank of America, Ms. Wellborn served in various technology and customer service leadership positions at First Union/Wachovia.
Ms. Wellborn graduated with an Executive M.B.A. from Queens University in North Carolina and holds a Bachelor of Arts degree from the University of North Carolina.
The board of directors believes that Ms. Wellborn’s extensive business experience, particularly in the financial, branding, technology and digital areas, qualifies her to serve as a member of our board of directors.

12	HealthEquity, Inc. 2026 Proxy Statement

Proposal No. 1 Election of Directors
Board Effectiveness and Long-Term Planning
Assessments and Performance Reviews
Our board of directors and each of its committees conducts annual self-assessments, which are intended to facilitate a candid assessment and discussion by the board and each committee of its effectiveness in fulfilling its responsibilities. The nominating, governance and corporate sustainability committee oversees the annual self-assessments. All directors complete an evaluation form for the board and for each committee on which they serve. These forms include ratings for certain key metrics, as well as the opportunity for written comments. The comments provide key insights into the areas directors believe the board can improve or in which its performance is strong. Evaluation topics include number and length of meetings, topics covered and materials provided, committee structure and activities, board composition and expertise, director education opportunities, succession planning, director participation, and interaction with management. Directors also conduct regular peer assessments of the performance of their fellow directors. These peer assessments include a questionnaire and individual director interviews and are typically conducted by our chairman, although an independent third party is used periodically to provide an outside perspective. Our board considers the results of the board, committee, and peer assessments when making decisions on the structure and responsibilities of our board and its committees, and in our board refreshment process.
Board Succession Planning
As part of board succession planning, and to ensure our board of directors has a relevant mix of perspectives and expertise, the nominating, governance and corporate sustainability committee has been conducting an ongoing board refreshment process. We expect this board refreshment process, which also includes refreshing committee leadership and membership from time to time, to continue over the coming years. Recent examples of this process were the changes to our committee leadership and membership effective February 1, 2026, and April 1, 2026, as well as William Gassen joining our board on March 26, 2026.
Considerations in Evaluating Director Nominees
Our nominating, governance and corporate sustainability committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, including the members of the board of directors eligible for re-election, our nominating, governance and corporate sustainability committee will consider the current size, composition and needs of our board of directors and the respective committees of the board of directors, including, without limitation, issues of character, integrity, judgment, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, and other commitments. Our nominating, governance and corporate sustainability committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.
Our nominating, governance and corporate sustainability committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board of directors: (i) the highest personal and professional ethics and integrity; (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment; (iii) skills that are complementary to those of the existing members of the board of directors; (iv) the ability to assist and support management and make significant contributions to our success; and (v) an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.
If our nominating, governance and corporate sustainability committee determines that an additional or replacement director is required, it may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating, governance and corporate sustainability committee, the board of directors or management. Our nominating, governance and corporate sustainability committee also may propose to the board of directors a candidate recommended or offered for nomination by a stockholder as a nominee for election to the board of directors. After our nominating, governance and corporate sustainability committee makes its recommendations to the board of directors, the board of directors has final authority on determining the selection of those director candidates for nomination to the board of directors.
Director Education
Our directors regularly participate in education opportunities to help enable them to fulfill their responsibilities. Directors are provided ongoing education through in-depth presentations on topics such as, among others, strategy, cybersecurity, artificial intelligence, technological developments, product developments, and legal and regulatory issues. These presentations may be made by management or outside experts. Directors are also encouraged and provided opportunities to attend conferences and other third-party educational events and trainings.

HealthEquity, Inc. 2026 Proxy Statement	13

Proposal No. 1 Election of Directors
Director Independence
Our common stock is listed on the NASDAQ Global Select Market. Under NASDAQ rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NASDAQ listing requirements. In addition, compensation committee members must satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act and NASDAQ listing requirements.
Our board of directors has undertaken a review of the independence of each director and considered whether such director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors has determined that Messrs. Selander, Dillon, Gassen, Natarajan, and Parker and Mses. Dilsaver, McCowan, and Wellborn are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of NASDAQ.
Our board of directors has determined that each member of our talent, compensation and culture committee meets the requirements for independence under the rules and regulations of the SEC, including Rule 10C-1 under the Exchange Act, and NASDAQ listing requirements, and is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
Board Leadership Structure
Our board of directors is responsible for providing oversight of the affairs of the Company. Our board of directors consists of a non-executive chairman of the board of directors and four standing committees that are each led by a chair. Eight of the ten current directors are independent, which we believe provides effective independent oversight of management. Our Chief Executive Officer is a director, but he does not serve as chairman of the board of directors and does not serve on any committee of the board of directors.
We believe that the current leadership structure of the board of directors is appropriate because it allows the board of directors and its committees to fulfill their responsibilities, draws upon the experience and talents of all directors, encourages management accountability to the board of directors and helps maintain good communication among members of the board of directors and with management. In particular, by having our Chief Executive Officer serve as a member of our board of directors—with a separate independent director serving as chairman of our board of directors—we believe we optimize the development of our Company’s strategy by embracing the perspectives and roles of our independent directors and our Chief Executive Officer.
While we currently have a separate non-executive chairman of the board of directors and Chief Executive Officer, our corporate governance guidelines allow for the same person to serve as both chairman and Chief Executive Officer. In that circumstance, the independent directors would be entitled to elect a lead independent director. Among other reasons, our board of directors could determine to have the same person serve as both chairman and chief executive officer if it determined that doing so would better optimize the development of our Company’s strategy while also allowing the board of directors and its committees to fulfill their responsibilities.
Board Meetings and Committees
During the fiscal year ended January 31, 2026, our board of directors held nine meetings (including regularly scheduled and special meetings). Each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.
It is the policy of our board of directors to regularly have separate meeting times for independent directors without management.
Our board of directors has adopted a policy that our directors are strongly encouraged to attend each annual meeting of stockholders. All of the members of our board of directors who were directors at the time of our 2025 annual meeting of stockholders attended the annual meeting of stockholders.

14	HealthEquity, Inc. 2026 Proxy Statement

Proposal No. 1 Election of Directors
Our board of directors has four standing committees:
•the audit and risk committee
•the cybersecurity and technology committee
•the nominating, governance and corporate sustainability committee
•the talent, compensation and culture committee
The composition and responsibilities of each of the committees of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Each committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and NASDAQ listing requirements. A copy of the charter of each committee is available in the Corporate Governance section of our Investor Relations webpage: ir.healthequity.com.

Audit and Risk Committee
Members:
•Stuart Parker (Chair and Financial Expert)
•William Gassen (Financial Expert)
•Debra McCowan
•Rajesh Natarajan
Independence: 4 of 4
Meetings in Fiscal 2026: 11
Actions by Unanimous Written Consent: 0
Committee Report: Page 27

Key responsibilities include:
•selecting, hiring, and setting the compensation for our independent registered public accounting firm to act as our independent auditor
•evaluating the qualifications, performance, and independence of our independent registered public accounting firm
•pre-approving any audit and non-audit and tax services to be performed by our independent registered public accounting firm
•reviewing and approving the internal audit plan for each upcoming year
•reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures
•overseeing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters
•reviewing and discussing with the board of directors reports regarding the major risk exposures of the Company
•reviewing and approving the enterprise risk management plan for each upcoming year
•reviewing and discussing with management and our independent registered public accounting firm the results of our annual audit, our quarterly financial statements, and our publicly filed reports
•reviewing our compliance with financial covenants under any existing debt instruments
•determining whether to recommend that the Company’s stockholders ratify the selection of the independent auditor
•reviewing and approving related person transactions
•preparing the audit and risk committee report that the SEC requires be included in our annual proxy statement

HealthEquity, Inc. 2026 Proxy Statement	15

Proposal No. 1 Election of Directors

Cybersecurity and Technology Committee
Members: •Gayle Wellborn (Chair) •Evelyn Dilsaver •Rajesh Natarajan •Stuart Parker Independence: 4 of 4 Meetings in Fiscal 2026: 4 Actions by Unanimous Written Consent: 0
Key responsibilities include:
•reviewing the Company’s cybersecurity threat landscape, risks, data security systems, and fraud programs, as well as the Company’s management and mitigation of cybersecurity risks and potential breach incidents
•reviewing the Company’s compliance with applicable information security and data protection laws and industry standards
•overseeing the Company’s artificial intelligence (AI) initiatives and AI threats
•reviewing the Company’s technology and information systems strategies and trends that may affect these strategies
•reviewing reports and key metrics on the Company’s cybersecurity, technology, information systems, fraud programs, and related strategic risks and risk management programs
•reviewing the progress of major technology-related proposals, plans, projects, and architecture decisions to ensure that these projects and decisions support the Company’s overall business strategy and receive appropriate support from the Company
•reviewing the capacity, performance, and reliability of the Company’s technology platforms
•reviewing and discussing with management the Company’s cybersecurity, technology, information security, data protection, fraud, and information systems policies as to risk assessment, risk mitigation, and risk management
•reviewing and providing oversight on the Company’s crisis preparedness with respect to cybersecurity, technology, and information systems
•referring to the audit and risk committee any matters that fall under the oversight of the audit and risk committee or are otherwise relevant for noting or consideration by the audit and risk committee
•reviewing the Company’s budget, investments, insurance, training and staffing as they relate to cybersecurity, technology, information systems, and fraud programs

Nominating, Governance and Corporate Sustainability Committee
Members: •Debra McCowan (Chair) •Adrian Dillon •Robert Selander •Gayle Wellborn Independence: 4 of 4 Meetings in Fiscal 2026: 5 Actions by Unanimous Written Consent: 0
Key responsibilities include:
•evaluating and making recommendations regarding the qualifications, composition, organization, and governance of our board of directors
•identifying and screening individuals qualified to become members of our board of directors and making recommendations regarding the selection and approval of nominees for director
•overseeing the annual evaluation of and reporting to the board of directors on the performance and effectiveness of the board of directors and its committees
•overseeing the Company’s strategy, policies, programs and public reporting relating to corporate social responsibility matters, including with respect to environmental, social and governance sustainability matters
•reviewing and making recommendations regarding our corporate governance guidelines and overseeing our corporate governance practices, including reviewing and making recommendations regarding other documents and policies in our corporate governance framework

16	HealthEquity, Inc. 2026 Proxy Statement

Proposal No. 1 Election of Directors

Talent, Compensation and Culture Committee
Members: •Adrian Dillon (Chair) •Evelyn Dilsaver •William Gassen •Robert Selander Independence: 4 of 4 Meetings in Fiscal 2026: 5 Actions by Unanimous Written Consent: 3 Committee Report: Page 33
Key responsibilities include:
•reviewing and approving the corporate goals and objectives applicable to the compensation of our Chief Executive Officer and evaluating the Chief Executive Officer’s performance in light of those goals and objectives
•reviewing, approving, and, when appropriate, making recommendations regarding our Chief Executive Officer’s and all other executive officers’ annual base salaries; incentive compensation plans, including the specific goals and amounts; equity compensation, employment agreements, severance arrangements, and change-in-control arrangements; and any other benefits, compensation or arrangements
•administering our incentive compensation plans and equity compensation plans
•overseeing succession planning for key executives other than our Chief Executive Officer
•reviewing the Company’s program for management development
•reviewing, approving, and, when appropriate, making recommendations regarding employee benefit plans
•overseeing the Company’s culture and related strategies, programs, and risks
•overseeing the Company’s talent management, development, and retention and related strategies, programs, and risks
•reviewing and discussing with management the Company’s Compensation Discussion and Analysis and the related executive compensation disclosures included in this proxy statement
•reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking and evaluating compensation policies and practices that could mitigate such risk
•evaluating and making recommendations regarding the compensation of our non-employee directors
•reviewing our compliance with the requirements under the Sarbanes-Oxley Act relating to loans to directors and officers and with all other applicable laws affecting employee compensation and benefits
•overseeing our overall compensation philosophy, compensation plans, and benefits programs
•review and approve annually the peer group(s) used for benchmarking performance and compensation levels, and the criteria for their selection

Compensation Committee Interlocks and Insider Participation
The current members of our talent, compensation and culture committee are Messrs. Dillon, Gassen, and Selander and Ms. Dilsaver. None of the members of our talent, compensation and culture committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee, or other board committee performing equivalent functions, of any entity that has one or more executive officers serving on our talent, compensation and culture committee or our board of directors. None of the members of our talent, compensation and culture committee has any relationship required to be disclosed under this caption under the rules of the SEC.
Stockholder Recommendations for Board of Directors’ Nominations
Our nominating, governance and corporate sustainability committee will consider candidates for directors recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of HealthEquity continuously for at least 12 months prior to the date of the submission of the recommendation. Our nominating, governance and corporate sustainability committee will evaluate such recommendations in the same manner as candidates recommended from other sources. Stockholders wishing to recommend a candidate for nomination should direct the recommendation in writing by letter to our Corporate Secretary at:
HealthEquity, Inc.
15 W. Scenic Pointe Dr., Suite 100
Draper, UT 84020

HealthEquity, Inc. 2026 Proxy Statement	17

Proposal No. 1 Election of Directors
Such recommendations must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve on our board of directors, information regarding any relationships between the candidate and HealthEquity and evidence of the recommending stockholder’s ownership of our common stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership to the board of directors. Our nominating, governance and corporate sustainability committee has discretion to decide which individuals to recommend for nomination as directors, including issues of character, integrity, judgment, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and personal references.
A stockholder can nominate a candidate directly for election to our board of directors by complying with the procedures in Article II, Section 2 of our Amended and Restated By-Laws (“by-laws”) and the rules and regulations of the SEC. Any eligible stockholder who wishes to submit a nomination should review the requirements in our by-laws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary at:
HealthEquity, Inc.
15 W. Scenic Pointe Dr., Ste. 100
Draper, UT 84020
To be timely for our 2027 annual meeting of stockholders, our Corporate Secretary must receive the nomination no earlier than February 25, 2027, and no later than March 27, 2027. The notice must state the information required by Article II, Section 2 of our by-laws and otherwise must comply with applicable federal and state law.
A nomination will not be considered if it does not comply with these notice procedures and the additional requirements set forth in our by-laws, including, as appropriate, those set forth in Rule 14a-19 of the Exchange Act.
Director Compensation
In November 2025, with the assistance of Semler Brossy, our compensation consultant, our board of directors benchmarked our non-employee director compensation against our peers, reviewed our non-employee director compensation policy and determined that no changes were needed to the retainer fees payable to our non-employee directors pursuant to such policy. A director may elect to receive these retainer fees in cash or in the form of restricted stock units. The retainers that were payable to each of the non-employee directors of our board of directors for the fiscal year ended January 31, 2026 and that will be payable to each of the non-employee directors for the fiscal year ending January 31, 2027 are described below, with payments pro-rated for newly appointed directors based on the date of their appointment. On March 26, 2026, Mr. Gassen was appointed to the board of directors and is eligible to receive the standard director compensation under our non-employee director compensation policy.

Director Retainer Fees	FY2027 ($)	FY2026 ($)

Annual Retainer Fee	60,000	60,000
Additional Annual Retainer Fee for Board Committee Chairpersons:
•Audit and Risk Committee	40,000	40,000
•Talent, Compensation and Culture Committee	20,000	20,000
•Nominating, Governance and Corporate Sustainability Committee	15,000	15,000
•Cybersecurity and Technology Committee	20,000	20,000
Additional Annual Retainer Fee for Board Committee Members:
•Audit and Risk Committee	15,000	15,000
•Talent, Compensation and Culture Committee	10,000	10,000
•Nominating, Governance and Corporate Sustainability Committee	5,000	5,000
•Cybersecurity and Technology Committee	10,000	10,000
Additional Chairperson Retainer Fee	100,000	100,000

18	HealthEquity, Inc. 2026 Proxy Statement

Proposal No. 1 Election of Directors
As part of the same benchmarking analysis in November 2025, the annual stock awards granted to each of the non-employee directors pursuant to our non-employee director compensation policy were also reviewed. In order to remain competitive with our peers, our board of directors determined that each of our non-employee directors would receive, effective as of the grant made in connection with the 2026 Annual Meeting:
•an annual restricted stock unit award granted on the date of the Company’s annual meeting of stockholders with a value of $240,000, with all of the shares of our common stock subject to the award vesting on the earlier of either the date of the Company’s next annual meeting of stockholders or the one-year anniversary of the date of the grant; and
•for any newly appointed non-employee director, a pro-rated annual restricted stock unit award based on the date of appointment that will vest on the date of the annual meeting following such appointment.
Pursuant to our non-employee director compensation policy, each non-employee director may elect to receive restricted stock units (with quarterly vesting) in lieu of cash retainers, except that no such election is available in a non-employee director’s first year of service. The number of restricted stock units will be determined by dividing the value of the cash retainer by the closing price of a share of our common stock on the date of grant. Restricted stock units will be valued at 100% of the closing price of our common stock on the date of grant.
We also reimburse our directors for reasonable and necessary out-of-pocket expenses incurred in attending board of directors and committee meetings or performing other services for us in their capacities as directors.
Directors who also serve as directors of our wholly owned subsidiary HealthEquity Trust Company receive an annual cash retainer fee of $15,000 for that service.
Fiscal 2026 Director Compensation Table
The following table sets forth information concerning the compensation paid to our non-employee directors during the fiscal year ended January 31, 2026.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	All Other Compensation(3) ($)	Total ($)

Robert Selander	175,000	210,000	—	385,000
Paul Black(4)	21,250	—	—	21,250
Adrian Dillon	110,000	210,000	—	320,000
Evelyn Dilsaver(6)	85,000	210,000	15,000	310,000
Debra McCowan	85,000	210,000	—	295,000
Rajesh Natarajan(5)	85,000	210,000	—	295,000
Stuart Parker(5)(6)	85,000	210,000	15,000	310,000
Gayle Wellborn	85,000	210,000	—	295,000
(1)The amounts reported in this column represent the aggregate grant date value of the restricted stock units granted to the non-employee directors during the fiscal year ended January 31, 2026, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The grant date fair value is calculated using the closing price of our common stock on the date of grant. See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 for a discussion of the assumptions used to calculate these values.
(2)The table below shows the aggregate number of option awards outstanding, whether or not exercisable, and unvested restricted stock units outstanding for each non-employee director as of January 31, 2026.

HealthEquity, Inc. 2026 Proxy Statement	19

Proposal No. 1 Election of Directors

Name	Aggregate Option Awards Outstanding as of January 31, 2026 (#)	Aggregate Unvested Restricted Stock Units Outstanding as of January 31, 2026 (#)

Robert Selander	—	2,003
Adrian Dillon	24,446	2,003
Evelyn Dilsaver	8,351	2,003
Debra McCowan	—	2,003
Rajesh Natarajan	—	2,774
Stuart Parker	—	16,172
Gayle Wellborn	2,439	2,003
(3)Includes cash retainer fees paid to Ms. Dilsaver and Mr. Parker for serving on the board of directors of HealthEquity Trust Company, a wholly owned subsidiary of the Company.
(4)Mr. Black resigned from our board of directors on April 22, 2025.
(5)The amount reported in the “Fees Earned or Paid in Cash” column represents the value of unrestricted shares of the Company’s stock, which the director elected to receive in lieu of a cash retainer.
(6)The amount reported in the “Fees Earned or Paid in Cash” column includes pro-rated committee retainer fees due to changes in committee assignments during the year.
Director Stock Ownership Guidelines
Under our stock ownership guidelines, each non-employee director, within five years of the director’s election or appointment to the board of directors, should own shares of our common stock with a value equal to five times the director’s annual cash retainer.
The table below shows the ownership guidelines for each of our non-employee directors, their applicable compliance dates, and whether they were in compliance, as applicable, as of July 31, 2025, which was the last applicable measurement date under our stock ownership guidelines or, with respect to Mr. Gassen, as of March 26, 2026, since he was not serving as a non-employee director as of the last applicable measurement date:

Name	Ownership Guideline (Multiple of Annual Cash Retainer)	Compliance Date	Compliance Status

Robert Selander	5x	July 31, 2021	In compliance
Adrian Dillon	5x	September 1, 2021	In compliance
Evelyn Dilsaver	5x	July 31, 2021	In compliance
William Gassen	5x	March 26, 2031	N/A
Debra McCowan	5x	April 1, 2023	In compliance
Rajesh Natarajan	5x	May 2, 2027	N/A
Stuart Parker	5x	December 4, 2025	In compliance
Gayle Wellborn	5x	August 1, 2022	In compliance
At the time of the last applicable measurement date, shares of our common stock underlying vested stock options were not included when determining the director’s stock ownership, but both unvested and deferred and vested time-based restricted stock units are included. We believe that the stock ownership guidelines serve to further align the interests of our non-employee directors with the interests of our stockholders.
Vote Required
The election of directors requires a majority of the votes cast by the holders of shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. A “majority of the votes cast” means the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. Abstentions and broker non-votes will not count as a vote cast either “for” or “against” a director’s election.

20	HealthEquity, Inc. 2026 Proxy Statement

In the event any nominee for director receives a greater number of votes “against” his or her election than votes “for” such election, such nominee is required pursuant to the Company’s Corporate Governance Guidelines to irrevocably offer in writing his or her resignation to the board of directors, which the board of directors will determine whether to accept or reject. Our nominating, governance and corporate sustainability committee (excluding, if applicable, the director who tendered the resignation) will evaluate any such resignation in light of the best interests of the Company and its stockholders in determining whether to recommend to the board of directors that it accept or reject the resignation.
In reaching its decision, pursuant to our corporate governance guidelines, the board of directors may consider any factors it deems relevant, including but not limited to, (i) any stated reasons why stockholders voted against the director, (ii) any alternatives for curing the underlying cause of the “against” votes, (iii) the director’s tenure, (iv) the director’s qualifications, (v) the director’s past and expected future contributions to the Company, and (vi) the overall composition of the board of directors. In addressing such resignation, the board of directors may (A) accept the resignation offer, (B) defer acceptance of the resignation offer, (C) maintain the director but attempt to address the underlying cause of the “against” votes, (D) resolve that the director will not be re-nominated in the future for election, or (E) reject the resignation offer. An accepted resignation offer will become effective immediately upon acceptance or upon such other time as determined by the independent members of the board of directors.
Additional Corporate Governance Matters
Risk Management
We, like every business, face a number of risks, including strategic, financial, cyber, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk to our business. Management is responsible for the enterprise risk management program for the Company, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of the risk management program.
Our enterprise risk management program is led by our Chief Risk and Compliance Officer (“CRCO"), who reports to our Executive Vice President and General Counsel. The enterprise risk management team works with leaders across the Company to identify material risks and make and implement plans for their mitigation. Our CRCO is a member of the Company’s disclosure committee and assists with the preparation of the Company’s public disclosure as part of the Company’s disclosure controls and procedures.
In its risk oversight role, our board of directors and its committees have the responsibility to satisfy themselves that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our board of directors believes that open communication between management and the board of directors is essential for effective risk management and oversight. Our board of directors meets with our President and Chief Executive Officer, the CRCO, and other members of the senior management team at quarterly meetings, where, among other topics, they discuss strategy and risks facing the Company. Members of the board of directors also meet with the CRCO and members of the management team at such other times as they deem appropriate.
Our full board of directors reviews risk in the context of reports from our management team, receives reports on all significant committee activities at each regular meeting and evaluates the risks inherent in any significant transactions. In addition, the board of directors meets annually to discuss the key risks impacting the Company’s ability to achieve its corporate strategy.
While our board of directors is ultimately responsible for risk oversight, to more effectively provide adequate oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk:
•Our audit and risk committee assists our board of directors in fulfilling its oversight responsibilities with respect to enterprise risk management. The audit and risk committee annually reviews the Company’s enterprise risk management program and annual plan and receives quarterly updates on the state of the program and progress toward achievement of the plan. In addition, the audit and risk committee reviews risks in the areas of internal control over financial reporting and disclosure controls and procedures and legal and regulatory compliance, and discusses with management and our independent auditor guidelines and policies with respect to risk assessment and enterprise risk management. Our audit and risk committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Furthermore, the audit and risk committee is directly responsible for the appointment, retention, compensation, and oversight of the work of the Company’s independent auditor (including resolution of disagreements between management and our auditor regarding financial reporting) in connection with auditing the Company’s annual financial statements, books, records, accounts and internal controls over financial reporting and related work.
•Our cybersecurity and technology committee oversees management’s responsibilities with respect to the Company’s cybersecurity, technology, and associated risks.
•Our nominating, governance and corporate sustainability committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, environmental, social, and governance matters, and corporate governance.

HealthEquity, Inc. 2026 Proxy Statement	21

Proposal No. 1 Election of Directors
•Our talent, compensation and culture committee assesses risk created by the incentives inherent in our compensation policies and practices, as well as our culture and talent management.
Oversight of Corporate Sustainability Matters
Corporate sustainability matters are overseen by our board of directors and its committees, as well as management. Our board of directors provides oversight of corporate sustainability topics material to the Company. As described above in “—Board Meetings and Committees—Nominating, Governance and Corporate Sustainability Committee”, the nominating, governance and corporate sustainability committee provides general oversight of the Company’s strategy, policies, programs, and public reporting relating to corporate social responsibility matters and provides regular updates to the board of directors regarding these matters. As further described below, the board’s committees also provide oversight of individual corporate sustainability topics material to the Company.
In 2024, the Company engaged an independent third-party to develop a materiality assessment of corporate sustainability topics. This assessment was overseen by our nominating, governance and corporate sustainability committee and coordinated by our then Director of Corporate Sustainability. The assessment identified corporate sustainability topics material to the Company. For a description of these corporate sustainability topics, please review the Company’s annual Corporate Sustainability Report, which is available on the Company’s website, but is not incorporated into this proxy statement.
The following table identifies each of the material corporate sustainability topics and the board committee that provides oversight of that topic:

Oversight Committee
	Audit and Risk	Cybersecurity and Technology	Nominating, Governance and Corporate Sustainability	Talent, Compensation and Culture

Corporate Sustainability Topic	Customer Privacy	Data Privacy & Security	Corporate Governance and Ethics	Team Member Experience
Community Impact & Engagement
Cybersecurity Oversight
As described above in “—Board Meetings and Committees—Cybersecurity and Technology Committee”, the cybersecurity and technology committee provides oversight of the Company’s key cybersecurity risks and related risk management, threat landscape and data security programs, artificial intelligence (AI) threats, and the Company’s management and mitigation of cybersecurity risks and potential breach incidents. The cybersecurity and technology committee meets with the Company’s Chief Security Officer and team to, among other items, review any cybersecurity incidents, review key risks and metrics on the Company’s cybersecurity program and related risk management programs, and discuss the Company’s cybersecurity programs and goals. The cybersecurity and technology committee also participates in cybersecurity tabletop exercises with management and receives training on cybersecurity trends and developments. The cybersecurity and technology committee updates the full board of directors during each quarterly board meeting, or more frequently if circumstances dictate.
The audit and risk committee provides an additional layer of cybersecurity oversight, as it provides oversight of the Company’s enterprise risk management program, which includes management of cybersecurity risks.
Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Policy Oversight
Our board of directors has adopted corporate governance guidelines. These guidelines address items such as the role of our board of directors, conduct of board of directors and committee meetings, and other corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. Our code of business conduct and ethics and our corporate governance guidelines are posted on the Corporate Governance section of our Investor Relations webpage: ir.healthequity.com. We intend to post any amendments to our code of business conduct and ethics and our corporate governance guidelines, and any waivers of our code of business conduct and ethics for directors and executive officers, on the same website.
In addition to the corporate governance guidelines and code of business conduct and ethics, our board of directors also conducts an annual review of each committee charter and several other key governance policies.

22	HealthEquity, Inc. 2026 Proxy Statement

Proposal No. 1 Election of Directors
Related Person Transactions Governance
Our board of directors has adopted a formal written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. Related persons include any executive officer, director, or person who was serving as a director and/or executive officer at any time since the beginning of our last fiscal year, nominee for director, or holder of more than five percent of our common stock, or any of their immediate family members or affiliates. Related person transactions refers to any transaction, arrangement or relationship, or any series of similar transactions, arrangements, or relationships in which we or our subsidiaries were or are to be a participant, where the amount involved exceeds or is reasonably expected to exceed $120,000, and a related person had, has, or will have a direct or indirect interest, other than publicly disclosed compensation arrangements with directors and executive officers, reimbursement of advances of business travel and expenses, certain transactions with other companies, certain charitable contributions, transactions where all stockholders receive proportional benefits, and transactions involving competitive bids.
The policy provides that for any transaction the General Counsel determines is a related person transaction, our audit and risk committee or, in those instances in which the General Counsel, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable to wait until the next regularly scheduled audit and risk committee meeting, the chair of the audit and risk committee will consider all of the available facts and circumstances relevant to the transaction, including (if applicable) but not limited to: (i) the benefits to us; (ii) in the event the related person is a director (or immediate family member of a director or an entity with which a director is a partner, stockholder, or executive officer), the impact that the transaction will have on a director’s independence; (iii) whether any alternative transactions or sources for comparable services or products are available; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to associates generally. After considering all such facts and circumstances and evaluating all options available to us, including ratification, revision, or termination of the related person transaction, our audit and risk committee or the chair of the audit and risk committee, as applicable, shall determine in good faith whether the related person transaction is in, or is not inconsistent with, our best interests.
Related Person Transactions
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were or will be a party, in which:
•the amounts involved exceeded or are expected to exceed $120,000; and
•any of our directors, nominees for director, executive officers or holders of more than 5% of our common stock, or any immediate family member or affiliate of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
The Vanguard Group, Inc. (“Vanguard”) was the beneficial owner of more than 5% of the Company’s outstanding common stock during the fiscal year ended January 31, 2026, though due to internal realignments at Vanguard which occurred on January 12, 2026, it no longer beneficially owns more than 5% of the Company’s outstanding common stock as an entity. The Company is party to an Employer Services Agreement with Vanguard through which the Company provides HSAs to Vanguard employees. Vanguard is also party to a Client Referral and SSO Agreement with the Company through which Vanguard may refer its clients to the Company for the provision of HSAs in return for certain referral fees paid by the Company. Under the agreements, the Company received $381,439 during the fiscal year ended January 31, 2026, paid Vanguard $782,125 during the fiscal year ended January 31, 2026.
BlackRock, Inc. (“BlackRock”) is the beneficial owner of more than 5% of the Company’s outstanding common stock. The Company is party to a Master Services Agreement with BlackRock through which the Company provides consumer-directed benefits to BlackRock employees. Under this agreement, BlackRock paid the Company $297,367 during the fiscal year ended January 31, 2026, and the Company expects to receive more than $120,000 during the fiscal year ending January 31, 2027.
Sanford Health (“Sanford”) and the Company are parties to an agreement through which the Company provides consumer-directed benefits to employees of Sanford. William Gassen, a director of the Company, is the President and Chief Executive Officer of Sanford. Under this agreement, the Company received $123,923 during the fiscal year ended January 31, 2026, and expects to receive more than $120,000 during the fiscal year ending January 31, 2027.
We have also entered into indemnification agreements with our directors and certain of our executive officers. The indemnification agreements and our certificate of incorporation and by-laws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.
Other than as described above, there has not been over the last fiscal year, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

HealthEquity, Inc. 2026 Proxy Statement	23

Proposal No. 1 Election of Directors
Whistleblower Policy
The audit and risk committee has established a telephone and Internet whistleblower hotline available to employees of the Company for the confidential and anonymous submission of suspected violations, including complaints regarding accounting, internal accounting controls or auditing matters, harassment, fraud and policy violations.
Insider Trading Policy
The Company has an Insider Trading Policy that governs the purchase, sale, and other disposition of our securities by directors, officers, employees and the Company, and has also implemented processes for the Company, reasonably designed to promote compliance with insider trading laws, rules, and regulations, along with all listing standards applicable to the Company. Under this policy, it is prohibited for any person to trade in HealthEquity securities while in possession of material, nonpublic information (“MNPI”), and the policy establishes that sharing MNPI, or ‘tipping’ is also prohibited. The policy also sets forth the trading windows during which directors, officers, employees, and the Company are allowed to trade or enter into or modify 10b(5)-1 plans that control their trading. Directors and executive officers are subject to additional requirements under the policy. A copy of our Insider Trading Policy has been filed with the SEC as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.
Our Insider Trading Policy prohibits directors, executive officers, and all other employees of the Company from engaging in short sales of our equity securities, buying or selling options or other derivative securities on our equity securities, and from hedging or monetization transactions (such as prepaid variable forward contracts, equity swaps, collars and exchange funds). In addition, these persons are prohibited from holding our equity securities in a margin account or pledging our equity securities as collateral for a loan.
Stockholder Engagement
We carefully consider feedback from our stockholders regarding our executive compensation program and corporate governance issues. Our stockholders are invited to express their views to members of our board of directors as described under “Policies and Procedures for Communications to Independent Directors” below. We also engage in dialogue with our major stockholders throughout the year to solicit their views and opinions about various topics and matters of mutual interest.
We believe that our stockholder outreach process continues to strengthen our understanding of our stockholders’ concerns and the issues on which they are focused. We therefore expect to continue to engage with our stockholders on a regular basis.
Policies and Procedures for Communications to Independent Directors
In cases where stockholders wish to communicate directly with our non-management directors, messages can be sent to our General Counsel at:
HealthEquity, Inc.
15 W. Scenic Pointe Drive, Suite 100
Draper, UT, 84020
(801) 727-1000
Our General Counsel will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations, and patently offensive or otherwise inappropriate material) and, if appropriate, route such communications to the appropriate member(s) of the board of directors. Our General Counsel may decide in the exercise of his judgment whether a response to any stockholder communication is necessary and shall provide a report to our nominating, governance and corporate sustainability committee on a quarterly basis of any stockholder communications received to which the General Counsel has responded. This procedure does not apply to communications to non-management directors from officers or directors of HealthEquity who are stockholders or to stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

24	HealthEquity, Inc. 2026 Proxy Statement

Proposal No. 2
Ratification of Appointment of Independent Registered Public Accounting Firm
Our audit and risk committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending January 31, 2027. PwC also served as our independent registered public accounting firm for the fiscal year ended January 31, 2026. Pursuant to the requirement mandated by the Sarbanes-Oxley Act of 2002, PwC’s lead audit partner rotates every five years. The previous lead audit partner rotated out after the completion of the audit of our financial statements for the fiscal year ending January 31, 2026, and the current lead audit partner will rotate after the completion of the audit of our financial statements for the fiscal year ending January 31, 2031.
At the Annual Meeting, stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2027. Stockholder ratification of the appointment of PwC is not required by our by-laws or other applicable legal requirements. However, our board of directors is submitting the appointment of PwC to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit and risk committee. Even if the appointment is ratified, our audit and risk committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during the fiscal year ending January 31, 2027, if our audit and risk committee believes that such a change would be in the best interests of the Company and its stockholders.
Representatives of PwC are expected to be present virtually at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.
Recommendation

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2027.

HealthEquity, Inc. 2026 Proxy Statement	25

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by PwC for the fiscal years ended January 31, 2026 and 2025.

	2026 ($ in thousands)	2025 ($ in thousands)

Audit fees(1)	3,017	3,423
Audit-related fees(2)	56	—
Tax fees(3)	—	—
All other fees(4)	47	2
Total	3,120	3,425
(1)Audit fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit fees.”
(3)Tax fees consist of fees billed for professional services rendered by PwC for tax advice.
(4)All other fees consist of the aggregate fees billed for products and services provided and not otherwise included in “Audit fees,” “Audit-related fees” or “Tax fees”.
Auditor Independence
In the fiscal year ended January 31, 2026, there were no other professional services provided by PwC that would have required our audit and risk committee to consider their compatibility with maintaining the independence of PwC.
Audit and Risk Committee Policy on Pre-Approval of Audit and Permitted Non-Audit and Tax Services of Independent Registered Public Accounting Firm
Our audit and risk committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit and risk committee is required to pre-approve all audit and permitted non-audit and tax services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to PwC for the fiscal years ended January 31, 2026 and 2025 were pre-approved by our audit and risk committee.
Vote Required
The ratification of the appointment of PwC requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

26	HealthEquity, Inc. 2026 Proxy Statement

Audit and Risk Committee Report
The information contained in the following Audit and Risk Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that HealthEquity, Inc., or the Company, specifically incorporates it by reference in such filing.
As members of the audit and risk committee, we are responsible for overseeing the Company’s accounting and financial reporting processes, the Company’s risk management and risk governance structure, the performance of the Company’s internal audit function and the audit of the Company’s financial statements. In addition, the audit and risk committee is responsible for reviewing and approving the Company’s risk management plan for each fiscal year. During the fiscal year ended January 31, 2026, the audit and risk committee held 11 meetings—with and without management present—at which the audit and risk committee reviewed and discussed, among other items, the Company’s operational auditing procedures, the annual plan and scope of work of the independent auditor, and the requirements of, and the Company’s compliance with Section 404 of the Sarbanes-Oxley Act, including the Public Company Accounting Oversight Board’s, or PCAOB’s, Auditing Standard No. 5 regarding the audit of internal control over financial reporting.
The audit and risk committee has oversight responsibility for management’s implementation of procedures for identifying, monitoring, and communicating the risks inherent to the Company’s business, including financial and strategic risks and risks regarding the Company’s operations and reputation (including cyber risks). The audit and risk committee receives regular reports from management regarding the Company’s assessment of risk and regularly reports to the full board of directors. In addition, the cybersecurity and technology committee refers to the audit and risk committee any matters that have come to the attention of the cybersecurity and technology committee that fall under the oversight of the audit and risk committee, or are otherwise relevant for noting or consideration by the audit and risk committee, including any matters relating to the Company’s internal control over financial reporting.
The audit and risk committee has established a telephone and Internet whistleblower hotline available to employees of the Company for the confidential and anonymous submission of suspected violations, including complaints regarding accounting, internal accounting controls or auditing matters, harassment, fraud, and policy violations. The audit and risk committee receives regular updates on submissions to the hotline.
The audit and risk committee has reviewed and discussed the Company’s audited consolidated financial statements with management and PricewaterhouseCoopers LLP, or PwC, the Company’s independent registered public accounting firm. The audit and risk committee has discussed with PwC the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the PCAOB.
The audit and risk committee has received and reviewed the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC’s communications with the audit and risk committee concerning independence, and has discussed with PwC its independence. In such discussions, the audit and risk committee considered, among other things, the length of time the PwC audit partner and other staff have been on the engagement, and other relationships that may impact the firm’s objectivity and independence.
Based on the review and discussions referred to above, the audit and risk committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2026, for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the audit and risk committee of the board of directors:
Stuart Parker (Chair)
William Gassen
Debra McCowan
Rajesh Natarajan

HealthEquity, Inc. 2026 Proxy Statement	27

Proposal No. 3
Advisory Vote on Fiscal 2026 Compensation Paid to Our Named Executive Officers
Section 14A of the Exchange Act enables our stockholders to vote to approve, on a non-binding, advisory basis, the fiscal 2026 compensation paid to our named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation,” including the Compensation Discussion and Analysis, compensation tables and narrative discussion that follows the compensation tables. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation paid to our named executive officers. Our stockholders previously approved, on a non-binding, advisory basis, that we conduct a “say-on-pay” vote on an annual basis.
As described in detail in the section of this proxy statement titled “Executive Compensation,” our compensation program for our named executive officers is designed to (i) attract and retain highly qualified named executive officers, who are critical to our long-term success; (ii) motivate and reward our named executive officers for achieving our short-term business and long-term strategic goals; and (iii) align the financial interests of our named executive officers with those of our stockholders.
Stockholders are urged to read the Compensation Discussion and Analysis, compensation tables and narrative discussion that follows the compensation tables in this proxy statement, which discuss in greater detail our compensation philosophy, policies and practices. Our board of directors believes that the compensation paid to our named executive officers is necessary, appropriate, and properly aligned with our compensation philosophy and policies.
This vote is not intended to address any specific item of compensation, but rather the overall compensation paid to our named executive officers, and the philosophy, policies, and practices described in this proxy statement. Accordingly, stockholders are being asked to indicate their support for the compensation paid to our named executive officers as described in this proxy statement by approving the following advisory resolution:
RESOLVED, that the stockholders of the Company approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.
Although the vote is intended to be advisory and non-binding, we value the views of our stockholders, and the board of directors and our talent, compensation and culture committee will consider the voting results, along with other relevant factors, in connection with their ongoing evaluation of our executive compensation program.
Recommendation

The Board of Directors unanimously recommends that stockholders vote their shares, on a non-binding, advisory basis, “FOR” the proposal to approve the compensation paid to our named executive officers as described in this proxy statement.

Vote Required
The approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers as described in this proxy statement requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on this proposal.

28	HealthEquity, Inc. 2026 Proxy Statement

Executive Officers
The following table identifies certain information about our executive officers as of May 13, 2026. Each executive officer serves at the discretion of our board of directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
Scott Cutler	56	President and Chief Executive Officer
Stephen Neeleman, M.D.	58	Founder and Vice Chairman
James Lucania	47	Executive Vice President and Chief Financial Officer
Delano Ladd	45	Executive Vice President and General Counsel
Michael Fiore	51	Executive Vice President and Chief Commercial Officer
Michael Gathright	51	Executive Vice President and Chief Customer Officer
Sunil Rajasekar	51	Executive Vice President and Chief Product and Strategy Officer

Scott Cutler
President and Chief Executive Officer

Director Since: 2025 Executive Officer Since: 2025
Scott Cutler has served as our President and Chief Executive Officer since January 2025 when he also joined our board of directors.
Mr. Cutler most recently served as the Chief Executive Officer of StockX, a role he held from 2019 until January 2025 when he joined HealthEquity. From 2017 through 2019, Mr. Cutler held key roles at eBay, including Senior Vice President of the Americas. He was President of StubHub between 2015 and 2017, and earlier in his career, between 2006 and 2015, served as Executive Vice President at the New York Stock Exchange.
Mr. Cutler began his career as a corporate securities lawyer and later transitioned into technology investment banking, focusing on corporate finance, mergers and acquisitions, and strategic advisory.
Mr. Cutler currently serves on the board of directors for Brookfield Asset Management Ltd. (NYSE: BAM) and Vibrant Emotional Health, the nonprofit organization behind the 988 Suicide and Crisis Lifeline.
Mr. Cutler holds a Juris Doctor degree from the University of California, Hastings College of the Law, and a Bachelor of Science in Economics from Brigham Young University.

HealthEquity, Inc. 2026 Proxy Statement	29

Executive Officers

Stephen Neeleman, M.D.
Founder and Vice Chairman

Director Since: 2002 Executive Officer Since: 2002
Stephen Neeleman, M.D. founded HealthEquity in 2002 and has served as our Vice Chairman since February 2014, having previously served as Chief Executive Officer from November 2002 through January 2014 and as a director since November 2002. Dr. Neeleman is a board certified general surgeon and practiced in Arizona and for Intermountain Healthcare in Utah, from July 2003 to December 2014. Dr. Neeleman is the co-author of The Complete HSA Guidebook—How to Make Health Savings Accounts Work for You and a contributor to The Innovator’s Prescription—A Disruptive Solution for Health Care. While on the faculty of the University of Arizona Department of Surgery, Dr. Neeleman spent time in Washington, D.C. educating lawmakers prior to the passage of the law that created HSAs. He serves on the America’s Health Insurance Plans’ HSA Leadership Council and the American Bankers’ Association HSA Council. He also serves on the State of Utah’s Health Data Committee and the Governor’s Office of Economic Development Board of Directors. He is a member of the board of trustees at Intermountain Healthcare.
Prior to attending medical school, Dr. Neeleman worked as a senior manager for Morris Air (later acquired by Southwest Airlines).
Dr. Neeleman holds a B.A. from Utah State University and an M.D. from the University of Utah, and completed his surgical residency at the University of Arizona in Tucson.

James Lucania
Executive Vice President and Chief Financial Officer

Executive Officer Since: 2023
James Lucania has served as our Executive Vice President and Chief Financial Officer since September 2023. Prior to joining HealthEquity, Mr. Lucania was the Chief Financial Officer of Ascensus Holdings from August 2016 to July 2023. Prior to that, Mr. Lucania was the Chief Financial Officer of Checkpoint Systems, Inc. from March 2015 to June 2016, and Vice President of Finance and Treasurer of Checkpoint Systems from October 2012 to March 2015. Prior to joining Checkpoint Systems, Mr. Lucania served in various positions at Miller Buckfire & Co. and Levine Leichtman Capital Partners.
Mr. Lucania holds a B.S. in economics and a B.A. in music from the University of Pennsylvania, and an M.B.A. from the UCLA Anderson School of Management.

30	HealthEquity, Inc. 2026 Proxy Statement

Executive Officers

Delano Ladd
Executive Vice President and General Counsel

Executive Officer Since: 2016
Delano Ladd has served as our Executive Vice President and General Counsel since September 2016, having previously served as our Deputy General Counsel from April to September 2016. Prior to joining HealthEquity, Mr. Ladd worked as an attorney in the Corporate and Financial Services practice group in the New York office of Willkie Farr & Gallagher LLP.
Mr. Ladd holds a B.A. from the University of Colorado and a J.D. from St. John’s University School of Law.

Michael Fiore
Executive Vice President and Chief Commercial Officer

Executive Officer Since: 2024
Michael Fiore has served as our Executive Vice President and Chief Commercial Officer since March 2024. Prior to joining HealthEquity, Mr. Fiore spent over 18 years with Mastercard Inc. (NYSE: MA), serving as Executive Vice President Business Integration & Expansion – Mastercard Data & Services from May 2020 to March 2024, as Executive Vice President & General Manager – National Accounts Issuer Segment North American Markets from January 2017 to May 2020, and in several other positions of increasing responsibility from May 2005 to January 2017.
Mr. Fiore holds a B.A. in economics from Manhattanville College.

Michael Gathright
Executive Vice President and Chief Customer Officer

Executive Officer Since: 2025
Michael Gathright has served as our Executive Vice President and Chief Customer Officer since July 2025. Prior to joining HealthEquity, Mr. Gathright was the Senior Vice President, Customer Excellence and Innovation for Hilton Worldwide Holdings, Inc. (“Hilton”) since May 2024. Prior to serving as Hilton’s Senior Vice President, Customer Excellence and Innovation, Mr. Gathright served as Hilton’s Senior Vice President, Customer Experience from August 2018 through May 2024, and as Hilton’s Senior Vice President, Hilton Reservations and Customer Care from March 2015 through August 2018. Prior to joining Hilton, Mr. Gathright held various senior roles at Amazon.com, Inc. as well as Capital One Financial Corporation and its subsidiaries.
Mr. Gathright holds a B.B.A. in Finance from Baylor University and an M.B.A. in Strategy & Entrepreneurship from Southern Methodist University.

HealthEquity, Inc. 2026 Proxy Statement	31

Executive Officers

Sunil Rajasekar
Executive Vice President and Chief Product and Strategy Officer

Executive Officer Since: 2026
Sunil Rajasekar has served as the Company’s Executive Vice President, Chief Product and Strategy Officer since January 2026. Prior to joining HealthEquity, Mr. Rajasekar was the Chief Executive Officer and a director at BTRS Holdings, Inc., d/b/a Billtrust, from November 2022 through August 2025. Mr. Rajasekar served as the President of Mindbody, Inc. from September 2018 through August 2022. He was a General Manager at eBay Inc. from May 2016 through July 2018, the Chief Technology and Product Officer at Lithium Technologies, Inc. (currently d/b/a Khoros, LLC) and a Vice President at Intuit Inc. from February 2004 to May 2012. Prior to joining Intuit, Mr. Rajasekar held various senior roles at Cisco Corporation and Oracle Corporation.
Mr. Rajasekar holds a Bachelor of Commerce from Loyola University and an M.B.A. from the University of Toledo.

32	HealthEquity, Inc. 2026 Proxy Statement

Talent, Compensation and Culture Committee Report
Our talent, compensation and culture committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, our talent, compensation and culture committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted by the members of the talent, compensation and culture committee of the board of directors:
Adrian Dillon (Chair)
Evelyn Dilsaver
William Gassen
Robert Selander

HealthEquity, Inc. 2026 Proxy Statement	33

Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the compensation program for our named executive officers. During the fiscal year ended January 31, 2026, these individuals were:
•Scott Cutler, our President and Chief Executive Officer (our “CEO”)
•James Lucania, our Executive Vice President and Chief Financial Officer (our “CFO”)
•Stephen Neeleman M.D., our Founder and Vice Chairman (our “Founder and Vice Chairman”)
•Elimelech Rosner, our former Executive Vice President and Chief Technology Officer (our “former CTO”)
•Michael Fiore, our Executive Vice President and Chief Commercial Officer (our “CCO”)
•Delano Ladd, our Executive Vice President and General Counsel (our “GC”)
We have elected to voluntarily describe the compensation of Stephen Neeleman M.D., our Founder and Vice Chairman, in this proxy statement even though he is not considered a named executive officer under the Securities and Exchange Commission’s compensation disclosure rules. References to named executive officers in this Compensation Discussion and Analysis include Dr. Neeleman unless specifically stated otherwise.
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during the fiscal year ended January 31, 2026. It also provides an overview of our executive compensation philosophy and objectives. Finally, it analyzes how and why our talent, compensation and culture committee, which we refer to as the compensation committee in this Compensation Discussion & Analysis, arrived at the specific compensation decisions for our executive officers, including the named executive officers, for the fiscal year ended January 31, 2026, including the key factors that the compensation committee considered in determining their compensation.
Executive Summary
Fiscal Year 2026 Business Highlights
During the fiscal year ended January 31, 2026, we continued to execute on our core financial and business objectives. Our key financial and operational results were as follows:
•Overall revenue of $1,313.4 million, representing an increase of 9% from the fiscal year ended January 31, 2025
•Net income of $215.2 million, compared to $96.7 million in the fiscal year ended January 31, 2025, representing an increase of 123%
•Net income per diluted share of $2.46, compared to $1.09 for the fiscal year ended January 31, 2025, representing an increase of 126%
•Adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”)(1) of $566.0 million, representing an increase of 20% from the fiscal year ended January 31, 2025
•10.6 million health savings accounts (“HSAs”) at the end of the fiscal year ended January 31, 2026, representing an increase of 7% compared to the fiscal year ended January 31, 2025
•New HSAs from sales of 1,040,000
•17.8 million Total Accounts, including both HSAs and complementary CDBs, an increase of 4% compared to the fiscal year ended January 31, 2025
•HSA Assets of $36.5 billion as of January 31, 2026, representing an increase of 14% from the fiscal year ended January 31, 2025
•The Company repurchased 3.3 million shares of its common stock for $301.7 million
•Further reduced HSA cash repricing risk with a cumulative $2.35 billion 5-year Treasury bond hedge at 3.92%
(1) Adjusted EBITDA is not a generally accepted accounting principles (“GAAP”) financial measure. The definition of this non-GAAP financial measure, and a reconciliation to the most comparable GAAP measure, is included in Exhibit A to this proxy statement.

34	HealthEquity, Inc. 2026 Proxy Statement

Compensation Discussion and Analysis
Fiscal Year 2026 Executive Compensation Highlights
The following key compensation actions were taken with respect to our executive officers, including the named executive officers, for the fiscal year ended January 31, 2026 in order to better align their compensation with those holding similar executive positions within our compensation peer group:

Base Salaries
Annual base salaries for our CEO, CFO, former CTO, CCO, and GC were unchanged from their previous year-end levels for the fiscal year ended January 31, 2025. The annual base salary for our Founder and Vice Chairman was increased by 11% from its previous year-end level for the fiscal year ended January 31, 2025 in order to better align his compensation with the additional responsibilities he took on over the course of the fiscal year.

Annual Cash Bonuses
The target annual cash bonus opportunities for our CEO, CFO, Founder and Vice Chairman, former CTO, CCO, and GC were unchanged from their previous levels for the fiscal year ended January 31, 2025. Based on our performance as measured against our corporate performance objectives, annual cash bonuses paid to our CEO, Founder and Vice Chairman, former CTO, CCO, and GC under the Fiscal 2026 Executive Bonus Plan were 99% of their target annual cash bonus opportunities. The annual cash bonus paid to our CFO under the Fiscal 2026 Executive Bonus Plan was 109% of his target annual cash bonus opportunity.

Long-Term Incentive Compensation
Our CEO, CFO, Founder and Vice Chairman, former CTO, CCO, and GC received performance-based vesting restricted stock units (“PRSUs”, and such PRSUs granted in the fiscal year ended January 31, 2026, are referred to herein as the “FY26 PRSUs”) which are earned and vest based (i) 75% on our relative total stockholder return compared to the stock price of the constituents of the Russell 3000 index, and (ii) 25% on our cumulative non-GAAP net income per share (as defined under “—Compensation Discussion and Analysis—Individual Compensation Elements—Long-Term Incentive Compensation”) in the period beginning April 2, 2025 (the date the FY26 PRSUs were granted) and ending January 31, 2028. In addition, our CEO, CFO, Founder and Vice Chairman, former CTO, CCO, and GC were granted long-term incentive compensation in the form of time-based vesting restricted stock units (“RSUs”), which vest over a multi-year period.

Pay-for-Performance Discussion
We believe that our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executive officers. To ensure that our executive officers’ interests are aligned with those of our stockholders and to motivate and reward individual initiative and effort, the compensation committee seeks to ensure that a majority of their target annual total direct compensation opportunity is “at-risk” and will vary above or below target levels commensurate with our performance.
We emphasize performance-based compensation that appropriately rewards our executive officers for delivering financial, operational, and strategic results that meet or exceed pre-established goals through our annual cash bonus plan, as well as through the grant of both time-based and performance-based vesting equity awards for shares of our common stock, which we use to deliver long-term incentive compensation opportunities.
Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The compensation committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during the fiscal year ended January 31, 2026:

HealthEquity, Inc. 2026 Proxy Statement	35

Compensation Discussion and Analysis

What We Do:

•Independent Compensation Committee. Our compensation committee is comprised solely of independent directors.
•Independent Compensation Committee Advisor. The compensation committee engaged its own independent compensation consultant to assist with its compensation review for the fiscal year ended January 31, 2026.
•Annual Executive Compensation Review. The compensation committee reviews and approves our compensation strategy, including a review and determination of our compensation peer group to be used for comparative purposes and a review of our compensation-related risk profile, to ensure that our compensation programs do not encourage excessive or inappropriate risk taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.
•Multi-Year Vesting and Earn-Out Requirements. The equity awards granted to our executive officers under the 2024 Plan are subject to minimum vesting requirements, and vest or are earned over multi-year periods, consistent with current market practice and our retention objectives.
•Risk Mitigation. Our executive compensation program is designed, in part, to manage business and operational risk and to discourage short-term risk taking at the expense of long-term results.
•Pay for Performance. A majority of target annual compensation for our executive officers, including the named executive officers, is “at-risk” compensation, including the performance-based annual cash incentive and long-term equity awards, subject to both performance-based and time-based vesting requirements.
•Limited Executive Perquisites. We limit the number and amount of executive perquisites and other personal benefits provided to our executive officers.
•Double-Trigger Vesting of Equity Awards. Following the adoption of the 2024 Plan, all outstanding equity awards held by our executive officers (other than certain initial equity awards granted to our Chief Executive Officer) granted under the 2024 Plan will vest only upon a qualifying termination within a 24-month period following a change in control of the Company in which the awards are assumed or substituted by the acquirer.
•Stock Ownership Guidelines. We maintain robust stock ownership guidelines to further align the interests of our executive officers with the interests of our stockholders.
•Clawback Policy. Our board of directors has adopted a clawback policy for the purpose of recouping certain executive compensation.
•Engage with Our Stockholders. We engage with our stockholders to discuss and understand their perceptions or concerns regarding our executive compensation program and other matters.
•CEO Minimum Holding Period. We have adopted a policy requiring our Chief Executive Officer to generally retain the net shares acquired pursuant to equity awards under our 2024 Plan for a period of 12 months following vesting.

What We Do Not Do

•No Special Retirement Plans. We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans, or arrangements to our executive officers that are not generally available to our other full-time, salaried employees.
•No Special Health Plans. Our executive officers participate in broad-based, company-sponsored health plans on the same basis as our other full-time, salaried employees.
•No Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits to our executive officers.
•No Post-Employment Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.
•Hedging and Pledging Prohibited. We prohibit our executive officers, directors, and other employees from hedging or pledging our equity securities.
•No Repricing of Awards. Our 2024 Plan prohibits repricing of awards or the cancellation of underwater stock options and stock appreciation rights, without prior stockholder approval.
•No Liberal Share Recycling. We do not allow liberal share recycling under our 2024 Plan.
•No Dividends or Dividend Equivalents on Unvested Awards. We do not pay dividends or dividend equivalents on awards unless and until the performance shares are earned and vest. No dividends or dividend equivalents are payable in respect of stock options or stock appreciation rights

36	HealthEquity, Inc. 2026 Proxy Statement

Compensation Discussion and Analysis
FY27 Executive Officer Changes
Former Chief Technology Officer Termination
On April 6, 2026, Mr. Rosner’s employment as our Chief Technology Officer was terminated without cause, effective April 17, 2026. Upon termination of his employment, Mr. Rosner received severance for a termination without cause pursuant to the terms of his employment agreement. Please see “Potential Payments Upon Termination or Change In Control” below for more information on the severance terms included in our employment agreements, including for Mr. Rosner.
Executive Compensation Philosophy and Program Design
Compensation Philosophy
Our executive compensation program is guided by our overarching philosophy of only paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:
•Provide compensation and benefit levels that will attract, retain, motivate, and reward a highly talented team of executive officers within the context of responsible cost management;
•Establish a direct link between our financial and operational results and strategic objectives and the compensation of our executive officers; and
•Align the interests and objectives of our executive officers with those of our stockholders by linking the long-term incentive compensation opportunities to stockholder value creation and their cash incentives to our annual performance.
Program Design
We structure the annual target total direct compensation of our executive officers, including the named executive officers, using three principal elements: base salary, an annual cash bonus opportunity, and a long-term incentive compensation opportunity in the form of equity awards for shares of our common stock. We also design our executive compensation program based on a variety of factors, with the primary goals being to align the interests of our executive officers and stockholders and to link pay with performance. We evaluate performance over both short-term (annual) and multi-year periods based on our financial and operational performance, including results for certain key performance measures.
Governance of Executive Compensation Program
Role of the Talent, Compensation and Culture Committee
The compensation committee discharges the responsibilities of our board of directors relating to the compensation of our executive officers, including the named executive officers. The compensation committee has overall responsibility for: (i) overseeing our compensation and benefits policies generally; (ii) overseeing, evaluating, and approving the compensation plans, policies, and programs applicable to our CEO as well as our other executive officers; (iii) overseeing, evaluating, and recommending to our full board of directors for approval compensation plans and arrangements for the non-employee members of our board of directors; (iv) determining and overseeing the process of evaluating our CEO’s performance; and (v) overseeing the preparation of, reviewing, and approving this Compensation Discussion and Analysis. With respect to our CEO, the compensation committee sets, and with respect to our other executive officers, the compensation committee reviews and approves their:
•annual base salaries;
•annual cash bonus opportunities and payments;
•long-term incentive compensation;
•employment agreements (including post-employment compensation arrangements); and
•other compensation, perquisites, and other personal benefits, if any.
The compensation committee’s practice of developing and maintaining compensation arrangements that are competitive includes a balance between hiring and retaining the best possible talent and maintaining a reasonable and responsible cost structure.

HealthEquity, Inc. 2026 Proxy Statement	37

Compensation Discussion and Analysis
Role of Chief Executive Officer and Members of Our Management Team
In discharging its responsibilities, the compensation committee works with members of our management team, including our CEO. The management team assists the compensation committee by providing information on Company and individual performance, and management’s perspective and recommendations on compensation matters. The compensation committee solicits and reviews our CEO’s recommendations and proposals with respect to adjustments to annual cash compensation, long-term incentive compensation opportunities, program structures, and other compensation-related matters for our executive officers (other than with respect to the CEO’s own compensation). The compensation committee reviews and discusses these recommendations and proposals with our CEO and uses them as one factor in determining and approving the compensation for our executive officers (other than our CEO) and other members of our executive leadership team. Our CEO recuses himself from all discussions and recommendations regarding his own compensation.
Role of Compensation Consultant
The compensation committee has the authority to retain and terminate compensation consultants, legal counsel, and other advisors as it may deem necessary to assist it in the performance of its duties and responsibilities, without consulting or obtaining the approval of the senior management of the Company. The compensation committee recognizes the importance of objective, independent expertise and advice in carrying out its responsibilities and, therefore, engages an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review.
The compensation committee engaged Semler Brossy, a national compensation consulting firm, as its compensation advisor for the fiscal year ended January 31, 2026. The compensation consultant reports directly, and is directly accountable, to the compensation committee, and the compensation committee has the sole authority to retain, terminate, and obtain the advice of Semler Brossy at the Company’s expense. The compensation committee selected Semler Brossy as its compensation consultant because of the firm’s expertise and reputation and the fact that Semler Brossy provides no services to us other than its services to the compensation committee, has no other ties to management that could jeopardize its independent status, and has strong internal governance policies that help ensure that it maintains its independence.
During the fiscal year ended January 31, 2026, our compensation consultants attended the meetings of the compensation committee (both with and without management present) as requested by the compensation committee and consulted with the compensation committee chair and other committee members between meetings.
The compensation committee regularly reviews the objectivity and independence of the advice provided by its compensation advisors on executive and non-employee director compensation. The compensation committee considered the independence of Semler Brossy under the relevant SEC rules and NASDAQ listing standards and determined that its work does not give rise to any conflicts of interest.
Compensation Review Cycle
The compensation committee reviews the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our executive officers, including the named executive officers, during the first half of each fiscal year, or more frequently as warranted. Adjustments, if any, are generally effective shortly thereafter.
Compensation-Setting Process
With the assistance of its compensation consultant, Semler Brossy, the compensation committee benchmarks total direct compensation for our executive officers to our compensation peer group. The compensation committee considers this market data, along with an executive’s impact, individual performance, and other relevant factors as further discussed below, when making compensation decisions. Total direct compensation for this purpose is comprised of base salary, annual cash incentives, and long-term equity incentives. When selecting and setting the amount of each compensation element, the compensation committee may consider the following factors:
•our performance against the financial and operational objectives established by the compensation committee and our board of directors;
•each individual executive officer’s skills, experience, and qualifications relative to other similarly situated executives at the companies in our compensation peer group and/or in selected broad-based compensation surveys;
•the scope of each executive officer’s role compared to other similarly situated executives at the companies in our compensation peer group and/or in selected broad-based compensation surveys;
•the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;
•compensation parity among our executive officers;
•our financial performance relative to our peers; and

38	HealthEquity, Inc. 2026 Proxy Statement

Compensation Discussion and Analysis
•the compensation practices of our compensation peer group and the positioning of each executive officer’s compensation relative to the compensation levels of similarly situated executives at the companies in our compensation peer group and/or in selected broad-based compensation surveys.
These factors provide the framework for compensation decision making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor was the impact of any factor on the determination of pay levels quantifiable.
Competitive Positioning
For purposes of comparing our executive compensation against the competitive market, the compensation committee reviews and considers the compensation levels and practices of a group of comparable companies. During much of the fiscal year ended January 31, 2026, the compensation committee referenced the following compensation peer group for purposes of understanding the competitive market:

•ACI Worldwide, Inc.	•Evolent Health, Inc.(1)	•Pegasystems, Inc.
•Alight, Inc.	•Guidewire Software Inc.	•Progyny, Inc.
•BlackBaud, Inc.	•Omnicell, Inc.	•Tyler Technologies, Inc.
•CorVel Corporation	•Paycom Software, Inc.	•Verint Systems Inc.
•Dayforce, Inc.	•Paycor HCM, Inc.	•WEX Inc.
•Envestnet, Inc.	•Paylocity Holding Corporation
(1) Acquired by Bain Capital on November 25, 2024
The companies in this compensation peer group were selected on the basis of their similarity to us in size, as determined using the following criteria:
•similar revenue size
•similar market capitalization
The compensation committee further refined the peer group by considering each company’s profitability, revenue growth, similar industry focus, and geographic location.
To analyze the compensation practices of the companies in our compensation peer group, the compensation committee’s compensation consultant gathers data from public filings (primarily proxy statements). In the fiscal year ended January 31, 2026, this market data was then used as a reference point for the compensation committee to assess our current incentive compensation levels in the course of its deliberations on compensation forms and amounts. The compensation committee considers this market data, along with an executive’s impact, individual performance, and other relevant factors discussed above when assessing compensation design and pay levels.
In selecting peers, our compensation committee balances seeking consistency from year to year where possible with ensuring the peer group as a whole continues to be appropriate and reflects HealthEquity’s performance and talent profile. In September 2025, the compensation committee, with the assistance of Semler Brossy, modified our peer group further to emphasize higher performing companies that better reflect HealthEquity’s performance. The compensation committee, with the assistance of Semler Brossy, removed Evolent Health, Inc., Paycor HCM, Verint Systems, Inc., Progyny, Inc., Omnicell, Inc., Envestnet, Inc., and CorVel Corporation because they were substantially below the Company in one or more key metrics, including revenue, one year revenue growth, market capitalization, and operating income or were otherwise not as strong of a business fit or were involved in a merger or acquisition. In addition, the compensation committee, with the assistance of Semler Brossy, added BILL Holdings, Inc., Affirm Holdings, Inc., SoFi Technologies, Inc., Hims & Hers Health, Inc., Manhattan Associates, Inc., Jack Henry & Associates, Inc., Waystar Holding Corp., and Doximity, Inc. to our peer group. This updated peer group will continue to be used for analyzing compensation practices during the fiscal year ending January 31, 2027. The compensation committee has and will continue to review our compensation peer group at least annually and make adjustments to its composition, taking into account changes in both our business and the businesses of the companies in the peer group.
Advisory Vote on Named Executive Officer Compensation
At our 2025 annual meeting of stockholders, our “say-on-pay” proposal resulted in a favorable vote from approximately 96% of the shares present and entitled to vote at the annual meeting. We believe the level of support was due to the appropriateness of the overall design of our executive compensation program and our communications with our stockholders and responsiveness to stockholder feedback obtained through our stockholder engagement process. The compensation committee noted the results of the vote and made no changes to our compensation program or policies as a result.

HealthEquity, Inc. 2026 Proxy Statement	39

Compensation Discussion and Analysis
Frequency of Say-on-Pay Vote
Consistent with the preference expressed by our stockholders at our 2023 annual meeting of stockholders, our board of directors decided that the Company will include a vote to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers in our proxy materials every year until the next required advisory vote to approve the frequency of future advisory votes on named executive officer compensation, which will occur at the 2029 annual meeting of stockholders.
Individual Compensation Elements
In the fiscal year ended January 31, 2026, the primary elements of our executive compensation program consisted of base salary, an annual cash bonus opportunity, and long-term incentive compensation in the form of equity awards. While the compensation committee reviews each of these compensation elements, as well as target total direct compensation, it does not use any specific formula to determine the allocation between fixed and variable compensation in making its decisions. Rather, the compensation committee considers together all elements that comprise the target total direct compensation of our executive officers, including the named executive officers, rather than each element in isolation.

Compensation Element	Primary Purpose of Compensation Element	Philosophy Behind Providing Compensation Element
Annual Compensation:
Base Salary	•A fixed portion of the compensation that reflects expertise and scope of responsibilities.	•Provides a base component of total compensation. •Attracts and retains key talent. •Provides financial certainty and stability. •Recognition of individual performance.
Performance-Based Annual Cash Bonus Opportunity
•Provides “at-risk” pay that reflects annual Company performance and performance against strategic accomplishments.
•Rewards “top-line” growth and “bottom-line” profitability.
•Rewards execution of our annual operating plan.

•Promotes the achievement of financial and operational performance metrics important to stockholders.
•Reinforces the importance of pre-established strategic accomplishments and goals.
•Rewards team success.

Long-Term Compensation:
Long-Term Incentive Program	•Provides “at-risk” pay with a long-term focus, subject to both performance-based and service-based vesting requirements.	•Retains talent through long-term wealth-creation opportunities. •Attracts and retains key talent. •Aligns our executive officers’ and long-term stockholders’ interests. •Reflects long-term performance.
Other Executive Benefits:
Retirement Programs and Other Benefits	•Provides income security for retirement. •Provides competitive benefits to employees.	•Provides for safety and wellness of our employees. •Attracts and retains key talent.
Base Salary
Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, and the base salaries of our other executive officers and executive officers in similar roles at peer companies. Thereafter, the compensation committee reviews the base salaries of our executive officers annually and makes adjustments to their base salaries as it determines to be necessary or appropriate.

40	HealthEquity, Inc. 2026 Proxy Statement

Compensation Discussion and Analysis
In the first quarter of the fiscal year ended January 31, 2026, the compensation committee reviewed the base salaries of our executive officers, including the named executive officers, taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own base salary), and the other factors described above. As a result of such market review, the annual base salaries of our CEO, CFO, former CTO, CCO, and GC remained unchanged. In addition, the compensation committee approved an increase of 11% in the annual base salary of our Founder and Vice Chairman in order to better align his compensation with the additional responsibilities he took on over the course of the fiscal year. The base salaries of our executive officers, including the named executive officers, for the fiscal years ended January 31, 2026 and 2025 were as follows:

Named Executive Officer	Fiscal Year 2026 Base Salary(1)	Fiscal Year 2025 Base Salary	% Base Salary Increase

Mr. Cutler	$775,000	$775,000	0%
Mr. Lucania	575,000	575,000	0%
Dr. Neeleman	500,000	450,000	11%
Mr. Rosner(2)	575,000	575,000	0%
Mr. Fiore	550,000	550,000	0%
Mr. Ladd	400,000	400,000	0%
(1)Any changes in base salaries are generally effective April 1st of the fiscal year in which the increases are approved.
(2)On April 6, 2026, Mr. Rosner was terminated without cause, effective April 17, 2026.
In connection with the compensation committee’s review of our executive officers’ compensation for our fiscal year ending January 31, 2027, the compensation committee approved an increase to the base salary for our GC, which increased from $400,000 to $430,000, effective April 1, 2026. The compensation committee made this change in order to compensate him for increased responsibilities.
Annual Cash Bonuses
For the fiscal year ended January 31, 2026, we had a cash bonus plan, the HealthEquity Executive Bonus Plan for the fiscal year ended January 31, 2026 (the “Fiscal 2026 Executive Bonus Plan”), for our executive officers, including our named executive officers. The compensation committee established each executive officer’s target annual cash bonus opportunity and set the formula and corporate and personal performance measures for bonus payments in April 2025. Under the Fiscal 2026 Executive Bonus Plan, each executive officer’s target annual cash bonus opportunity was expressed as a percentage of each individual’s base salary. The bonus amount funded under the Fiscal 2026 Executive Bonus Plan was determined based on the achievement of a percentage based on the target performance level taking into account both Company performance and individual and team performance. The annual cash bonus that our executive officers, including the named executive officers, would actually earn under the Fiscal 2026 Executive Bonus Plan was based on our achievement with respect to certain corporate performance measures for the fiscal year ended January 31, 2026.
Target Annual Cash Bonus Opportunities
Each of our executive officers participating in the Fiscal 2026 Executive Bonus Plan was assigned a target annual cash bonus opportunity, the amount of which was calculated as a percentage of his or her base salary. In April 2025, the compensation committee reviewed the target annual cash bonus opportunities of our then-employed executive officers, taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own target annual cash bonus opportunity), and the other factors described above. Following this review, the compensation committee determined to maintain the annual cash bonus opportunities for our CEO, CFO, Founder and Vice Chairman, former CTO, CCO, and GC at their same levels for the fiscal year ended January 31, 2026. The target annual cash bonus opportunities of our executive officers, including the named executive officers, for the fiscal year ended January 31, 2026, were as follows:

Named Executive Officer	Fiscal Year 2026 Target Annual Cash Bonus Opportunity (as a Percentage of Base Salary)	Fiscal Year 2026 Target Annual Cash Bonus Opportunity

Mr. Cutler	100%	$775,000
Mr. Lucania	75%	431,250
Dr. Neeleman	75%	368,938
Mr. Rosner	75%	431,250
Mr. Fiore	75%	412,500
Mr. Ladd	75%	300,000

HealthEquity, Inc. 2026 Proxy Statement	41

Compensation Discussion and Analysis
In connection with the compensation committee’s review of our executive officers’ compensation for our fiscal year ending January 31, 2027, the compensation committee determined to maintain the annual cash bonus opportunities for each of our continuing executive officers, including the continuing named executive officers, at their same levels as the prior fiscal year.
Fiscal 2026 Executive Bonus Plan Formula
For purposes of the Fiscal 2026 Executive Bonus Plan, the actual cash bonus payment was based on corporate performance measures and paid as a percentage of the target annual cash bonus opportunity, calculated as follows:

	Funding Percentage(1)
Operating Objective	50%	100%	200%	Weighting Factor

Revenue	95% of target	100% of target	106% of target	33.33%
Adjusted EBITDA	95% of target	100% of target	108% of target	33.33%
New HSA sales	85% of target	100% of target	115% of target	33.34%
(1)Performance achievement between the specified levels was interpolated on a straight-line basis; provided that the funding percentage for each Operating Objective was zero if actual performance was below 50% and was capped at 200%.
Corporate Performance Measures
In April 2025, the compensation committee selected revenue, Adjusted EBITDA (as defined below), and new HSA sales as the corporate performance measures for purposes of the Fiscal 2026 Executive Bonus Plan. The compensation committee selected these corporate performance measures because it believed that they were appropriate drivers for our business as they provided a balance between generating revenue, managing our expenses, and growing our business, which would enhance stockholder value over both the short-term and long-term. The compensation committee has authority to interpret any of the corporate performance measures, including the right to remove certain extraordinary items and/or unexpected expenses from the calculation of Adjusted EBITDA.
For purposes of the Fiscal 2026 Executive Bonus Plan, Adjusted EBITDA was defined as earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and certain other non-operating items. The compensation committee believes that Adjusted EBITDA provides useful information to enable our stockholders to understand and evaluate our operating results in the same manner as our management and our board of directors because it reflects operating profitability before consideration of certain non-operating expenses and non-cash expenses.
The target levels for these corporate performance measures were based on our operating plan for the fiscal year ended January 31, 2026, which was reviewed and approved by our board of directors. These target levels were set to reward strong management performance in light of our strategic objectives and the industry and economic conditions and trends at the time the targets were set.
Fiscal 2026 Annual Cash Bonus Payments
In March 2026, the compensation committee determined the amounts to be paid under the Fiscal 2026 Executive Bonus Plan based on our actual performance for the year with respect to each performance measure multiplied by each participant’s target annual cash bonus opportunity. For the fiscal year ended January 31, 2026, our revenue was $1,313.4 million, our Adjusted EBITDA was $566.0 million, and our new HSA sales were 1,040,000. Our performance was above the target level established for revenue and Adjusted EBITDA, but below the target level established for new HSA sales. As a result, according to the Fiscal 2026 Executive Bonus Plan, funding of the executive bonus pool was calculated as follows:

Corporate Performance Measure	Target Performance Level (in Thousands)	Actual Performance Level (in Thousands)	Funding Percentage	Payment Weighting Percentage	Weighted Funding Percentage

Revenue	$1,312,000	$1,313,429	102%	33.33%	34%
Adjusted EBITDA	552,000	565,984	132%	33.33%	44%
New HSA sales	1,170,000	1,040,000	63%	33.34%	21%
Total					99%

42	HealthEquity, Inc. 2026 Proxy Statement

Compensation Discussion and Analysis
The compensation committee used its discretion under the Fiscal 2026 Executive Bonus Plan to increase the funding percentage for our CFO based on his individual contribution to achieving certain corporate performance measures. Actual bonus payments made to our executive officers, including the named executive officers, under the Fiscal 2026 Executive Bonus Plan for the fiscal year ended January 31, 2026, were as follows:

Named Executive Officer	Fiscal Year 2026 Target Annual Cash Bonus Opportunity at 100% Achievement	Fiscal Year 2026 Annual Cash Bonus Opportunity at Maximum Achievement	Fiscal Year 2026 Actual Cash Bonus Paid	Resulting Funding Percentage

Mr. Cutler	$775,000	$1,550,000	$767,250	99%
Mr. Lucania	431,250	862,500	469,631	109%
Dr. Neeleman	368,938	737,876	365,249	99%
Mr. Rosner	431,250	862,500	426,938	99%
Mr. Fiore	412,500	825,000	408,375	99%
Mr. Ladd	300,000	600,000	297,000	99%
Fiscal 2027 Executive Bonus Plan
In March 2026, the compensation committee approved the terms of our executive bonus plan for the fiscal year ending January 31, 2027 (the “Fiscal 2027 Executive Bonus Plan”). The compensation committee selected revenue and Adjusted EBITDA (as defined below) as the corporate performance measures for purposes of the Fiscal 2027 Executive Bonus Plan, weighted at 60% and 40%, respectively. The compensation committee selected these corporate performance measures because it believes that they are appropriate drivers for our business, as they provide a balance between generating revenue and managing our expenses, which would enhance stockholder value over both the short-term and long-term. The compensation committee has authority to interpret any of the corporate performance measures, including the right to remove certain extraordinary items and/or unexpected expenses from the calculation of Adjusted EBITDA, or to reflect the impact of individual performance.
For purposes of the Fiscal 2027 Executive Bonus Plan, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items. The compensation committee believes that Adjusted EBITDA provides useful information to enable our stockholders to understand and evaluate our operating results in the same manner as our management and our board of directors, because it reflects operating profitability before consideration of non-operating expenses and non-cash expenses.
The target levels for these corporate performance measures are based on our operating plan for the fiscal year ending January 31, 2027, which was reviewed and approved by our board of directors. These target levels were set to reward strong management performance in light of our strategic objectives and the industry and economic conditions and trends at the time the targets were set, with a potential of 200% of target for maximum performance. These target levels were set as follows:

	Funding Percentage(1)
Operating Objective	50%	100%	200%	Weighting Factor

Revenue	95% of target	100% of target	106% of target	60%
Adjusted EBITDA	95% of target	100% of target	108% of target	40%
(1)The compensation committee has the authority to interpret any metric of the Fiscal 2027 Executive Bonus Plan, including the right to remove certain extraordinary and/or unexpected expenses from the calculation of Adjusted EBITDA for purposes of the plan. Linear interpolation will be used to determine payout for performance between threshold and target or target and maximum.
The compensation committee also approved strategic growth modifiers to the Fiscal 2027 Executive Bonus Plan which can increase the amount payable to participants in the Fiscal 2027 Executive Bonus Plan for the achievement of marketplace and investment revenue and net new HSAs targets, to the extent that the revenue and Adjusted EBITDA performance levels are achieved at or above target. The strategic growth modifier is, to the extent payable, subject to each individual participant’s cap on total bonus payout of 200%.

HealthEquity, Inc. 2026 Proxy Statement	43

Compensation Discussion and Analysis
Long-Term Incentive Compensation
As with their other elements of executive compensation, the compensation committee determines the amount of long-term incentive compensation opportunities for our executive officers as part of its annual compensation review and after taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own long-term incentive compensation opportunity), the outstanding equity holdings of each executive officer, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the companies in our compensation peer group, the potential voting power dilution to our stockholders (our “overhang”) in relation to the companies in our compensation peer group, and the other factors described above.
During the fiscal year ended January 31, 2026, the compensation committee used equity awards in the form of restricted stock units to deliver the annual long-term incentive compensation opportunities to our executive officers and to address special situations as they may arise from time to time.
In April 2025, our compensation committee approved the grant of equity awards to each of our executive officers, including the named executive officers. The equity awards granted to each of our CFO, Founder and Vice Chairman, former CTO, CCO, and GC were delivered in the form of restricted stock units, with one-half of the units of such grant comprised of RSUs and one-half comprised of FY26 PRSUs. The equity awards granted to our CEO were delivered in the form of restricted stock units, with 40% of the units of such grant comprised of RSUs and 60% comprised of FY26 PRSUs. All RSUs vested 25% on April 1, 2026 (the “FY26 award initial vesting date”), with the remaining portion vesting ratably over the 12 following calendar quarters, such that the award is fully vested on the third anniversary of the FY26 award initial vesting date. All PRSUs cliff vest upon approval by the compensation committee following the third anniversary of the grant, based on achievement of applicable performance metrics. For our FY26 PRSUs, our compensation committee changed from the Russell 2000 index (the previous index used to measure relative total stockholder return) to the Russell 3000 index given that the Company’s size and performance is more reflective of the constituents of the Russell 3000 index, as it includes larger companies than the Russell 2000 index.
Restricted stock units are “full value awards,” meaning that each recipient receives shares of our common stock and vests in the full value of such shares over time. As a result, while the value the recipient realizes in connection with an award of restricted stock units depends on our stock price, RSUs generally have some value even if the Company’s stock price significantly decreases following their grant (unlike PRSUs which are not earned and do not vest unless a minimum performance level is achieved). As a result, RSUs help to secure and retain our executive officers and instill an ownership mentality, regardless of whether the Company’s stock price increases or decreases.
The PRSUs granted to our executive officers, including our named executive officers, are earned and vest based 75% on our relative total stockholder return compared to the stock price of the constituents of the Russell 3000 index in the period beginning April 2, 2025 (the date the PRSUs were granted by the compensation committee) and ending January 31, 2028, as follows:

Relative Total Stockholder Return	Shares Subject to the Award That Become Vested

<10th percentile	0%
10th percentile	25%
50th percentile	100%
≥90th percentile	200%
Linear interpolation will be used to determine the percentage of the shares subject to the award that will be earned and vest between each threshold at or above the 10th percentile.
The remaining 25% of PRSUs granted to our executive officers, including our named executive officers, are earned and vest based on our cumulative non-GAAP net income per share (as defined below) in the period beginning April 2, 2025, (the date the PRSUs were granted by the compensation committee) and ending January 31, 2028, as follows:

Non-GAAP Net Income Per Share	Shares Subject to the Award That Become Vested

<$12.89	0%
$12.89	50%
$15.17	100%
≥$18.96	200%

44	HealthEquity, Inc. 2026 Proxy Statement

Compensation Discussion and Analysis
Linear interpolation will be used to determine the percentage of the shares subject to the award that will be earned and vest between each threshold at or above the $12.89 of cumulative non-GAAP net income per share.
The compensation committee determined that the addition of cumulative non-GAAP net income per share metric provides a more comprehensive view of Company performance than a single, market-based metric.
In addition, the compensation committee added a provision to the FY26 PRSUs such that upon an executive’s eligible retirement (defined as at least 55 years’ old with at least 10 years of service at the Company), the FY26 PRSUs would remain outstanding and eligible to vest based on achievement of performance conditions without regard to the executive’s continued employment on the vesting date.
For purposes of the FY26 PRSUs, non-GAAP net income is calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate. Non-GAAP net income per share is calculated by dividing non-GAAP net income by weighted-average shares outstanding. The compensation committee believes that non-GAAP net income per share provides useful information to enable our stockholders to understand and evaluate our operating results in the same manner as our management and our board of directors because it reflects operating profitability before consideration of certain non-operating expenses and non-cash expenses and serves as a basis for comparison against other companies in our industry.
The table below provides a summary of the equity awards granted to each of our executive officers, including the named executive officers, during the fiscal year ended January 31, 2026:

Named Executive Officer	Date of Grant	Performance-based Vesting Restricted Stock Units (Granted at Target) (#)	Time-based Vesting Restricted Stock Units (#)

Mr. Cutler	April 2, 2025	67,613	45,076
Mr. Lucania	April 2, 2025	19,721	19,721
Dr. Neeleman	April 2, 2025	14,086	14,086
Mr. Rosner	April 2, 2025	16,903	16,903
Mr. Fiore	April 2, 2025	15,495	15,495
Mr. Ladd	April 2, 2025	14,086	14,086
All equity awards granted to our executive officers during the fiscal year ended January 31, 2026 also provide for accelerated vesting on a “double trigger” basis. For additional information, please see “Potential Payments Upon Termination or Change In Control” below.
For additional detail on the stock options and restricted stock units (both performance-based and service-based) held by our executive officers, including the named executive officers, see the “Fiscal 2026 Outstanding Equity Awards at Fiscal Year-End Table” below.
Fiscal Year 2024 Equity Awards
The PRSUs granted in 2023 to our executive officers (the “FY24 PRSUs”), including our named executive officers, vested in March 2026. The FY24 PRSUs vested based on our relative total stockholder return compared to the stock price of the constituents of the Russell 2000 index in the period beginning March 29, 2023 (the date the PRSUs were granted by the compensation committee) and ending January 31, 2026, as follows:

Relative Total Stockholder Return	Shares Subject to the Award That Become Vested

<10th percentile	0%
10th percentile	25%
50th percentile	100%
≥90th percentile	200%
Linear interpolation was used to determine the percent of the shares subject to the award that vested between each threshold. The actual relative total stockholder return was in the 73rd percentile. Accordingly, in March 2026, the compensation committee approved a vesting of 159% with respect to the FY24 PRSUs.

HealthEquity, Inc. 2026 Proxy Statement	45

Compensation Discussion and Analysis
Fiscal Year 2027 Equity Awards
In March 2026, our compensation committee approved the grant to our executive officers of equity awards in the form of both RSUs (the “FY27 RSUs”) and PRSUs (the “FY27 PRSUs”). An award consisting of one-half of the restricted stock units granted to each executive officer other than our CEO vests based upon the executive officer’s continuing service to the Company, with one quarter of the restricted stock units vesting on April 1, 2027 (the “FY27 award initial vesting date”) and the remaining portion vesting ratably over the 12 following calendar quarters, such that the award is fully vested on the third anniversary of the FY27 award initial vesting date. Another award consisting of one-half of the restricted stock units granted to each executive officer other than our CEO consists of FY27 PRSUs.
The restricted stock units granted by our compensation committee to our CEO in April 2026 are 60% FY26 PRSUs and 40% RSUs.
The compensation committee determined that the FY27 PRSUs would be earned and are eligible to vest based on (i) 75% on our relative total stockholder return compared to the stock price of the companies listed on the Russell 3000 index and (ii) 25% on our cumulative non-GAAP net income per share in the period beginning April 1, 2026, and ending January 31, 2029.
In addition, in March 2026, our compensation committee approved new termination-related vesting provisions for the FY27 RSUs and FY27 PRSUs. For the FY27 RSUs granted to our executive officers, including the named executive officers, upon a termination by the Company without cause or a resignation by the executive officer or named executive officer for good reason prior to a change in control, any FY27 RSUs scheduled to vest during the 12-month period following such termination will vest and be settled as of such termination. For the FY27 PRSUs granted to the executive officer or named executive officers, upon a termination by the Company without cause or a resignation by the executive officer or named executive officer for good reason prior to a change in control, a prorated number of the FY27 PRSUs (based on the number of days employed during the performance period) will remain outstanding and eligible to vest based on actual performance of the Company following the completion of the applicable performance period. Further, for FY27 PRSUs granted to executive officers or named executive officers, the awards will include a late career hire qualified retirement provision, allowing vesting at a more senior age (65) with five years of service.
Timing of Grants of Equity Awards
The Company’s long-standing practice has been to grant equity compensation on a pre-determined schedule at approximately the same time each year, with interim or off-cycle grants being reviewed and approved by the compensation committee as circumstances warrant. During fiscal year 2026, the Company did not grant stock options or stock appreciation rights to its employees. The compensation committee and the board of directors did not take material nonpublic information into account when determining the timing and terms of equity awards in fiscal year 2026 and did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Welfare and Health Benefits
We sponsor a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code (the “Code”), which contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code (the “Section 401(k) Plan”). The Section 401(k) Plan provides for a discretionary employer matching contribution and, for the fiscal year ended January 31, 2026, we made matching contributions to participant’s Section 401(k) Plan accounts in amounts up to 100% of the first 1% of his or her eligible earnings contributed to the Section 401(k) Plan and 50% of the next 5% of his or her eligible earnings contributed to the Section 401(k) Plan. An employee is 100% vested in his or her pre-tax deferrals when contributed and 100% vested in employer contributions after two years of employment.
In addition, our executive officers, including the named executive officers, are eligible to participate in our employee benefits programs on the same basis as all of our full-time, salaried employees. These benefits include medical, dental, and vision benefits, disability insurance, basic life insurance coverage, health savings accounts, and accidental death and dismemberment insurance.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

46	HealthEquity, Inc. 2026 Proxy Statement

Compensation Discussion and Analysis
Perquisites and Other Personal Benefits
Our executive officers, including the named executive officers, participate in the same health care, disability, life insurance, HSA, consumer-directed benefits, and 401(k) benefits available to our other employees. These officers are also eligible to receive certain additional perquisites and personal benefits that are provided for the executives’ convenience, which include special financial planning assistance, an executive health management program and cybersecurity protection benefits. In addition, our CEO and our Founder and Vice Chairman receive additional security benefits. We believe that the additional perquisites and personal benefits offered are similar to those of our peers and assist in attracting and retaining executives. The incremental cost to the Company of providing these additional benefits to our executive officers, including the named executive officers, is reflected in the “All Other Compensation” column of the Summary Compensation Table. These additional perquisites and personal benefits generally are provided on a consistent basis only to those who participate in our executive compensation programs, including our named executive officers. No tax gross-ups are provided on any of these additional benefits.
In the future, we may provide additional perquisites or other personal benefits in limited circumstances, such as in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the compensation committee.
Employment Agreements
We have entered into a written employment agreement with each of our executive officers, including the named executive officers. Each of these agreements was approved on our behalf by the compensation committee or, in certain instances, by our board of directors.
In filling each of our executive positions, our board of directors or the compensation committee, as applicable, recognized that it would need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, our board of directors and the compensation committee were sensitive to the need to integrate new executive officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations.
Each employment agreement provides for “at-will” employment until termination thereof by the Company or the executive officer for any reason, and sets forth the initial compensation arrangements for the executive officer, including an initial base salary, an annual cash bonus opportunity, and, with respect to our CEO, former CTO, and CFO, an annual equity award recommendation. None of our employment agreements has a stated duration or term. In addition, each employment agreement with each of our executive officers, including the named executive officers, provides them with the opportunity to receive certain post-employment payments and benefits in the event of certain terminations of employment. Finally, these employment agreements prohibit the executive officer from engaging directly or indirectly in competition with us, recruiting or soliciting any of our employees, diverting our customers to a competitor, or disclosing our confidential information or business practices.
In March 2026, our compensation committee approved an amendment to each named executive officer’s or executive officer’s employment agreements. Specifically, upon a termination by the Company without cause or a resignation by the named executive officer or executive officer for good reason, (i) with respect to Mr. Cutler, his severance payment will include, in addition to 12 months of base salary, an amount equal to his target cash bonus for the year of termination (or 150% of his target cash bonus, in addition to 18 months of base salary, if his termination occurs on or within 18 months following the consummation of a change in control) and (ii) with respect to each named executive officer or executive officer, other than Mr. Cutler, their severance payment will include, in addition to 12 months of base salary, an amount equal to their target cash bonus for the year of termination if their termination occurs on or within 18 months following the consummation of a change in control.
For information on the specific terms and conditions of the employment agreements in effect as of January 31, 2026, with our executive officers, including the named executive officers, see “Narrative to Fiscal 2026 Summary Compensation Table and Fiscal 2026 Grant of Plan-Based Awards Table—Executive Employment Arrangements” below.
Other Compensation Policies and Practices
Policy Prohibiting Hedging or Pledging of Our Equity Securities
Our Insider Trading Policy provides that directors, executive officers, and all other employees of the Company are prohibited from engaging in short sales of our equity securities, buying or selling options or other derivative securities on our equity securities, and engaging in hedging or monetization transactions (such as prepaid variable forward contracts, equity swaps, collars and exchange funds). In addition, these persons are prohibited from holding our equity securities in a margin account or pledging our equity securities as collateral for a loan.

HealthEquity, Inc. 2026 Proxy Statement	47

Compensation Discussion and Analysis
Compensation Clawback Policy
The board of directors has adopted a Clawback Policy for the purpose of recouping certain executive compensation in the event of an accounting restatement (i) resulting from material non-compliance with financial reporting requirements under the federal securities laws (so called “Big R” restatements), or (ii) that corrects an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were not corrected in the current period or left uncorrected in the current period (so called “little r” restatements). The Clawback Policy complies with Section 10D of the Exchange Act and the NASDAQ listing standards adopted in 2023 as mandated by the Dodd-Frank Act. A copy of the Clawback Policy is available as an exhibit to our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.
The Clawback Policy applies to any current or former officer of the Company who is (or was) subject to Section 16 of the Exchange Act (including our named executive officers) and covers the following incentive compensation that may be paid to our executive officers during the three fiscal years prior to any restatement:
•Any annual bonus or other short-term and long-term cash incentive that is based on the attainment of a financial reporting measure (such as those described under “—Compensation Discussion and Analysis—Individual Compensation Elements—Annual Cash Bonuses” above), and
•Any performance-based vesting equity awards that are based on the attainment of a financial reporting measure (such as those described under “—Compensation Discussion and Analysis—Individual Compensation Elements—Long-Term Incentive Compensation” above).
Stock Ownership Guidelines
The board of directors has adopted stock ownership guidelines for our named executive officers and our other executive officers, which set the minimum ownership expectations for each such executive officer. The guidelines require that prior to the fifth anniversary of becoming an executive officer of the Company, our executive officers should own a certain amount of our common stock. The table below shows the ownership guidelines for each of our continuing executive officers, their applicable compliance dates, and whether they were in compliance, as applicable, as of July 31, 2025, which was the last applicable measurement date under our stock ownership guidelines:

Name and Principal Position	Ownership Guideline (Multiple of Annual Base Salary)	Compliance Date	Compliance Status

Mr. Cutler President and Chief Executive Officer	6x	January 6, 2030	N/A
Mr. Lucania Executive Vice President and Chief Financial Officer	3x	September 5, 2028	N/A
Dr. Neeleman Founder and Vice Chairman	5x	July 31, 2021	In compliance
Mr. Fiore Executive Vice President and Chief Commercial Officer	3x	March 25, 2029	N/A
Mr. Ladd Executive Vice President and General Counsel	3x	April 16, 2022	In compliance
Mr. Gathright Executive Vice President and Chief Customer Officer	3x	July 7, 2030	N/A
Mr. Rajasekar Executive Vice President and Chief Product and Strategy Officer	3x	April 17, 2031	N/A
At the time of the last applicable measurement date, shares of our common stock underlying vested stock options were not included when determining the executive officer’s stock ownership, but both unvested and deferred and vested RSUs are included. We believe that the stock ownership guidelines serve to further align the interests of our executive officers with the interests of our stockholders.

48	HealthEquity, Inc. 2026 Proxy Statement

Compensation Discussion and Analysis
Compensation and Risk Management
Our compensation committee regularly reviews our executive officer compensation and our company-wide compensation programs and policies. Our compensation committee’s independent compensation consultant is involved in this review process. With respect to fiscal year ended January 31, 2026 and the compensation programs in place for the fiscal year ended January 31, 2026, our compensation committee has concluded that our compensation programs are not reasonably likely to have a material adverse effect on the Company.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Code, or Section 162(m), generally disallows public companies a tax deduction for federal income tax purposes for compensation in excess of $1 million paid to their chief executive officer, chief financial officer, and any employee who is among the three highest compensated executive officers for the taxable year (other than the chief executive officer and chief financial officer), regardless of whether the executive officer is serving at the end of the public company’s taxable year and regardless of whether the executive officer’s compensation is subject to disclosure for the last completed fiscal year under the applicable SEC rules (a “Covered Employee”). In addition, once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.
While our compensation committee considers tax deductibility as one factor in determining executive compensation, our compensation committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes if it determines that doing so is in the best interests of the Company and its stockholders.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and members of our board of directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We do not provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer may owe as a result of the application of Sections 280G or 4999, and have not agreed and are not otherwise obligated to provide any executive officer with such a “gross-up” or other reimbursement.
Deferred Compensation
If an executive officer is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Code (“Section 409A”), and such benefits do not comply with the requirements of Section 409A, such failure to comply could result in accelerated income inclusion for the executive officer of deferred compensation, as well as a 20% additional tax and additional interest penalties. We intend for all of our executive compensation to either comply with or be exempt from Section 409A.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our board of directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards. While we consider the expense resulting from the application of FASB ASC Topic 718 when granting our stock-based compensation awards to ensure that it is reasonable, the amount of this expense is not the most important factor that the compensation committee considers when making equity-award decisions.

HealthEquity, Inc. 2026 Proxy Statement	49

Executive Compensation
Compensation of Named Executive Officers
The following table sets forth information regarding the compensation awarded to, earned by, or paid to our executive officers, including the named executive officers, during the fiscal years ended January 31, 2026, 2025, and 2024.
Summary Compensation Table

Name and Principal Position	Fiscal Year End (1)	Salary ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)

Scott Cutler(6) President and Chief Executive Officer	2026	775,000	—	12,038,563	767,250	1,292	13,582,105
	2025	55,055	650,000	7,500,004	71,571	450	8,277,080

James Lucania Executive Vice President and Chief Financial Officer	2026	575,000	—	4,094,682	469,631	17,075	5,156,388
	2025	575,000	—	4,427,937	560,625	17,482	5,581,044
	2024	233,151	—	4,499,983	495,938	4,900	5,233,972

Stephen Neeleman, M.D.(6) Founder and Vice Chairman	2026	491,667	—	2,638,925	365,249	4,083	3,499,924
	2025	450,000	—	1,982,595	438,750	17,482	2,888,827
	2024	441,918	—	2,195,978	381,154	16,450	3,035,500

Elimelech Rosner Former Executive Vice President and Chief Technology Officer	2026	575,000	—	3,509,559	426,938	10,031	4,521,528
	2025	570,901	—	3,795,376	556,629	22,482	4,945,389
	2024	550,000	—	3,764,597	474,375	16,450	4,805,422

Michael Fiore(6) Executive Vice President and Chief Commercial Officer	2026	550,000	—	3,217,217	408,375	4,812	4,180,404
	2025	470,355	—	6,479,118	435,666	16,180	7,401,319

Delano Ladd Executive Vice President and General Counsel	2026	400,000	—	2,924,656	297,000	12,942	3,634,598
	2025	400,000	—	2,530,251	390,000	33,982	3,354,233
	2024	395,959	—	1,882,225	341,515	16,450	2,636,149

(1)Our fiscal year ends on January 31.
(2)Amounts represent one-time sign-on bonuses resulting from arm’s-length negotiations in connection with the hiring of the applicable executive officers shown in this column.
(3)The amounts reported in this column represent the aggregate grant date fair value of the restricted stock units granted to our executive officers, including the named executive officers, during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, and do not necessarily correspond to the actual value that might be realized by the executive officers, which depends on the market value of our common stock on a date in the future when the award vests or is settled, as applicable. Awards granted during the fiscal year ended January 31, 2026 include restricted stock units subject to both time-based and performance-based vesting conditions and restricted stock units subject to time-based vesting. For RSUs, the grant date fair value is calculated by multiplying the Company’s closing stock price on the date of grant, less the present value of future expected dividends discounted at the risk-free interest rate, by the number of shares of common stock subject to the restricted stock units. For restricted stock units subject to both time-based and performance-based vesting, the grant date fair value is calculated assuming the probable outcome of the performance conditions on the date of grant and is consistent with our estimate of the aggregate compensation cost to be recognized over the vesting period determined in accordance with FASB ASC Topic 718. Assuming achievement of the highest level of performance conditions, the maximum value for the restricted stock units subject to performance-based vesting, based on the grant date fair value of the Company’s stock, is: for Mr. Cutler, $11,999,955; for Mr. Lucania, $3,500,083; for Dr. Neeleman, $2,499,983; for Mr. Rosner, $2,999,944; for Mr. Fiore, $2,750,053; and for Mr. Ladd, $2,499,983. For additional information, including a discussion of the assumptions used to calculate these values, please see “—Fiscal 2026 Outstanding Equity Awards at Fiscal Year End Table” below and Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.

50	HealthEquity, Inc. 2026 Proxy Statement

Executive Compensation
(4)The amounts reported in this column represent the bonuses earned by each executive pursuant to the executive bonus plan established for each applicable fiscal year.
(5)The amounts reported in this column for the fiscal year ended January 31, 2026, represent employer matching contributions made to our Section 401(k) Plan for each of our executive officers, including the named executive officers. It also includes executive health management program benefits provided to Mr. Lucania, Mr. Rosner, and Mr. Ladd and special financial planning assistance benefits provided to Mr. Ladd.
(6)Compensation information is provided only for the fiscal years in which each individual was a named executive officer, and we have also included the compensation for our Founder and Vice Chairman Dr. Neeleman, whose compensation is being voluntarily provided.
Fiscal 2026 Grant of Plan-Based Awards Table
The following table sets forth information concerning grants of plan-based awards to our executive officers, including the named executive officers, during the fiscal year ended January 31, 2026.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Number of Other Stock Awards(2) (#)	Number of Other Option Awards (#)	Exercise Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date	Date of Approval	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Scott Cutler	4/2/2025	4/2/2025	—	—	—	21,130	67,613	135,226	—	—	—	8,038,519
	4/2/2025	4/2/2025	—	—	—	—	—	—	45,076	—	—	4,000,044
		4/2/2025	387,500	775,000	1,550,000	—	—	—	—	—	—	—

James Lucania	4/2/2025	4/2/2025	—	—	—	6,163	19,721	39,442	—	—	—	2,344,640
	4/2/2025	4/2/2025	—	—	—	—	—	—	19,721	—	—	1,750,042
		4/2/2025	215,625	431,250	862,500	—	—	—	—	—	—	—

Stephen Neeleman, M.D.	4/2/2025	4/2/2025	—	—	—	4,402	14,086	28,172	—	—	—	1,388,933
	4/2/2025	4/2/2025	—	—	—	—	—	—	14,086	—	—	1,249,992
		4/2/2025	184,469	368,938	737,876	—	—	—	—	—	—	—

Elimelech Rosner	4/2/2025	4/2/2025	—	—	—	5,282	16,903	33,806	—	—	—	2,009,587
	4/2/2025	4/2/2025	—	—	—	—	—	—	16,903	—	—	1,499,972
		4/2/2025	215,625	431,250	862,500	—	—	—	—	—	—	—

Michael Fiore	4/2/2025	4/2/2025	—	—	—	4,842	15,495	30,990	—	—	—	1,842,191
	4/2/2025	4/2/2025	—	—	—	—	—	—	15,495	—	—	1,375,026
		4/2/2025	206,250	412,500	825,000	—	—	—	—	—	—	—

Delano Ladd	4/2/2025	4/2/2025	—	—	—	4,402	14,086	28,172	—	—	—	1,674,664
	4/2/2025	4/2/2025	—	—	—	—	—	—	14,086	—	—	1,249,992
		4/2/2025	150,000	300,000	600,000	—	—	—	—	—	—	—

(1)The PRSUs granted to our executive officers, including our named executive officers, are FY26 PRSUs. For a description of the FY26 PRSU vesting criteria, please see “—Compensation Discussion and Analysis—Individual Compensation Elements—Long-Term Incentive Compensation” above.
(2)Restricted stock units reported in this column vest based upon the executive officer’s continuing service to the Company. One quarter of the restricted stock units reported in this column vest on the FY26 award initial vesting date of April 1, 2026 and the remaining portion vesting ratably over the 12 following calendar quarters, such that the award is fully vested on the third anniversary of the FY26 award initial vesting date.
(3)The amounts reported in this column represent the aggregate grant date fair value of the restricted stock units granted to our executive officers, including the named executive officers, calculated in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, and do not necessarily correspond to the actual value that might be realized by these executive officers, which depends on the market value of our common stock on a date in the future when the restricted stock units are settled. For additional information, including a discussion of the assumptions used to calculate these values, please see “—Outstanding Equity Awards at Fiscal Year End Table” below and Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.

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Executive Compensation
Narrative to Fiscal 2026 Summary Compensation Table and Fiscal 2026 Grant of Plan-Based Awards Table
Executive Employment Arrangements
Certain elements of compensation paid to our executive officers, including the named executive officers, reflected in the Summary Compensation Table was provided pursuant to written employment agreements, which are summarized below. For a discussion of the severance payments and other benefits to be provided in connection with a termination of employment and/or a change in control of the Company under the arrangements with our executive officers, including the named executive officers, please see “—Potential Payments Upon Termination or Change In Control” below.
The employment agreements entered into with our executive officers, including the named executive officers, do not have a stated term of employment and end upon termination of the executive officer’s at-will employment by us or the executive officer for any reason or the death or disability of the executive. Pursuant to the terms of the employment agreements, each of our executive officers, including the named executive officers, are entitled to minimum base salaries, with the actual base salary paid determined by our compensation committee. In addition, pursuant to the terms of their employment agreements, each of our executive officers, including the named executive officers, are eligible to earn a target annual cash bonus, with payment of bonuses for each executive officer based upon the achievement of corporate and individual performance objectives as determined by our compensation committee and communicated to the executive officer no later than 90 days after the commencement of the fiscal year to which the bonus relates. The employment agreements also included the terms of any sign-on bonuses and initial equity awards for the executive officers, including the named executive officers, along with the terms of any severance payments payable to such executive officer, including any such named executive officer.
For a discussion of our annual bonus plan, please see “—Compensation Discussion and Analysis—Individual Compensation Elements—Annual Cash Bonuses” above. For a discussion of the severance payments and other benefits to be provided in connection with a termination of employment and/or a change in control of the Company under the employment agreements with our executive officers, including our named executive officers, please see “Potential Payments Upon Termination or Change In Control” below.
Annual Bonus Plan
Our executive officers, including the named executive officers, participated in the Fiscal 2026 Executive Bonus Plan, pursuant to which each was eligible to earn a bonus with respect to the fiscal year ended January 31, 2026, provided that (except as may be provided for in any individual employment agreement) such executive officer remained employed with us through the date the bonuses were paid in April 2026 after an independent audit of our financial statements for the fiscal year ended January 31, 2026, was completed.
Stock Plan
During the fiscal year ended January 31, 2026, we granted restricted stock units to each of our executive officers, including the named executive officers. For a discussion of such restricted stock unit grants, please see “—Compensation Discussion and Analysis—Individual Compensation Elements—Long-Term Incentive Compensation” above.

52	HealthEquity, Inc. 2026 Proxy Statement

Executive Compensation
Fiscal 2026 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth outstanding equity awards to acquire shares of our common stock held by each of our executive officers, including the named executive officers, as of January 31, 2026.

		Options awards					Stock awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1)(2) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price(3) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)

Scott Cutler	1/6/2025	—	—	—	—	—	51,493	4,411,405	—	—
	4/2/2025	—	—	—	—	—	45,076	3,861,661	67,613 (8)	5,792,406
James Lucania	9/6/2023	—	—	—	—	—	24,330	2,084,351	—	—
	3/27/2024	—	—	—	—	—	12,348	1,057,853	38,416 (7)	2,350,785
	4/2/2025						19,721	1,689,498	19,721 (8)	1,689,498
Stephen Neeleman M.D.	3/27/2017	19,897	—	—	41.28	3/27/2027	—	—	—	—
	3/27/2018	14,228	—	—	61.72	3/27/2028	—	—	—	—
	3/26/2019	15,337	—	—	73.61	3/26/2029	—	—	—	—
	3/30/2022	—	—	—	—	—	697	59,712	—	—
	3/29/2023	—	—	—	—	—	4,688	401,621	23,860 (6)	2,044,001
	3/27/2024	—	—	—	—	—	6,174	528,927	19,208 (7)	1,175,392
	4/2/2025	—	—	—	—	—	14,086	1,206,748	14,086 (8)	1,206,748
Elimelech Rosner	3/30/2022	—	—	—	—	—	3,717	318,435	—	—
	3/29/2023	—	—	—	—	—	8,037	688,530	40,903 (6)	3,504,074
	3/27/2024	—	—	—	—	—	10,584	906,731	32,928 (7)	2,014,958
	4/2/2025	—	—	—	—	—	16,903	1,448,080	16,903 (8)	1,448,080
Michael Fiore	3/27/2024	—	—	—	—	—	30,870	2,644,633	30,184 (7)	1,847,045
	4/2/2025	—	—	—	—	—	15,495	1,327,457	15,495 (8)	1,327,457
Delano Ladd	3/30/2022	—	—	—	—	—	557	47,718	—	—
	3/29/2023	—	—	—	—	—	4,018	344,222	20,451 (6)	1,751,952
	3/27/2024	—	—	—	—	—	7,056	604,488	21,952 (7)	1,343,306
	4/2/2025	—	—	—	—	—	14,086	1,206,748	14,086 (8)	1,206,748
(1)Time-based vesting options vested and became exercisable on each of the first four anniversaries of the applicable grant date. RSUs vest 25% on the first anniversary of the applicable award vesting commencement date, with the remaining portion vesting ratably over the 12 following calendar quarters, such that the award is fully vested on the third anniversary of the applicable award initial vesting date.
(2)Except with respect to Mr. Cutler’s award, as further described in the section labeled “Payments Upon Termination or a Change in Control”, these restricted stock units vest and settle if the executive’s employment with the Company is terminated by the Company without “cause” or by the executive for “good reason” (each as defined in the applicable employment or award agreement) within (i) in the case of awards granted under the HealthEquity, Inc. 2014 Equity Incentive Plan, as amended and restated (the “2014 Plan”, and with the 2024 Plan, the “Equity Plans”), a 12-month period and (ii) in the case of awards granted under the 2024 Plan, a 24 month period, in each case following a change in control of the Company in which the restricted stock units are assumed or substituted for by the acquirer.
(3)The exercise price for stock options is the fair market value of one share of our common stock on the applicable grant date.
(4)The market value was determined based on the closing sale price per share of our common stock on the NASDAQ Global Market on January 31, 2026, which was $85.67.
(5)For awards for which the performance period is complete, the number of shares earned is reported in this column based on the actual achievement as certified by our compensation committee.

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Executive Compensation
(6)The PRSUs granted in 2023 vested based on relative total stockholder return compared to the stock price of the constituents of the Russell 2000 index, as follows:

Relative Total Stockholder Return	Shares Subject to the Award That Become Vested

<10th percentile	0%
10th percentile	25%
50th percentile	100%
≥90th percentile	200%
Linear interpolation was used to determine the percent of the shares subject to the award that vested between each threshold. The number of shares reported in this table reflects the actual relative stockholder return, which resulted in the awards vesting at 159%.
(7)The PRSUs granted in 2024 vest 75% based on relative total stockholder return compared to the stock price of the constituents of the Russell 2000 index, as follows:

Relative Total Stockholder Return	Shares Subject to the Award That Become Vested

<10th percentile	0%
10th percentile	25%
50th percentile	100%
≥90th percentile	200%
The Company’s relative total stockholder return as of January 31, 2026 exceeded the 50th percentile, and in accordance with applicable SEC rules, the number of shares reported in this table assumes achievement of the performance goal at maximum, or 200%.
The remaining 25% of PRSUs granted in 2024 are eligible to vest based on our cumulative non-GAAP net income per share (as defined below) in the period beginning March 27, 2024 (the date the PRSUs were granted by the compensation committee) and ending January 31, 2027, as follows:

Non-GAAP Net Income Per Share	Shares Subject to the Award That Become Vested

<$10.44	0%
$10.44	50%
$12.28	100%
≥$15.35	200%
Linear interpolation will be used to determine the percent of the shares subject to the award that will be earned and vest between each threshold. The number of shares reported in this table assumes achievement of the performance goal at target, or 100%, based on an extrapolation of performance through January 31, 2026.
(8)The PRSUs granted in 2025 vest 75% based on relative total stockholder return compared to the stock price of the constituents of the Russell 3000 index, as follows:

Relative Total Stockholder Return	Shares Subject to the Award That Become Vested

<10th percentile	0%
10th percentile	25%
50th percentile	100%
≥90th percentile	200%
The Company’s relative total stockholder return as of January 31, 2026 exceeded the 10th percentile, and in accordance with applicable SEC rules, the number of shares reported in this table assumes achievement of the performance goal at target, or 100%.

54	HealthEquity, Inc. 2026 Proxy Statement

Executive Compensation
The remaining 25% of PRSUs granted in 2025 are eligible to vest based on our cumulative non-GAAP net income per share (as defined below) in the period beginning April 2, 2025 (the date the PRSUs were granted by the compensation committee) and ending January 31, 2028, as follows:

Non-GAAP Net Income Per Share	Shares Subject to the Award That Become Vested

<$12.89	0%
$12.89	50%
$15.17	100%
≥$18.96	200%
Linear interpolation will be used to determine the percent of the shares subject to the award that will be earned and vest between each threshold. The number of shares reported in this table assumes achievement of the performance goal at target, or 100%, based on an extrapolation of performance through January 31, 2026.

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Executive Compensation
Fiscal 2026 Option Exercises and Stock Vested Table
The following table sets forth information concerning stock option exercises by and the vesting of stock awards held by our executive officers, including the named executive officers, during the fiscal year ended January 31, 2026.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Scott Cutler	—	—	25,747	2,536,337
James Lucania	—	—	25,827	2,412,264
Stephen Neeleman, M.D.	—	—	35,176	2,950,799
Elimelech Rosner	—	—	146,708	12,000,690
Michael Fiore	—	—	24,010	2,193,725
Delano Ladd	—	—	29,876	2,520,403
(1)The value realized on exercise is calculated by multiplying the number of shares of common stock acquired on exercise by the difference between the closing price of our common stock on the date of exercise and the exercise price of the option.
(2)The value realized on settlement of a restricted stock unit is calculated by multiplying the number of shares of common stock acquired on settlement by the closing price of our common stock on the date of settlement.
Pension Benefits
We do not currently sponsor or maintain any defined benefit pension plans or other benefit plans providing specified retirement payments and benefits for employees.
Non-Qualified Deferred Compensation
We do not currently sponsor or maintain any non-qualified defined contribution or other non-qualified deferred compensation plans for employees.
Potential Payments upon Termination or Change in Control
The following summaries describe the potential payments and benefits that we would provide to our executive officers, including the named executive officers, in connection with a termination of employment and/or a change in control of the Company as of January 31, 2026.

56	HealthEquity, Inc. 2026 Proxy Statement

Executive Compensation
Severance Payments and Benefits
Pursuant to the terms of each of our executive officers, including the named executive officers, respective employment agreements, each executive is entitled to certain severance payments and benefits in connection with a qualifying termination of employment. Upon a termination of such executive officer’s employment by us without “cause” (as defined in the applicable employment agreement) or by such executive officer for “good reason” (as defined in the applicable employment agreement), in addition to any compensation that has been accrued or earned but not yet paid, subject to the execution of a general release of claims in favor of us and our affiliates, the executive would be entitled to: (i) continued payment of his then current annual base salary for 12 months following the termination date, or 18 months in the case of a qualifying termination of Mr. Cutler’s employment following a change of control of the Company; (ii) subject to the achievement of the applicable performance conditions for such fiscal year, his annual bonus for the fiscal year in which the termination date occurs, pro-rated based on the numbers of days which elapsed in the applicable fiscal year through the date of termination, payable at such time annual bonuses are paid to our other executive officers, and in the case of Mr. Cutler, not later than two and one-half months following the conclusion of the fiscal year; (iii) with respect to any vested stock options held by the executive as of the date of his termination, the ability to exercise such options until the earlier to occur of (a) the expiration date of such options and (b) the 12-month anniversary of the termination date; and (iv) subject to the executive’s election of COBRA continuation coverage, provided he does not become eligible to receive comparable health benefits, a monthly cash payment equal to the monthly COBRA premium cost for the 12-month period following the date of termination, or 18 months in the case of a qualifying termination of Mr. Cutler’s employment following a change of control of the Company. If Mr. Cutler’s employment is terminated by the Company without cause (as defined in his employment agreement), with such termination not occurring within 12 months of a change in control (as defined in his employment agreement), the number of RSUs subject to the Initial Equity Award (as defined in his employment agreement) that would have vested during the 12-month period following his termination shall vest.
In addition, upon a termination of the executive officers’ or named executive officers’ employment due to death or disability, along with any accrued or earned but unpaid amounts, the executive (or the executive’s estate or beneficiaries, as the case may be) would be entitled to, subject to the achievement of the applicable performance conditions for such fiscal year, his annual bonus for the fiscal year in which the termination date occurs, pro-rated based on the number of days which elapsed in the applicable fiscal year through the date of termination, payable at such time annual bonuses are paid to our other executive officers and in the case of Mr. Cutler, not later than two and one half months following the conclusion of the fiscal year.
Each named executive officer’s or executive officer’s employment agreement or letter agreement subjects the executive to customary confidentiality restrictions that apply during the executive’s employment and indefinitely thereafter. In addition, each named executive officer or executive officer is subject to a non-competition covenant while employed with us and, for a period of 12 months thereafter (in the case of Dr. Neeleman, 24 months in the event of a termination of the executive’s employment by us for cause, due to disability or by the executive without “good reason). The non-compete provisions either prevent the executives (with respect to Mr. Cutler, Mr. Fiore, Mr. Rosner, and Mr. Lucania) from providing services to a specified group of Company competitors or (with respect to Mr. Ladd and Dr. Neeleman) from engaging in consumer healthcare related businesses, including the business of acting as custodian or administrator for health savings accounts, flexible spending accounts, and health reimbursement accounts or any other business activities in which we or any of our affiliates are engaged (or have committed plans to engage) during such executive’s employment. Our named executive officers and executive officers are also subject to non-interference covenants which prevent the executive from soliciting or hiring our employees, employees of our affiliates, contractors, or consultants, and from soliciting or inducing any of our customers, suppliers, licensees, or other business relations or those of our affiliates, to cease doing business with us, or reduce the amount of business conducted with us or our affiliates, or in any manner interfering with our relationships with such parties while employed with us and for a period of 12 months thereafter (in the case of Dr. Neeleman, 24 months thereafter).
Vesting of Outstanding Equity Awards
Our executive officers, including the named executive officers except for Mr. Cutler, hold restricted stock units granted pursuant to the 2014 Plan. Dr. Neeleman holds vested, but unexercised, stock options granted pursuant to the 2014 plan. In addition, all of the executive officers, including the named executive officers also hold unvested restricted stock units granted pursuant to the 2024 Plan. The Equity Plans provide that in the event of a significant “corporate transaction,” as defined therein, each outstanding award will be treated as the administrator determines. All restricted stock units held by each named executive officer or executive officer that were granted under the 2014 Plan provide for accelerated vesting on a “double trigger” basis such that if the executive’s employment is terminated by us without “cause” or by the executive for “good reason” (each as defined in the applicable employment or award agreement) within a 12-month period following a change in control of the Company in which the restricted stock units are assumed or substituted for by the acquirer, all of the then unvested restricted stock units held by the executive will vest (assuming target performance for any PRSUs).

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Executive Compensation
For awards issued under the 2024 Plan, if, in connection with a change in control, an award is assumed, continued, or substituted for a similar award by a surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company), the award will continue to vest in accordance with the regular vesting schedule applicable to the award and the vesting of and ability to exercise such award may not be accelerated by reason of the change in control for any named executive officer or executive officer unless the named executive officer or executive officer experiences a termination by the Company (other than for cause or due to death or disability) or by the named executive officer or executive officer for good reason as a result of or within 24 months following the change in control. With respect to an award subject to performance-based goals (or portions thereof), in connection with a change in control, the administrator may provide that such award will be assumed, continued, or substituted for a similar award, with the number of shares or the underlying value of the award to be determined based on greater of (x) deemed achievement of target performance and (y) a determination of actual performance as of the most recent quarter-end prior to the date of the consummation of a change in control, as determined by the administrator, in its sole discretion. Any such assumed, continued, or substituted award will vest at the conclusion of the performance period applicable to the original award, and, except as provided otherwise in this paragraph, will be subject to the named executive officer’s or executive officer’s continued employment or service with the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) through the last day of such performance period.
In addition, the PRSU awards outstanding as of January 31, 2026 provide that if, upon the holder’s termination of employment, the holder has attained age 55 and has provided 10 years of service to the Company (a ‘qualifying retirement’), all of such PRSU awards will remain outstanding any eligible to vest based on actual performance at the completion of the performance period. As of January 31, 2026, Dr. Neeleman, our Founder and Vice Chairman, is the only executive officer or named executive officer to have satisfied the requirements to receive the benefits associated with a future qualifying retirement.
The information in the table below describes and quantifies certain estimated compensation that would have become payable following a change in control of the Company or termination of employment of our executive officers, including the named executive officers, assuming that the change in control or termination of employment occurred on January 31, 2026.

58	HealthEquity, Inc. 2026 Proxy Statement

Executive Compensation

Name	Cash Severance Payment(1) ($)	Bonus Payment(2) ($)	COBRA Premium Reimbursement(3) ($)	Value of Accelerated Equity Awards(4) ($)

Scott Cutler
Voluntary termination for good reason or involuntary termination without cause(5)	775,000	767,250	34,104	2,205,745
Termination for disability or upon death	—	767,250	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,162,500	767,250	51,156	12,872,346
James Lucania
Voluntary termination for good reason or involuntary termination without cause	575,000	469,631	36,929	—
Termination for disability or upon death	—	469,631	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	575,000	469,631	36,929	8,467,366
Stephen Neeleman, M.D.
Voluntary termination for good reason or involuntary termination without cause	500,000	365,249	31,204	—
Termination for disability or upon death	—	365,249	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	500,000	365,249	31,204	6,346,348
Qualifying retirement (Eligibility attained upon reaching age 55 and ten years of service for the Company)				2,105,255
Elimelech Rosner(6)
Voluntary termination for good reason or involuntary termination without cause	575,000	426,938	23,982	—
Termination for disability or upon death	—	426,938	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	575,000	426,938	23,982	9,982,096
Michael Fiore
Voluntary termination for good reason or involuntary termination without cause	550,000	408,375	36,081	—
Termination for disability or upon death	—	408,375	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	550,000	408,375	36,081	6,828,756
Delano Ladd
Voluntary termination for good reason or involuntary termination without cause	400,000	297,000	31,204	—
Termination for disability or upon death	—	297,000	—	—
Voluntary termination for good reason or involuntary termination without cause following a change in control	400,000	297,000	31,204	6,224,354
(1)The severance amounts reported in this column are based on the base salaries in effect on January 31, 2026.
(2)The bonus amounts reported in this column represent the bonus under our annual bonus plan based on actual performance for the fiscal year ended January 31, 2026.
(3)The amounts reported in this column are an estimate of the employer portion of the applicable COBRA premium cost for the level of coverage each named executive officer or executive officer had as of January 31, 2026, and is based on approximate benefit costs for the fiscal year ended January 31, 2026.
(4)The amounts reported in this column assume outstanding PRSUs vest and are settled based on our estimate, as of January 31, 2026, of the outcome of the performance conditions. The value of outstanding RSUs and PRSUs was determined based on the closing sale price per share of our common stock on the NASDAQ Global Market on January 31, 2026, which was $85.67.

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Executive Compensation
(5)Mr. Cutler’s employment agreement provides that in the event that his employment were to be terminated by the Company without cause with such termination not occurring within 12 months of a change in control (other than due to death or disability), then his initial equity award will vest in the number of RSUs that would have vested pursuant to his initial equity award during the twelve-month period following such termination had his employment not terminated.
(6)Mr. Rosner was terminated from the Company without cause effective April 17, 2026. These amounts reflect the actual payments and benefits to which Mr. Rosner was entitled pursuant to the terms of his employment agreement on account of his termination without cause.
CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following pay ratio information with respect to the fiscal year ended January 31, 2026:
•The total annual compensation for our median employee (other than our Chief Executive Officer) was $77,904;
•The annual total compensation of our Chief Executive Officer was $13,582,105; and
•Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all our employees is 174 to 1. We believe this ratio is a reasonable estimate calculated in a manner consistent with the rules of the SEC.
We identified our median employee for purposes of our pay ratio disclosure as of January 31, 2025. There were no changes in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio. To identify our median employee as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we took the following steps:
•We determined that, as of January 31, 2025, our employee population consisted of 3,120 employees, all of whom were located in the United States. This population consisted of our full-time, part-time, seasonal, and temporary employees. We did not include any contractors or other non-employee workers in our employee population.
•To identify the median employee from our employee population, we calculated the amount of salary and wages of our employees earned during the fiscal year ended January 31, 2025 by referring to our payroll records for the fiscal year ended January 31, 2025. We also included bonuses earned by each employee during the fiscal year.
•We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. Since all our employees are located in the United States, as is our Chief Executive Officer, we did not make any cost-of-living adjustments in identifying the “median employee.”
•With respect to the annual total compensation of our median employee, we calculated this amount using the same methodology we use to calculate the amount reported for our Chief Executive Officer in the “Total” column of our fiscal 2026 Summary Compensation Table included in this proxy statement.
•With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our Fiscal 2026 Summary Compensation Table included in this proxy statement.
Pay versus Performance
The following table sets forth additional compensation information of our Principal Executive Officer (“PEO”) and our non-PEO executive officers, including our named executive officers (“Non-PEOs”) along with the relationship of such compensation to total stockholder return, net income, and Adjusted EBITDA performance results for our fiscal years ending in 2026, 2025, 2024, 2023, and 2022 in accordance with Item 402(v) of Regulation S-K. “Compensation Actually Paid” values shown in the required table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our PEO and Non-PEOs in such fiscal years, including with respect to RSUs and PRSUs. The calculations and analysis below do not necessarily reflect the Company’s approach to aligning executive compensation with performance. For information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with financial performance, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

60	HealthEquity, Inc. 2026 Proxy Statement

Executive Compensation

Fiscal Year(1)	Summary Compensation Table Total for Scott Cutler ($)	Compensation Actually Paid to Scott Cutler(2)(3) ($)	Summary Compensation Table Total for Jon Kessler ($)	Compensation Actually Paid to Jon Kessler(2)(3) ($)	Average Summary Compensation Table Total for Non-PEOs ($)	Average Compensation Actually Paid to Non-PEOs(2)(3) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income ($ in Thousands)(5)	Adjusted EBITDA ($ in Thousands)(6)
							Total Stockholder Return(4) ($)	Peer Group Total Stockholder Return(4) ($)

2026	13,582,105	10,419,811	—	—	4,373,230	587,212	102.54	80.96	215,201	565,984
2025	8,277,080	9,305,917	12,610,368	36,768,404	4,996,890	8,152,797	132.16	101.94	96,703	471,751
2024	—	—	13,448,018	22,912,953	3,877,526	2,838,659	90.46	76.35	55,712	369,173
2023	—	—	13,400,167	14,441,532	5,607,831	4,042,284	72.83	72.55	(26,143)	272,348
2022	—	—	9,947,622	(5,492,707)	2,398,514	(623,189)	63.96	93.40	(44,289)	236,015
(1)Non-PEOs included in the above compensation columns reflect the following:

Fiscal Year	PEO	Non-PEOs

2026	Scott Cutler	James Lucania; Elimelech Rosner; Michael Fiore; Delano Ladd
2025	Scott Cutler, Jon Kessler	James Lucania; Michael Fiore; Elimelech Rosner; Delano Ladd; Selim Aissi
2024	Jon Kessler	James Lucania; Stephen Neeleman, M.D.; Elimelech Rosner; Delano Ladd; Tyson Murdock; Larry Trittschuh
2023	Jon Kessler	Stephen Neeleman, M.D.; Tyson Murdock; Elimelech Rosner; Edward Bloomberg; Larry Trittschuh
2022	Jon Kessler	Stephen Neeleman, M.D.; Tyson Murdock; Darcy Mott; Edward Bloomberg; Larry Trittschuh
(2)Because of adjustments required by SEC rules, as explained in detail in Note (3) below, “Compensation Actually Paid” may be a negative amount. As noted previously, “Compensation Actually Paid” does not represent amounts actually earned or realized by our PEO and Non-PEOs in the applicable fiscal years.
(3)The fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (1) for time-based vesting restricted stock awards or RSU awards, closing price on the applicable year-end date, or, in the case of vesting dates, the closing price on the applicable vesting dates, (2) for performance-based RSU awards (excluding awards with market-based vesting conditions), the same valuation methodology as RSU awards above except year-end values are multiplied by the probability of achievement as of each such date, and (3) for awards with market-based vesting conditions, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s).
Fiscal year 2026 Compensation Actually Paid to our PEO and the average Compensation Actually Paid to non-PEOs reflects the following adjustments from the compensation reported in the “Total” column of the Summary Compensation Table:

	Scott Cutler ($)	Average Non-PEO ($)

Total Reported in Fiscal 2026 Summary Compensation Table	13,582,105	4,373,230
Less, value of awards reported in Summary Compensation Table	(12,038,563)	(3,436,529)
Plus, year-end value of awards granted in fiscal year that are unvested and outstanding at the end of the fiscal year	10,536,154	3,051,754
Plus, change in fair value of prior year awards that are unvested and outstanding at end of fiscal year	(1,274,452)	(2,240,572)
Plus, fair value of awards granted in fiscal year and that vested this fiscal year	—	—
Plus, change in fair value of prior year awards that vested this fiscal year	(385,433)	(1,160,671)
Less, fair value of prior year awards that failed to vest this fiscal year	—	—
Total Adjustments	(3,162,294)	(3,786,018)
Compensation Actually Paid	10,419,811	587,212

HealthEquity, Inc. 2026 Proxy Statement	61

Executive Compensation
Fiscal year 2025 Compensation Actually Paid to our PEO and the average Compensation Actually Paid to non-PEOs reflects the following adjustments from the compensation reported in the “Total” column of the Summary Compensation Table:

	Scott Cutler ($)	Jon Kessler ($)	Average Non-PEO ($)

Total Reported in Fiscal 2025 Summary Compensation Table	8,277,080	12,610,368	4,996,890
Less, value of awards reported in Summary Compensation Table	(7,500,004)	(12,020,015)	(3,897,412)
Plus, year-end value of awards granted in fiscal year that are unvested and outstanding at the end of the fiscal year	8,528,841	17,545,309	4,684,464
Plus, change in fair value of prior year awards that are unvested and outstanding at end of fiscal year	—	18,202,985	2,267,910
Plus, fair value of awards granted in fiscal year and that vested this fiscal year	—	—	—
Plus, change in fair value of prior year awards that vested this fiscal year	—	429,757	100,945
Less, fair value of prior year awards that failed to vest this fiscal year	—	—	—
Total Adjustments	1,028,837	24,158,036	3,155,907
Compensation Actually Paid	9,305,917	36,768,404	8,152,797
Fiscal year 2024 Compensation Actually Paid to our PEO and the average Compensation Actually Paid to non-PEOs reflects the following adjustments from the compensation reported in the “Total” column of the Summary Compensation Table:

	Jon Kessler ($)	Average Non-PEO ($)

Total Reported in Fiscal 2024 Summary Compensation Table	13,448,018	3,877,526
Less, value of awards reported in Summary Compensation Table	(11,926,568)	(2,998,267)
Plus, year-end value of awards granted in fiscal year that are unvested and outstanding at the end of the fiscal year	16,786,344	2,599,161
Plus, change in fair value of prior year awards that are unvested and outstanding at end of fiscal year	4,864,518	644,799
Plus, fair value of awards granted in fiscal year and that vested this fiscal year	—	—
Plus, change in fair value of prior year awards that vested this fiscal year	(259,359)	(18,191)
Less, fair value of prior year awards that failed to vest this fiscal year	—	(1,266,369)
Total Adjustments	9,464,935	1,038,867
Compensation Actually Paid	22,912,953	2,838,659
Fiscal year 2023 Compensation Actually Paid to our PEO and the average Compensation Actually Paid to non-PEOs reflects the following adjustments from the compensation reported in the “Total” column of the Summary Compensation Table:

	Jon Kessler ($)	Average Non-PEO ($)

Total Reported in Fiscal 2023 Summary Compensation Table	13,400,167	5,607,831
Less, value of awards reported in Summary Compensation Table	(11,849,492)	(4,577,738)
Plus, year-end value of awards granted in fiscal year that are unvested and outstanding at the end of the fiscal year	10,550,461	3,376,855
Plus, change in fair value of prior year awards that are unvested and outstanding at end of fiscal year	1,724,240	190,057
Plus, fair value of awards granted in fiscal year and that vested this fiscal year	—	—
Plus, change in fair value of prior year awards that vested this fiscal year	616,156	171,524
Less, fair value of prior year awards that failed to vest this fiscal year	—	(726,245)
Total Adjustments	1,041,365	(1,565,547)
Compensation Actually Paid	14,441,532	4,042,284

62	HealthEquity, Inc. 2026 Proxy Statement

Executive Compensation
Fiscal year 2022 Compensation Actually Paid to our PEO and the average Compensation Actually Paid to Non-PEOs reflects the following adjustments from the compensation reported in the “Total” column of the Summary Compensation Table:

	Jon Kessler ($)	Average Non-PEO ($)

Total Reported in Fiscal 2022 Summary Compensation Table	9,947,622	2,398,514
Less, value of awards reported in Summary Compensation Table	(8,711,947)	(1,815,747)
Plus, year-end value of awards granted in fiscal year that are unvested and outstanding at the end of the fiscal year	5,685,079	1,256,445
Plus, change in fair value of prior year awards that are unvested and outstanding at end of fiscal year	(9,966,440)	(1,906,814)
Plus, fair value of awards granted in fiscal year and that vested this fiscal year	—	—
Plus, change in fair value of prior year awards that vested this fiscal year	(1,236,382)	(289,279)
Less, fair value of prior year awards that failed to vest this fiscal year	(1,210,639)	(266,308)
Total Adjustments	(15,440,329)	(3,021,703)
Compensation Actually Paid	(5,492,707)	(623,189)

(4)The peer group TSR reflects the cumulative total return of the compensation peer group used in evaluating our executive compensation: ACI Worldwide, Inc., Alight, Inc., BlackBaud, Inc., CorVel Corporation, Dayforce, Inc., Envestnet, Inc., Evolent Health, Inc., Guidewire Software Inc.,Omnicell, Inc., Paycom Software, Inc., Paycor HCM, Inc., Paylocity Holding Corporation, Pegasystems, Inc., Progyny, Inc., Tyler Technologies, Inc., Verint Systems Inc., and WEX Inc. The rationale for changes to the peer group is described in the “Competitive Positioning” section of this proxy statement. Each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on January 31, 2021.

Fiscal Year	HealthEquity ($)	Compensation Peer Group ($)	Prior Compensation Peer Group ($)

2026	102.54	80.96	72.10
2025	132.16	101.94	100.66
2024	90.46	76.35	82.32
2023	72.83	72.55	83.09
2022	63.96	93.40	97.29
(5)The Net Income amount was calculated in accordance with the Company’s GAAP audited financials for all years reported.
(6)We define Adjusted EBITDA, which is a non-GAAP financial metric, as earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items. A reconciliation of this non-GAAP measure to the most comparable GAAP measure is provided in Exhibit A to this proxy statement.
The charts below visually represent the manner in which fluctuations in Compensation Actually Paid correlate with how our total stockholder return compared with peer group total stockholder return, and also with changes in our net income (loss) and Adjusted EBITDA.

HealthEquity, Inc. 2026 Proxy Statement	63

Executive Compensation
Compensation Actually Paid versus Total Stockholders’ Return
Compensation Actually Paid versus Net Income (Loss) and Adjusted EBITDA

64	HealthEquity, Inc. 2026 Proxy Statement

Executive Compensation
The following performance measures reflect the Company’s most important performance measures in effect for the fiscal year ended January 31, 2026, as further described and defined in the Compensation Discussion and Analysis under Fiscal Year 2026 Business Highlights.

Most Important Performance Measures for Fiscal 2026	•Revenue
•Adjusted EBITDA
•New HSA sales
Equity Compensation Plan Information
The following table provides information as of January 31, 2026, with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by stockholders(2)	2,301,030	$47.50	2,947,968(3)
Equity compensation plans not approved by stockholders	—	—	—
(1)Represents the weighted-average exercise price of outstanding options and is calculated without taking into account the shares of common stock subject to outstanding time-vesting restricted stock units/awards and performance restricted stock units/awards that become issuable without any cash payment required for such shares.
(2)Includes the 2014 Plan and the 2024 Plan, in each case as may be amended from time to time.
(3)Reflects the shares remaining available for future issuance under our 2024 Plan. No shares are reserved for future issuance under the 2014 Plan, other than shares issuable upon exercise of equity awards outstanding. This amount does not include the 2,455,000 shares that would be added to the share reserve of the 2024 Plan if Proposal No. 5 is approved by our stockholders.

HealthEquity, Inc. 2026 Proxy Statement	65

Proposal No. 4
Approval of the HealthEquity, Inc. 2026 Employee Stock Purchase Plan
On April 23, 2026, our board of directors unanimously adopted the HealthEquity, Inc. 2026 Employee Stock Purchase Plan (the “2026 ESPP”), subject to the approval of our stockholders at the Annual Meeting. The 2026 ESPP will permit eligible employees to purchase shares of our common stock at a discount, using accumulated payroll deductions. The board of directors believes that providing this opportunity will create greater alignment of the interests of our employees and our stockholders. The 2026 ESPP is intended to qualify under Section 423 of the Code.
If this proposal is approved by the stockholders, subject to adjustment for certain changes in recapitalization or reorganization, the maximum aggregate number of the shares of our common stock that may be issued under the 2026 ESPP will be 1,700,000 shares, which will be used to satisfy the purchase of shares of the Company’s common stock under the Code Section 423 Component or any Non-Section 423 Component of the 2026 ESPP. The Company does not maintain any other employee stock purchase plans, though it does maintain the HealthEquity, Inc. 2024 Equity Incentive Plan. As of May 6, 2026, 83,830,457 shares of the Company’s common stock were outstanding.
If this proposal is approved by the Company’s stockholders, the 2026 ESPP will become effective as of the first offering date determined following the date of such stockholder approval as determined by our board of directors or an authorized committee. The board of directors has authorized the talent, compensation and culture committee in this regard. In the event that the Company’s stockholders do not approve this proposal, the 2026 ESPP will not become effective.
Recommendation

The Board of Directors unanimously recommends that stockholders vote their shares “FOR” the proposal to approve the HealthEquity, Inc. 2026 Employee Stock Purchase Plan

Summary of the 2026 ESPP
The following description of the 2026 ESPP is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, a copy of which is filed with the Securities and Exchange Commission as Exhibit B to this proxy statement.
Purpose
The purpose of the 2026 ESPP is to provide eligible employees of the Company and its affiliates with a means of acquiring an equity interest in the Company, to enhance such employees’ sense of participation in the affairs of the Company.
Eligibility
Employees eligible to participate in the 2026 ESPP generally include any full time, non-seasonal employee, including executives, who are employed by us at the beginning of the offering period and has been employed by the Company for at least one year. However, our board of directors or the talent, compensation and culture committee may exclude employees from participation in the 2026 ESPP (other than where such exclusion is prohibited by applicable law) including employees who do not meet eligibility requirements that the board of directors or the talent, compensation and culture committee may choose to impose (within the limits permitted by the Code), such as employees covered by collective bargaining agreements or works councils, reclassified independent contractors, or employees who reside in a foreign jurisdiction whose participation is either prohibited under local law or where compliance with local law would violate Section 423 of the Code. In addition, any employee who owns 5% or more of our common stock will not be eligible to participate in the ESPP.

66	HealthEquity, Inc. 2026 Proxy Statement

Proposal No. 4 Approval of the HealthEquity, Inc. 2026 Employee Stock Purchase Plan
Administration
The 2026 ESPP will be administered by the compensation committee, which will be referred to as the plan administrator. The plan administrator will have broad administrative authority over the 2026 ESPP, including the ability to determine eligibility for participation in the 2026 ESPP, to construe, interpret, and apply the 2026 ESPP and its related documents or agreements, to designate separate offerings under the 2026 ESPP, or to change the limits on payroll deductions, which includes the authority to make rules, regulations, and procedures for the administration of the 2026 ESPP as it deems fit. Any determination made by the plan administrator under the 2026 ESPP will be made in the sole discretion of the plan administrator and such determinations will be final, binding, and conclusive on all persons.
Offerings
Under the 2026 ESPP, eligible employees will be offered the option to purchase shares of our common stock at a discount over a series of offering periods, which may be consecutive or overlapping, through accumulated payroll deductions over the period. Each offering period may itself consist of one or more purchase periods. No offering period may be longer than 27 months. If the 2026 ESPP is approved, the initial offering period is expected to commence once our trading window opens in September 2026, and is expected to end on March 31, 2027. Thereafter, each offering period is expected to occur every six months on April 1 and October 1.
Participation
Participating employees will be able to purchase the offered shares of our common stock by accumulating funds through payroll deductions. Participants may select a rate of payroll deduction in whole percentages between 1% and 15% of their eligible compensation. A participant may not purchase more than 1,000 (or such greater or lesser number as the compensation committee may determine) shares during any one purchase period. A participant may not subscribe for more than $25,000 in fair market value of shares of our common stock (determined as of the date the offering period commences) in any calendar year in which the offering is in effect, however, the administrator, in its discretion, may set a lower maximum amount of shares which may be purchased.
The purchase price for shares of our common stock purchased under the 2026 ESPP will be 85% of the lesser of the fair market value of our common stock on (i) the offering date or (ii) the purchase date in the applicable offering period.
Once an employee becomes a participant in an offering period, the participant will be automatically enrolled in each subsequent offering period at the same contribution level. A participant may reduce (but not increase) his or her contribution in accordance with procedures set forth by the plan administrator and may withdraw from participation in the 2026 ESPP at any time prior the end of an offering period, or such other time as may be specified by the plan administrator. Upon a reduction of a participant’s contributions to zero, unless the participant withdraws from the 2026 ESPP, the accumulated contributions will be used to purchase the shares of our common stock on the next applicable purchase date. Upon withdrawal, the accumulated payroll deductions will be returned to the participant without interest.
Adjustments Upon Recapitalization
If the number of outstanding shares of our common stock is changed by stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, or similar change in our capital structure without consideration, then our plan administrator will proportionately adjust the number and class of common stock that is available under the 2026 ESPP, the purchase price and number of shares any participant has elected to purchase, as well as the maximum number of shares which may be issued under the 2026 ESPP and which may be purchased by a participant. The plan administrator also has discretion to make equitable adjustments to the 2026 ESPP in the event of other changes in the capital structure or business of the Company to prevent the substantial dilution or enlargement of rights granted or available under the 2026 ESPP.
Change of Control
In the event of a Change in Control (as defined in the 2026 ESPP), each outstanding right to purchase common stock may be assumed or an equivalent option substituted by the successor corporation or a parent or a subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the purchase right, any offering period that commenced prior to the closing of the proposed change of control transaction will be shortened and terminated on a new purchase date. The new purchase date will occur on or prior to the closing of the proposed corporate transaction, and our 2026 ESPP will then terminate on the closing of the corporate transaction.

HealthEquity, Inc. 2026 Proxy Statement	67

Proposal No. 4 Approval of the HealthEquity, Inc. 2026 Employee Stock Purchase Plan
Transferability
A participant may not assign, transfer, pledge, alienate, attach, sell, or otherwise dispose of payroll deductions credited to his or her account, or any rights with regard to an election to purchase shares pursuant to the 2026 ESPP other than by will or the laws of descent or distribution. Any attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company or plan administrator may treat such act as an election to voluntarily withdraw from the 2026 ESPP.
Amendment and Termination
The compensation committee may amend, suspend, or terminate the 2026 ESPP at any time without stockholder consent, except as necessary to comply with applicable laws, listing requirements, or government regulations, to address unfavorable accounting treatment, or to the extent such amendment would increase the number of shares available for issuance under the 2026 ESPP, change the class or designation of employees eligible for participation in the 2026 ESPP, or such amendment was otherwise prohibited by law. If the 2026 ESPP is terminated, the plan administrator may elect to terminate all outstanding offering periods immediately, upon the next purchase date (which may be sooner than originally scheduled) or upon the last day of such offering period. If any offering period is terminated prior to its scheduled completion, all amounts credited to participants which have not been used to purchase shares will be returned to participants as soon as administratively practicable. The 2026 ESPP will continue until the earlier to occur of (a) termination of the 2026 ESPP by our board of directors, (b) issuance of all of the shares reserved for issuance under the 2026 ESPP, or (c) the tenth anniversary of the effective date under the 2026 ESPP.
Termination of Employment
In the event that the employment of a participant in the 2026 ESPP is terminated prior to a purchase date for any reason, including retirement, disability, or death, or in the event he or she is no longer eligible to participate in the 2026 ESPP, his or her rights under any offering under the 2026 ESPP, including authorized payroll deductions, will terminate immediately. Payroll deductions credited to the participant’s account since the last purchase date will be returned to the participant, or in the case of the participant’s death, in accordance with the deceased participant’s will or under the laws of descent or distribution, as soon as practicable.
Withdrawals
Participants may withdraw from the 2026 ESPP at any time and receive a refund of all payroll deductions, without interest, credited to their 2026 ESPP account that had not yet been applied toward the purchase of shares of HealthEquity common stock by submitting a withdrawal election to the plan administrator no later than the tenth (10th) day of the month in which the applicable purchase date falls. The payroll deductions will then be returned as soon as practicable after the withdrawal and may not subsequently be applied to the purchase of shares of HealthEquity common stock in any other offering under the 2026 ESPP. Participants who voluntarily withdraw from the 2026 ESPP will be prohibited from resuming participation for the same offering period as the voluntary withdrawal was made, but are free to participate in any subsequent offering.
Holding Period; Blackout Period
The plan administrator may, in its discretion, establish a holding period for any shares of common stock purchased in an offering to the extent permitted by applicable laws or regulations. Any holding period will end automatically upon termination of the participant’s employment with the Company or in the event of a corporate transaction (as defined in the 2026 ESPP). In addition, the Company may require that Participants hold the shares acquired via the 2026 ESPP with a third party broker/administrator for certain periods of time.
Additionally, any shares the participant purchases under the 2026 ESPP will be subject to the Company’s blackout periods, as described in greater detail in the Company’s Insider Trading Policy. Such restrictions shall not apply to purchases of the Company’s securities resulting from a participant’s periodic contribution of money to the 2026 ESPP pursuant to the payroll deduction election made at the time of their enrollment in the 2026 ESPP. These restrictions do apply to an employee’s election to begin participation in the 2026 ESPP, to decisions to change contribution levels to the 2026 ESPP, and to the sale of Company securities purchased pursuant to the 2026 ESPP, as concerns the disposition of shares acquired pursuant to the 2026 ESPP.

68	HealthEquity, Inc. 2026 Proxy Statement

Proposal No. 4 Approval of the HealthEquity, Inc. 2026 Employee Stock Purchase Plan
Federal Income Tax Consequences
The following is a summary of certain United States federal income tax consequences to participants in the 2026 ESPP based upon the laws in effect on the date of this proxy statement.The applicable statutory provisions are subject to change, as are their interpretations and applications which may vary based upon each individual participant’s circumstances. This discussion is not intended to constitute tax advice and participants should consult his or her own tax adviser regarding the federal, state, local, and other tax consequences of the grant, exercise of purchase rights, or the sale or disposition of shares of common stock acquired pursuant to the 2026 ESPP. The 2026 ESPP is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended and is not, nor is it intended to be, qualified under Section 401(a) of the Code.
Rights granted under the 2026 ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.
A participant will be taxed on amounts withheld for the purchase the Company’s shares of common stock, but will not recognize taxable income as a result of the granting or exercise of a purchase right until a sale or other disposition of the acquired shares. The taxation upon such sale or other disposition will depend upon the holding period of the acquired shares.
If the shares are sold or otherwise disposed of more than two (2) years after the beginning of the offering period and more than one (1) year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price, and (ii) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.
If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.
There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the 2026 ESPP. The Company will be entitled to a deduction to the extent amounts are taxed and reported as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).
New Plan Benefits
Participation in the 2026 ESPP is voluntary. Accordingly, the benefits or amounts that will be received by or allocated to particular individuals or groups of employees are not determinable at this time due to the voluntary nature of the 2026 ESPP. The Company’s non-employee directors will not be eligible to participate in the 2026 ESPP.
Vote Required
The approval of the HealthEquity, Inc. 2026 Employee Stock Purchase Plan as described in this proxy statement requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on this proposal.

HealthEquity, Inc. 2026 Proxy Statement	69

Proposal No. 5
Approval of the Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
On May 1, 2026, our board of directors, upon the recommendation of our compensation committee, adopted the Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan (the “Amended Plan”), subject to the approval of our stockholders at the Annual Meeting, to increase the number of shares reserved for issuance or transfer by 2,455,000 shares. The purpose of the Amended Plan is to increase the number of shares available for issuance or transfer under the 2024 Plan. Sufficient shares are necessary to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company, and provide a means by which the eligible recipients may benefit from increases in value of the Company’s common stock.
If approved by the stockholders, the Amended Plan will become effective on the date of such approval. If not approved by the stockholders, the 2024 Plan will remain in effect in accordance with its terms. In such event, the Company will be limited in its ability to grant equity awards to its key employees, officers, directors, and consultants, which our board of directors believes would negatively affect the ability of the Company to adequately recruit, incentivize, and retain talent. The board of directors recommends that our stockholders approve the Amended Plan, the material terms of which are as described below.
Key Features of the Amended Plan
The Amended Plan and our related governance practices and policies include many features designed to protect stockholder interests. The Amended Plan retains many of the same features of the 2024 Plan. A more detailed description of the features is included under the heading “Summary of the Amended Plan” below. The summaries in this proposal do not provide a complete description of all provisions of the Amended Plan and are qualified in their entirety by references to the full text of the Amended Plan, which is attached to this proxy statement as Exhibit C.
■No “Evergreen” Feature. The Amended Plan has a fixed number of shares reserved and available for grant. Stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation program.
■No Dividend or Dividend Equivalent Rights on Unearned or Unvested Awards. Under the Amended Plan, no dividends or dividend equivalents may be paid in respect of unvested or unearned awards, unless and until such awards become vested or earned. No dividends or dividend equivalents are payable in respect of stock options or stock appreciation rights.
■Prohibition on Repricing of Awards without Stockholder Approval. The Amended Plan includes a provision that expressly prohibits repricing of awards, including the reduction of an exercise price of stock options or base price of stock appreciation rights, or the cancellation of underwater stock options and stock appreciation rights, without prior stockholder approval.
■No Share “Recycling” on Net Exercise or Net Settlement. The Amended Plan has no provision for the re-issuance of shares used to pay stock option exercise prices or stock appreciation right base prices, or shares that are withheld to pay a participant’s tax withholding obligation.
■Minimum Vesting Period. Generally, no portion of an award under the Amended Plan may vest over a period of less than one year from the vesting commencement date set forth in the applicable award agreement unless (1) the shares with respect to the award granted do not exceed five percent (5%) of the aggregate number of shares reserved under the Amended Plan, (2) the award is granted in lieu of an equivalent amount of salary, bonus, or other cash compensation that has already been earned, (3) the award is granted to a non-employee director and vests on the earlier of the one-year anniversary of the grant date and the next annual stockholders’ meeting (so long as such meeting is within 50 weeks after the prior year’s meeting), (4) the participant’s continuous service is terminated by the Company without cause or by the participant for good reason upon or following the consummation of a change in control, or (5) the participant’s continuous service is terminated due to death or disability.

70	HealthEquity, Inc. 2026 Proxy Statement

Proposal No. 5 Approval of the Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
■CEO Minimum Holding Period. The Company’s CEO is generally required to hold shares acquired from the exercise or settlement of an award (net of any shares disposed of in connection with the payment of an exercise or purchase price or satisfaction of any tax withholding obligations) for a minimum of 12 months.
■Treatment on a Change in Control. If an unvested award is not assumed, continued, or substituted by an acquirer in connection with a change in control, time-based awards will become fully vested and performance-based awards will vest at the greater of actual and target levels of performance. If an unvested award is assumed, continued, or substituted in connection with a change in control, such awards will vest on an accelerated basis only if, in connection with or within two years following such change in control, a participant experiences a qualifying termination. Any assumed, continued, or substituted awards subject to performance goals may be converted into time-based awards at the greater of actual and target levels of performance and remain subject to continued vesting through the last day of the original performance.
Recommendation

The Board of Directors unanimously recommends that stockholders vote their shares “FOR” the proposal to approve the Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan

Summary of the Amended Plan
The following description of the Amended Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, a copy of which is filed with the Securities and Exchange Commission as Exhibit C to this proxy statement.
We seek to adopt the Amended Plan, which was approved by our board of directors on May 1, 2026, upon the recommendation of our compensation committee, in order to increase the number of shares available for issuance or transfer under the 2024 Plan (and to make a corresponding increase to the number of shares available for issuance in respect of incentive stock options (“ISOs”)). The number of shares that remain available for issuance under the 2024 Plan is not sufficient to meet our recruiting and retention compensation goals in the coming years. To ensure that we have an adequate number of shares available to compensate our employees, directors, and consultants, we are asking our stockholders to approve the Amended Plan and in doing so, increase the maximum number of shares of common stock by 2,455,000 shares (and make a corresponding increase to the number of shares available for the issuance of ISOs by the same amount). Unless otherwise noted herein, the features of the 2024 Plan following the adoption of the Amended Plan will be the same as the features of the 2024 Plan, as we are not seeking to make any material changes to the 2024 Plan other than to increase the shares available.
Our board of directors was assisted by its independent compensation consultant, Semler Brossy, in determining an appropriate increase to the number of authorized shares reserved under the 2024 Plan, taking into account multiple factors, including the Company’s grant history and current expectations with respect to future awards. Equity-based awards are intended to motivate high levels of performance and align the interests of our participants with those of our stockholders by providing a means of recognizing participants’ contributions and by giving participants the perspective of an owner. Our board of directors and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified individuals who help us meet our goals.

HealthEquity, Inc. 2026 Proxy Statement	71

Proposal No. 5 Approval of the Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
Summary of the Capacity of the 2024 Plan and the Share Request Represented by the Amended Plan
The following table shows certain information about our equity awards as of the close of business on May 6, 2026.

Total shares underlying outstanding stock options under all equity plans	118,073
Weighted average exercise price of outstanding stock options	$50.01
Weighted average remaining contractual life of outstanding stock options	1.49 years
Total shares subject to outstanding, unvested full-value awards under all equity plans	2,852,571
Total shares currently available for grant under the 2024 Plan	1,837,051
Shares underlying awards outstanding under all equity plans	2,970,644
Shares reserved and available for issuance (under the 2024 Plan without the Amended Plan approval)	1,837,051
Additional share request pursuant to the Amended Plan	2,455,000
Common shares outstanding	83,830,457
Fully diluted overhang	8.0%
As of May 6, 2026, 83,830,457 shares of the Company’s common stock were outstanding. A total of 1,837,051 shares were reserved and available for issuance as of May 6, 2026, under the 2024 Plan, and there was a total of 2,970,644 awards outstanding collectively under the HealthEquity, Inc. 2014 Equity Incentive Plan and the 2024 Plan. If the Amended Plan is approved by our stockholders, new awards on or following the date of such approval will be made from the share reserve remaining from the 2024 Plan and the additional shares approved in the Amended Plan.
Burn rate, which measures the number of full-value shares under equity awards granted (disregarding cancellations) during a given year, as a percentage of basic weighted-average common stock outstanding for that fiscal year, since the 2024 Plan was approved have been 1.32%, and 1.49% (for the fiscal years ended January 31, 2025 and 2026, respectively).
Overhang, which measures the total number of full-value shares under all outstanding equity awards (i.e., share awards granted, less share award cancellations), as a percentage of basic weighted-average common stock outstanding as of the measurement date, has been 3.7% and 2.7% (based on awards outstanding as of January 31, 2025, and January 31, 2026 and weighted-average common stock outstanding as of the fiscal years ended January 31, 2025, and January 31, 2026, respectively).
Fully diluted overhang, which measures the total number of full-value shares under all outstanding equity awards, plus the number of full-value shares authorized for future plan awards (the “total actual and potential awards”) divided by the sum of the total actual and potential awards, plus the basic weighted-average common stock outstanding as of the measurement date, has been 7.5% and 5.7% (based on awards outstanding and available plan capacity as of January 31, 2025, and January 31, 2026, and weighted-average common stock outstanding as of the fiscal years ended January 31, 2025, and January 31, 2026, respectively). If the Amended Plan is approved by our stockholders at the 2026 Annual Meeting, our fully diluted overhang would be approximately 8.0%, based on the common stock outstanding as of May 6, 2026.
Since the 2024 Plan was approved, we have granted 2,674,836 shares under the 2024 Plan through our equity compensation programs (assuming target levels of achievement for performance awards and inclusive of all shares issued under our stock bonus program (whether or not they reduce available plan capacity)). All of these awards have been in the form of time- or performance-based restricted stock units. Assuming future annual share utilization remains at these levels, the 4,292,051 shares that would be available after approval of the Amended Plan would last for approximately 3 years.

72	HealthEquity, Inc. 2026 Proxy Statement

Proposal No. 5 Approval of the Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
Amended Plan Highlights
Purpose
The purpose of the Amended Plan is to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company, and provide a means by which the eligible recipients may benefit from increases in value of the Company’s common stock.
Eligibility
The Amended Plan provides that awards may be granted to the directors, officers, employees, and consultants of the Company and its affiliates, as well as consultants and advisors who provide substantial services to the Company and its affiliates, except that incentive stock options may be granted only to employees of the Company and certain of our subsidiaries. As of May 6, 2026, there are approximately 300 directors, officers, and employees who would be eligible to participate in the Amended Plan if it were effective on such date. Members of management, including our named executive officers and each of our directors, are among the individuals eligible to receive awards under the Amended Plan.
Administration
Our board of directors, or a duly authorized committee thereof, has the authority to administer the Amended Plan. The Talent, Compensation and Culture Committee, or compensation committee, of the board of directors, which is the committee authorized to administer the Amended Plan, consists of a sufficient number of “non-employee directors” as defined in Nasdaq Listing Rules or other applicable stock exchange rules. In accordance with applicable law, our board of directors or the authorized committee may also delegate to a subcommittee its authorities under the Amended Plan. Subject to the terms of the Amended Plan, our board of directors or the authorized committee, referred to herein as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted, and the terms and conditions of the stock awards, including the period of their exercisability and vesting schedule applicable to a stock award. Under the terms of the Amended Plan, the plan administrator can make rules and regulations and establish such procedures for the administration of the Amended Plan as it deems appropriate. Any determination made by the plan administrator under the Amended Plan will be made in the sole discretion of the plan administrator and such determinations will be final, binding, and conclusive on all persons.
Type of Awards
The Amended Plan provides for the grant of ISOs, nonstatutory stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation (collectively, “stock awards”), all of which may be granted to employees, including officers, non-employee directors, and consultants of the Company and our affiliates. Additionally, the Amended Plan provides for the grant of performance-based cash awards. ISOs may be granted only to employees. All other awards may be granted to employees, including officers, and to non-employee directors and consultants.
Subject to the terms of our Amended Plan, the plan administrator will determine the exercise price, base price, or purchase price of awards granted and the types of consideration to be paid for the awards. Stock awards granted under the Amended Plan vest at the rate specified by the plan administrator but no portion of a stock award will vest sooner than one (1) year following the grant date, unless (1) the shares with respect to the award granted do not exceed five percent (5%) of the aggregate number of shares reserved under the Amended Plan, (2) the award is granted in lieu of an equivalent amount of salary, bonus, or other cash compensation that has already been earned, (3) the award is granted to a non-employee director and vests on the earlier of the one-year anniversary of the grant date and the next annual stockholders’ meeting (so long as such meeting is within 50 weeks after the prior year’s meeting), (4) the participant’s continuous service is terminated by the Company without cause or by the participant for good reason upon or following the consummation of a change in control, or (5) the participant’s continuous service is terminated due to death or disability. Shares acquired or purchased from a stock award are generally not subject to a minimum holding period, except that the Company’s CEO is generally required to hold shares acquired from the exercise or settlement of an award (net of any shares disposed of in connection with the payment of an exercise or purchase price or satisfaction of any tax withholding obligations) for a minimum of 12 months.

HealthEquity, Inc. 2026 Proxy Statement	73

Proposal No. 5 Approval of the Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
Shares and Other Limits
The aggregate number of shares of our common stock that may be issued as stock awards or grants of ISOs under the Amended Plan after becoming effective is 4,292,051 shares and the total shares available for stock awards or grant of ISOs, including awards already made, vested, or forfeited, under the Amended Plan will be 6,540,000 shares. If a stock award granted under the Amended Plan expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of our common stock not acquired pursuant to the stock award will become available for subsequent issuance under the Amended Plan. In addition, shares that are forfeited or repurchased by the Company due to the failure to meet a contingency or condition may again become available for the grant of new stock awards under the Amended Plan. Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Amended Plan. The shares issued under the Amended Plan may be previously unissued shares or reacquired shares bought by us on the open market or shares classified as treasury shares.
The maximum number of shares of our common stock subject to stock awards granted during a single calendar year to any non-employee director for services as a non-employee director, taken together with any cash fees paid to such non-employee director for services as a non-employee director during the calendar year, shall not exceed $750,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any stock award granted in a previous calendar year).
Termination of the Amended Plan
No new awards may generally be made under the Amended Plan on or after the day immediately before the tenth anniversary of the effective date of the 2024 Plan, which is June 26, 2034, except that no ISOs may be granted after the tenth anniversary of the earlier of (i) the date on which the Amended Plan is approved by our board of directors and (ii) the date on which the Amended Plan is approved by stockholders. Upon the adoption of the Amended Plan, no further grants may be made under any other stock incentive plans maintained by the Company, including, but not limited to, the 2014 Plan, the WageWorks, Inc. Amended and Restated 2010 Equity Incentive Plan, the 2009 Stock Plan, the 2006 Stock Plan, the 2005 Stock Plan, and the 2003 Stock Plan.
Awards
Stock Options. ISOs and NSOs are granted pursuant to stock option award agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the Amended Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the Amended Plan vest at the rate specified by the plan administrator. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.
The plan administrator determines the term of stock options granted under the Amended Plan, which is up to a maximum of ten years (or, five years in the case of certain ISOs, as noted above). The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If the expiration date of any stock option held by an active employee or service provider occurs during a blackout period under our insider trading policy, then the option term is automatically extended until the earlier of 90 days after the expiration of the blackout period and the day immediately before the tenth anniversary (or, in the case of certain ISOs, the fifth anniversary) from the date on which such award was granted.
Unless the terms of an optionholder’s stock option award agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service.
If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

74	HealthEquity, Inc. 2026 Proxy Statement

Proposal No. 5 Approval of the Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, and (5) other legal consideration approved by the plan administrator.
Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.
Stock Appreciation Rights. SARs are granted pursuant to SAR award agreements adopted by the plan administrator. The plan administrator determines the base price for an SAR, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of an SAR, we will pay the participant an amount equal to the product of (1) the excess of the per-share fair market value of our common stock on the date of exercise over the base price, multiplied by (2) the number of shares of common stock with respect to which the SAR is exercised. An SAR granted under the 2024 Plan vests at the rate specified in the SAR award agreement as determined by the plan administrator. The appreciation distribution may be paid in our common stock, cash, or both, or in any other form of consideration.
The plan administrator determines the term of SARs granted under the Amended Plan, which is up to a maximum of ten years. Unless the terms of a participant’s SAR award agreement provide otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested SAR for a period of three months following the cessation of service. The SAR term may be further extended in the event that exercise of the SAR following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If the expiration date of any SAR held by an active employee or service provider occurs during a blackout period under our insider trading policy, then the term of the SARs is automatically extended until the earlier of 90 days after the expiration of the blackout period and the day immediately before the tenth anniversary from the date on which such award was granted.
If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested SAR for a period of 12 months. In the event of a termination for cause, SARs generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may an SAR be exercised beyond the expiration of its term.
Unless the plan administrator provides otherwise, SARs generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. A holder of SARs may designate a beneficiary, however, who may exercise the SAR following the holder’s death.
Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft or money order, (2) past services rendered to us or our affiliates, or (3) any other form of legal consideration (including future services). Common stock acquired under a restricted stock award may, but need not, be subject to forfeiture pursuant to a vesting schedule to be determined by the plan administrator. A restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Restricted stock awards that have not vested may be forfeited or repurchased by us upon the participant’s cessation of continuous service for any reason.
Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.
Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.
Dividend and Dividend Equivalents. If a dividend is declared during the period in which an award, including a restricted stock award or a restricted stock unit award (but excluding an award of options or SARs), is outstanding, dividends may not be paid or credited to such award, or may be accumulated but remain subject to vesting requirements to the same extent as the applicable award and paid at the time or times that such vesting requirements are satisfied. Dividend equivalents may be converted into additional shares of the Company’s common stock covered by an award (other than an award of stock options or SARs) in a manner determined by the board of directors and subject to the same terms and conditions of the underlying award. Unless the plan administrator determines otherwise, no interest will accrue or be paid on the amount of any cash dividends withheld. No dividends or dividend equivalents may be paid on stock options or SARs.
Fair Market Value. For purposes of the Amended Plan, the fair market value of our common stock as of any given date means the closing sales price for such stock as quoted on such principal national securities exchange (currently, Nasdaq) on which our common stock is listed and traded on such date of determination. Unless determined otherwise by the board of directors, if there is no closing sales price on such date of determination, the fair market value will be the closing price on the last preceding date for which a quotation exists on such securities exchange.

HealthEquity, Inc. 2026 Proxy Statement	75

Proposal No. 5 Approval of the Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
Changes to Capital Structure. In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, to the extent necessary or advisable to prevent substantial dilution or enlargement of benefits or potential benefits under the Amended Plan, as determined by our board of directors, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the Amended Plan, (2) the class and maximum number of shares that may be issued upon the exercise of ISOs, (3) the class and number of shares and exercise price, base price, or purchase price, if applicable, of all outstanding stock awards, and (4) the class and maximum number of shares subject to stock awards that can be granted in a calendar year to non-employee directors. In addition, the board may provide a cash bonus instead of an adjustment if it determines that such a bonus is appropriate.
Corporate Transactions. In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:
•arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or such entity’s parent company;
•arrange for the assignment of any reacquisition or repurchase rights held by us in respect of shares issued pursuant to stock awards to the surviving or acquiring entity or such entity’s parent company;
•to the extent not otherwise assumed, continued or substituted for a similar award, accelerate the vesting (and, if applicable, the exercisability) of the stock award and provide for its termination at or prior to the effective time of the corporate transaction;
•arrange for the lapse of any reacquisition or repurchase right held by us;
•to the extent not otherwise assumed, continued or substituted for a similar award, cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the closing of such transaction, in exchange for such cash consideration, if any, as our board of directors may deem appropriate; or
•to the extent not otherwise assumed, continued or substituted for a similar award, make a payment equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price otherwise payable in connection with the stock award (subject to any deferred consideration requirements applicable to our stockholders, including earn-outs, escrows, and holdbacks).
Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.
Under the Amended Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 90% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
Change in Control. If, in connection with a change in control, the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue an award or substitute a similar award for the award, the award will become fully vested, exercisable and no longer subject to repurchase or forfeiture (to the extent such award has not previously expired or terminated) prior to the consummation of a change in control. With respect to an award subject to performance-based goals (or portions thereof) that is not assumed, continued, or substituted for a similar award, such award will vest based on the greater of (x) deemed achievement of target performance and (y) a determination of actual performance as of the most recent quarter-end prior to the date of the consummation of a change in control, as determined by the plan administrator, in its sole discretion.
If, in connection with a change in control, an award is assumed, continued, or substituted for a similar award by a surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company), the award will continue to vest in accordance with the regular vesting schedule applicable to the award and the vesting and exercisability of such award may not be accelerated by reason of the change in control for any participant unless the participant experiences a termination by the Company (other than for cause or due to death or disability) or by the participant for good reason as a result of or within two years following the change in control. With respect to an award subject to performance-based goals (or portions thereof), in connection with a change in control, the plan administrator may provide that such award will be assumed, continued, or substituted for a similar award, with the number of shares or the underlying value of the award to be determined based on greater of (x) deemed achievement of target performance and (y) a determination of actual performance as of the most recent quarter-end prior to the date of the consummation of a change in control, as determined by the plan administrator, in its sole discretion. Any such assumed, continued, or substituted award will vest at the conclusion of the performance period applicable to the original award, and, except as provided otherwise in this paragraph, will be subject to the participant’s continued employment or service with the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) through the last day of such performance period.

76	HealthEquity, Inc. 2026 Proxy Statement

Proposal No. 5 Approval of the Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
Under the Amended Plan, a change in control is generally (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (3) our complete dissolution or liquidation, except a dissolution into a parent company; (4) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets; or (5) when individuals, who on the date we adopted the plan are members of our board of directors, cease for any reason to constitute at least a majority of the members of our board of directors, unless such appointment or election of new board members was approved by a majority of the members of the incumbent board then still in office.
No Repricing of Awards Without Stockholder Approval. None of the stock awards issued under the Amended Plan may be “repriced” without stockholder approval, including reducing the exercise or base price (other than due to a change in capital structure), any action treated as repricing under GAAP, or repurchasing for cash or canceling in exchange for another award an underwater stock award (unless in connection with a corporate transaction or change in control).
Clawback/Restrictive Covenants. All awards subject to performance-based vesting conditions granted under the Amended Plan will be subject to the HealthEquity, Inc. Clawback Policy or another other incentive compensation clawback policy maintained by the Company and as the same may be amended from time to time. In addition, the plan administrator may subject any award to forfeiture or repayment in the event that the participant is terminated for cause or breaches post-termination restrictions.
Plan Term; Earlier Termination or Suspension of the Amended Plan; Amendments to the Amended Plan
If approved by our stockholders, the Amended Plan will be effective as of the date of our Annual Meeting. The board of directors may amend, terminate, or suspend the Amended Plan at any time. Unless sooner terminated, the Amended Plan will automatically terminate on the day before the tenth anniversary of the date on which the 2024 Plan was approved by the Company’s stockholders. No awards of ISOs may be granted after the tenth anniversary of the earlier of (i) the date on which the 2024 Plan is adopted by the board of directors and (ii) the date on which the Amended Plan is approved by the Company’s stockholders. No awards may be granted while the Amended Plan is suspended or after it is terminated. No amendment may be made that would materially impair the rights of the participant with respect to a previously granted award without such participant’s consent, except such an amendment made to comply with applicable law or stock exchange rules or to prevent adverse tax or accounting consequences to the Company or participants under Section 409A of the Code or accounting rules.
Federal Income Tax Consequences
The following is a summary of certain U.S. federal income tax consequences of awards made under the Amended Plan, based upon the laws in effect on the date of this proxy statement. The Amended Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code. Participants who are “insiders” under Section 16(b) of the Exchange Act may be subject to different tax treatment with respect to the grant, exercise or settlement of awards under the Amended Plan, depending on the particular Section 16(b) exemption utilized. The discussion is general in nature, is based on current law, and does not take into account a number of considerations that may apply in light of the circumstances of a particular participant under the Amended Plan. The income tax consequences under applicable state and local tax laws may not be the same as under U.S. federal income tax laws. This discussion is not intended to constitute tax advice and holders of awards under the Amended Plan are encouraged to consult with their own tax advisors.
Nonstatutory Stock Options. A participant will not recognize taxable income at the time of a grant of a NSO, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and be subject to income tax withholding in respect of an employee) upon exercise of a NSO equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company generally will be entitled to a corresponding deduction. Upon a subsequent sale of the shares received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held, and no deduction will be allowed to such participant’s employer.
Incentive Stock Options. A participant will not recognize taxable income at the time of grant of an ISO and will not recognize taxable income (except for purposes of the alternative minimum tax) upon the exercise of an ISO. If the shares acquired by exercise of an ISO are held for the longer of two years from the date the option was granted and one year from the date the option was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of prior to the expiration of either holding period, then in the year of such disposition, the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and the Company generally will be entitled to a corresponding deduction. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

HealthEquity, Inc. 2026 Proxy Statement	77

Proposal No. 5 Approval of the Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
Stock Appreciation Rights. A participant will not recognize taxable income at the time of a grant of an SAR, and the Company will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company generally will be entitled to a corresponding deduction.
Restricted Stock. A participant will not recognize taxable income at the time of a grant of shares of restricted stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code within 30 days from the grant date to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company is entitled to a corresponding deduction at the time the ordinary income is recognized by the participant.
Restricted Stock Units. A participant will not recognize taxable income at the time of a grant of a restricted stock unit, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered or the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction.
The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Amended Plan. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign, and other tax consequences to them of participating in the Amended Plan.
Amended Plan Benefits
The selection of participants who will receive awards under the Amended Plan and the size and types of awards will be determined by our board of directors or compensation committee or its designee in its discretion. As such, the number or value of awards that will be granted under the Amended Plan following the stockholder meeting is not yet determinable, and it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees.
Vote Required
The approval of the Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan as described in this proxy statement requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on this proposal.

78	HealthEquity, Inc. 2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 6, 2026, except as otherwise stated, for:
•each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•each of our directors and nominees for director;
•each of our named executive officers; and
•all of our directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, or has the right to acquire beneficial ownership of that security within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have or will have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.
Our calculation of the percentage of beneficial ownership is based on 83,830,457 shares of common stock outstanding as of May 6, 2026.
Common stock subject to stock options currently exercisable or exercisable within 60 days of May 6, 2026, and common stock subject to the vesting of restricted stock units within 60 days of May 6, 2026, is deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but is not deemed outstanding for computing the percentage of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020.

Name of Beneficial Owner	Number(1)	Percentage

5% Stockholders:
BlackRock, Inc.(2)	10,591,921	12.6%
The Vanguard Group(3)	8,619,499	10.3%
Wasatch Advisors, Inc.(4)	6,839,831	8.2%

HealthEquity, Inc. 2026 Proxy Statement	79

Security Ownership of Certain Beneficial Owners and Management

Name of Beneficial Owner	Number(1)	Percentage
Directors and Named Executive Officers:
Stephen Neeleman, M.D.(5)	907,653	1.1%
Robert Selander(6)	86,972	*
Adrian Dillon(7)	83,964	*
Elimelech Rosner(8)	81,497	*
Delano Ladd(9)	65,903	*
Evelyn Dilsaver(10)	56,559	*
James Lucania(11)	40,792	*
Stuart Parker(12)	22,467	*
Scott Cutler(13)	22,408	*
Gayle Wellborn(14)	22,172	*
Rajesh Natarajan(15)	14,765	*
Michael Fiore(16)	10,011	*
Debra McCowan(17)	9,782	*
William Gassen(18)	734	*
All current directors and executive officers as a group (15 persons)(19)	1,344,182	1.6%
*Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.
(2)Based upon the most recent Schedule 13G/A filed with the SEC on January 23, 2024 by BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 10,424,251 shares and sole dispositive power with respect to 10,591,921 shares. The address of BlackRock, Inc. is 55 East 52nd St., New York, NY 10055. For information on transactions involving BlackRock, Inc. and the Company, see Related Person Transactions.
(3)Based upon the Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group. The Vanguard Group, until January 12, 2026, had shared voting power with respect to 154,700 shares, sole dispositive power with respect to 8,374,088 shares and shared dispositive power with respect to 245,411 shares. On March 13, 2026, The Vanguard Group filed a Schedule 13G stating that as of January 12, 2026, certain subsidiaries or business divisions of subsidiaries of The Vanguard Group, Inc., that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, Inc., will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group, Inc., to the effect that The Vanguard Group, Inc. no longer had, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. For information on transactions involving The Vanguard Group and the Company, see Related Person Transactions.
(4)Based upon the most recent Schedule 13G/A filed with the SEC on February 9, 2024 by Wasatch Advisors, Inc. Wasatch Advisors, Inc. has sole voting power with respect to 6,839,831 shares and sole dispositive power with respect to 6,839,831 shares. The address of Wasatch Advisors, Inc. is 505 Wakara Way, Suite 300, Salt Lake City, UT 84108.
(5)Consists of (i) 409,735 shares held of record by The Stephen and Christine Neeleman Trust, (ii) 49,462 shares issuable upon exercise of outstanding options exercisable within 60 days of May 6, 2026, (iii) 140,000 shares beneficially owned by Dr. Neeleman’s spouse, and (iv) 203,000 shares held of record by Neeleman Family Holdings, LLC, a Utah limited liability company (“Family Holdings”). Dr. Neeleman is the manager of Family Holdings and as such holds sole voting and dispositive power over the shares held of record by Family Holdings. Dr. Neeleman disclaims beneficial ownership of the shares held by Family Holdings except to the extent of his pecuniary interest therein. Dr. Neeleman also holds 40,977 shares of performance-based restricted stock units not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.
(6)Includes 2,003 shares deliverable upon vesting of outstanding restricted stock units within 60 days of May 6, 2026.
(7)Includes (i) 24,446 shares issuable upon exercise of outstanding stock options, and (ii) 2,003 shares deliverable upon vesting of outstanding restricted stock units, in each case within 60 days of May 6, 2026.
(8)Mr. Rosner also holds 435 shares of performance-based restricted stock units not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.
(9)Includes 2,469 shares deliverable upon vesting of outstanding restricted stock units within 60 days of May 6, 2026. Mr. Ladd also holds 41,787 shares of performance-based restricted stock units not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.
(10)Includes (i) 8,351 shares issuable upon exercise of outstanding stock options, and (ii) 2,003 shares deliverable upon vesting of outstanding restricted stock units, in each case within 60 days of May 6, 2026.

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Security Ownership of Certain Beneficial Owners and Management
(11)Includes 6,660 shares deliverable upon vesting of outstanding restricted stock units within 60 days of May 6, 2026. Mr. Lucania also holds 68,956 shares of performance-based restricted stock units not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.
(12)Includes (i) 2,003 shares deliverable upon vesting of outstanding restricted stock units within 60 days of May 6, 2026, and (ii) 14,801 shares deliverable with respect to restricted stock units that have vested but for which delivery of the underlying shares has been voluntarily deferred.
(13)Includes 2,818 shares deliverable upon vesting of outstanding restricted stock units within 60 days of May 6, 2026. Mr. Cutler also holds 176,744 shares of performance-based restricted stock units not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.
(14)Includes (i) 2,439 shares issuable upon exercise of outstanding stock options and (ii) 2,003 shares deliverable upon vesting of outstanding restricted stock units, in each case within 60 days of May 6, 2026.
(15)Includes (i) 2,003 shares deliverable upon vesting of outstanding restricted stock units within 60 days of May 6, 2026, and (ii) 1,259 shares deliverable with respect to restricted stock units that have vested but for which delivery of the underlying shares has been voluntarily deferred.
(16)Includes 4,399 shares deliverable upon vesting of outstanding restricted stock units within 60 days of May 6, 2026. Mr. Fiore also holds 50,325 shares of performance-based restricted stock units not included in the table above, which may be forfeited depending upon whether or not certain financial performance objectives are achieved over the next three fiscal years.
(17)Includes 2,003 shares deliverable upon vesting of outstanding restricted stock units within 60 days of May 6, 2026.
(18)Includes 734 shares deliverable upon vesting of outstanding restricted stock units within 60 days of May 6, 2026.
(19)Consists of (i) 1,209,818 shares held by the current directors and executive officers, (ii) 84,698 shares issuable pursuant to stock options held by such persons that are exercisable within 60 days of May 6, 2026, (iii) 33,606 shares deliverable upon vesting of outstanding restricted stock units within 60 days of May 6, 2026, and (iv) 16,060 shares deliverable with respect to restricted stock units that have vested but for which delivery of the underlying shares has been voluntarily deferred.

HealthEquity, Inc. 2026 Proxy Statement	81

Other Matters
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who beneficially own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that all filing requirements applicable to our officers, directors, and greater than 10% stockholders were complied with for the fiscal year ended January 31, 2026, except for a Form 4 filing reporting a gift by Dr. Neeleman in July 2025, which has since been filed.
Available Information
Our financial statements for the fiscal year ended January 31, 2026, are included in our Annual Report on Form 10-K. This proxy statement and our annual report are available in the Corporate Governance section of our Investor Relations webpage ir.healthequity.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to:
HealthEquity, Inc. Attention: Investor Relations 15 W. Scenic Pointe Dr., Ste. 100 Draper, UT 84020
Questions and Answers about the Annual Meeting
The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read this entire proxy statement carefully before voting your shares.

Q	What matters am I voting on?

A	You will be voting on:

•the election of ten directors to hold office until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified
•a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2027
•a proposal to approve, on a non-binding, advisory basis, the fiscal 2026 compensation paid to our named executive officers, as described in this proxy statement
•a proposal to approve the HealthEquity, Inc. 2026 Employee Stock Purchase Plan
•a proposal to approve the Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
•any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof

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Other Matters

Q	How does our board of directors recommend that I vote?

A	Our board of directors recommends that you vote:
	Proposal		Board Recommendation

1
The election of each of the ten directors nominated by our board of directors and named in this proxy statement as directors to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified
FOR

	2	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2027	FOR

	3	The approval, on a non-binding, advisory basis, of the fiscal 2026 compensation paid to our named executive officers as described in this proxy statement	FOR

	4	The approval of the 2026 HealthEquity, Inc. Employee Stock Purchase Plan	FOR

	5	The approval of the Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan	FOR

Q	Will there be any other items of business on the agenda?

A	If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and at the date of this proxy statement we are not aware of any matters that may be properly presented by others for consideration at the Annual Meeting.

Q	Who is entitled to vote at the Annual Meeting?

A
Holders of our common stock at the close of business on May 6, 2026, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 83,830,457 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Q	Is there a list of stockholders entitled to vote at the Annual Meeting?

A
The names of stockholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose germane to the Annual Meeting. During the 10 days preceding the Annual Meeting, the names of the stockholders of record entitled to vote may be accessed by contacting our Corporate Secretary at:
HealthEquity, Inc.
15 W. Scenic Pointe Dr., Ste. 100
Draper, UT 84020
(801) 727-1000

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Other Matters

Q	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A
STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME.
If, at the close of business on the Record Date, your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC (“AST”), our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.
BENEFICIAL OWNERS: SHARES REGISTERED IN THE NAME OF A BROKER, BANK, OR OTHER NOMINEE.
If, at the close of business on the Record Date, your shares were held not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares by following the voting instructions your broker, bank, or other nominee provides. If you do not provide your broker, bank, or other nominee with instructions on how to vote your shares, your broker, bank, or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see “What if I do not specify how my shares are to be voted?” for additional information.

Q	Do I have to do anything in advance if I plan to attend the Annual Meeting?

A
STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME.
If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to attend and/or vote your shares at the Annual Meeting, but you will need to log in with your 16-digit control number (found on your proxy card, the stockholder meeting notice).
BENEFICIAL OWNERS: SHARES REGISTERED IN THE NAME OF A BROKER, BANK, OR OTHER NOMINEE.
If you were a beneficial owner whose shares were registered in the name of a broker, bank, or other nominee at the close of business on the Record Date, you may not vote your shares online at the Annual Meeting unless you obtain a “legal proxy” from such broker, bank, or other nominee who is the stockholder of record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy by visiting: www.virtualshareholdermeeting.com/HQY2026.
Please note that you may not make any audio or video recordings of the Annual Meeting, live stream the Annual Meeting or take any photographs of the Annual Meeting.

Q	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

A
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of delivery of proxy materials in printed form. However, if you received a Notice of Internet Availability of Proxy Materials and wish to receive proxy materials in printed or electronic form for this or future stockholder meetings, you may so request prior to June 1, 2026, by (1) visiting www.ProxyVote.com, (2) calling 1-800-579-1639, or (3) sending an email to sendmaterial@proxyvote.com. If sending an email, please include your control number in the subject line. Unless requested, you will not otherwise receive a paper or email copy.
A separate copy will be promptly provided following receipt of your request.

Q	What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

A	If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

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Other Matters

Q	How do I vote and what are the voting deadlines?

A
STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME.
If you are a stockholder of record, you can vote in one of the following ways:
•You may vote via the Internet or by telephone. To vote via the Internet or by telephone, follow the instructions provided in the Notice. If you vote via the Internet or by telephone, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 24, 2026. Alternatively, you may request a printed proxy card prior to June 1, 2026 by (1) visiting www.ProxyVote.com, (2) calling 1-800-579-1639, or (3) sending an email to sendmaterial@proxyvote.com. If sending an email, please include your control number in the subject line. Please follow the instructions under the heading “You may vote by mail” immediately below.
•You may vote by mail. If you have received printed proxy materials by mail and would like to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it to the tabulation agent in the enclosed postage-paid envelope so that it is received no later than 11:59 p.m. Eastern Time on June 24, 2026. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.
•You may vote at the Annual Meeting. If you plan to attend the Annual Meeting, you may vote by logging in with your 16-digit control number (found on your proxy card, the stockholder meeting notice, or in an email you previously received from Broadridge). If you do not have your 16-digit control number, please contact Broadridge by (1) visiting www.ProxyVote.com, (2) calling 1-800-579-1639, or (3) sending an email to sendmaterial@proxyvote.com. If sending an email, please include your control number in the subject line.
BENEFICIAL OWNERS: SHARES REGISTERED IN THE NAME OF A BROKER, BANK, OR OTHER NOMINEE.
If you are the beneficial owner of shares held of record by a broker, bank, or other nominee, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to instruct your broker, bank, or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares at the Annual Meeting itself unless you obtain a legal proxy from your broker, bank or other nominee.

Q	Is my vote confidential?

A	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within HealthEquity or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote or to facilitate a successful proxy solicitation.

Q	What happens if I decide to attend the Annual Meeting, but I have already voted or submitted a proxy covering my shares?

A	You may still attend the Annual Meeting. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.

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Other Matters

Q	Can I change my vote or revoke my proxy?

A
STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME.
If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:
•entering a new vote by Internet or telephone;
•signing and returning a new proxy card with a later date;
•delivering a written revocation to our Corporate Secretary at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020, by 11:59 p.m. Eastern Time on June 24, 2026; or
•attending the Annual Meeting and voting online during the Annual Meeting.
BENEFICIAL OWNERS: SHARES REGISTERED IN THE NAME OF A BROKER, BANK, OR OTHER NOMINEE.
If you are the beneficial owner of your shares, you must contact the broker, bank, or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

Q	What is the effect of giving a proxy?

A	Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed, and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder; however, if no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

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Other Matters

Q	What if I do not specify how my shares are to be voted?

A	STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•
 FOR the election of each of the ten directors nominated by our board of directors and named in this proxy statement as directors to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified (Proposal No. 1)

	•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2027 (Proposal No. 2)
	•	FOR the approval, on a non-binding, advisory basis, of the fiscal 2026 compensation paid to our named executive officers, as described in this proxy statement (Proposal No. 3)
	•	FOR the approval of the HealthEquity, Inc. 2026 Employee Stock Purchase Plan (Proposal No. 4)
	•	FOR the approval of the Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan (Proposal No. 5)
	•	In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting
BENEFICIAL OWNERS: SHARES REGISTERED IN THE NAME OF A BROKER, BANK, OR OTHER NOMINEE.
If you are a beneficial owner and you do not provide your broker, bank, or other nominee that holds your shares with voting instructions, then your broker, bank, or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors), Proposal No. 3 (advisory vote on fiscal 2026 compensation paid to our named executive officers), Proposal No. 4 (2026 ESPP approval), and Proposal No. 5 (approval of the Amended and Restated Health Equity, Inc. 2024 Equity Incentive Plan) are non-routine matters, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank, or other nominee, then your broker, bank, or other nominee may, in its discretion, vote your shares with respect to Proposal No. 2 (ratification of appointment of independent registered public accounting firm) but may not vote your shares with respect to the other proposals. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes and how many votes are needed for approval of each proposal?” below.

Q	How do I submit a question at the Annual Meeting?

A
If you wish to submit a question, beginning at 9:45 a.m. MT on the day of the Annual Meeting you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/HQY2026, type your question into the “Ask a Question” field, and click “Submit.” Questions must be briefly stated and cover only one topic per question. If multiple questions are submitted on the same topic, those questions will be grouped and answered collectively. In order to allow us to answer questions from as many stockholders as possible, we will limit each stockholder to one question. We reserve the right to exclude questions that are irrelevant to the business of the Company or of the Annual Meeting, are related to material non-public information, are not a matter of interest to stockholders generally, are related to pending or threatened litigation or investigations, are derogatory in nature, relate to personal matters or personal grievances, or are otherwise out-of-order or not otherwise suitable for the conduct of the Annual Meeting. Germane questions received during the Annual Meeting, and their related responses, will be posted on the Company’s investor relations website at https://ir.healthequity.com/annual-reports-and-proxies as soon as practicable following the Annual Meeting.

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Other Matters

Q	What is a quorum?

A
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our by-laws and Delaware law. The presence, in person or by proxy, of the holders of record of a majority of voting power of the issued and outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 83,830,457 shares of common stock issued and outstanding and there were no other shares of our capital stock outstanding, which means that 41,915,229 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. If there is no quorum, the chairman of the meeting or, if the chairman of the meeting so elects, the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, if any, date or time.

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Other Matters

Q	What are the effects of abstentions and broker non-votes and how many votes are needed for approval of each proposal?

A
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present for purposes of determining whether a quorum exists and will be entitled to vote at the Annual Meeting.
A broker non-vote occurs when a broker, bank, or other nominee holding shares in street name for a beneficial owner does not vote on a particular proposal because the broker, bank, or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. In tabulating the voting results for any of the proposals to be considered at the Annual Meeting, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any of the proposals to be considered at the Annual Meeting.
The following table describes the vote required to adopt each proposal at the Annual Meeting, and the manner in which votes will be counted:

	Proposal			Board Recommendation	Broker Discretionary Voting Allowed?	Effect of Abstentions	Effect of Broker Non-Votes

	1	Election of ten directors	A majority of the votes cast by the holders of shares of the Company’s common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon	FOR	No	No effect	No effect

	2	Ratification of appointment of independent registered public accounting firm	The vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon	FOR	Yes	Same effect as a vote against	N/A (brokers have discretion to vote)

	3	Non-binding advisory vote on fiscal 2026 compensation paid to our named executive officers	The vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon	FOR	No	Same effect as a vote against	No effect

	4	Approval of the HealthEquity, Inc. 2026 Employee Stock Purchase Plan	The vote of the holders of a majority of shares of the Company’s common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon	FOR	No	Same effect as a vote against	No effect

	5	Approval of the Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan	The vote of the holders of a majority of shares of the Company’s common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon	FOR	No	Same effect as a vote against	No effect

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Other Matters

Q	How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

A
Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing, and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks, and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks, or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees, or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.
If you choose to access the proxy materials and/or vote via the Internet, you are responsible for any Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur.

Q	Will members of the board of directors attend the Annual Meeting?

A	We strongly encourage, but do not require, our board members to attend the Annual Meeting. Those who do attend will be available to answer appropriate questions from stockholders.

Q	How can I find out the results of the voting at the Annual Meeting?

A	Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

Q	How can I submit a recommendation of a director candidate for the 2027 annual meeting of stockholders?

A
Stockholders who wish to submit a recommendation of a director candidate for consideration by the nominating, governance and corporate sustainability committee for election at our 2027 annual meeting of stockholders may do so by submitting in writing such candidates’ names, in compliance with the procedures and along with the other information required by the nominating, governance and corporate sustainability committee’s Policies and Procedures for Director Candidates, to the Corporate Secretary at:
HealthEquity, Inc.
15 W. Scenic Pointe Dr., Ste. 100
Draper, UT 84020

90	HealthEquity, Inc. 2026 Proxy Statement

Other Matters

Q	How can I submit a stockholder proposal for consideration at the 2027 annual meeting of stockholders?

A
Stockholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2027 annual meeting of stockholders must submit their proposals by contacting the Corporate Secretary at:
HealthEquity, Inc.
15 W. Scenic Pointe Dr., Ste. 100
Draper, UT 84020
(801) 727-1000
Proposals must be received on or before February 25, 2027. In addition, all stockholder proposals requested to be included in the Company’s proxy statement and proxy card must also comply with the requirements set forth in the federal securities laws, including Rule 14a-8, in order to be included in the Company’s proxy statement and proxy card for the 2027 annual meeting of stockholders.
In addition, the Company’s by-laws establish an advance notice procedure with regard to certain matters, including nominations of persons for election as directors, to be brought before an annual meeting of stockholders. In accordance with our by-laws, for a matter not included in our proxy materials to be properly brought before the 2027 annual meeting of stockholders, a stockholder’s notice of the matter that the stockholder wishes to present must be delivered to the Corporate Secretary at: HealthEquity, Inc., 15 W. Scenic Pointe Dr., Ste. 100, Draper, UT 84020, not less than 90 nor more than 120 days prior to the first anniversary of the Annual Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than February 25, 2027, and no later than March 27, 2027. If the date of the 2027 annual meeting of stockholders is more than 30 days earlier or later than the anniversary date of the Annual Meeting, notice must be received not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. A nomination or other proposal will not be considered if it does not comply with the notice procedures and the other requirements set forth in our by-laws, including, as appropriate, those set forth in Rule 14a-19 of the Exchange Act. Copies of the Company’s by-laws may be obtained free of charge by contacting the Corporate Secretary at:
HealthEquity, Inc.
15 W. Scenic Pointe Dr., Ste. 100
Draper, UT 84020
(801) 727-1000

Company Website
We maintain a website at www.healthequity.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *

HealthEquity, Inc. 2026 Proxy Statement	91

Exhibit A
Non-GAAP Financial Information
To supplement our financial information presented on a GAAP basis, we disclose Adjusted EBITDA, which is a non-GAAP financial measure. We define Adjusted EBITDA, which is a non-GAAP financial metric, as earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.
This non-GAAP financial measure should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. The Company cautions investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. Whenever we use a non-GAAP financial measure, we provide a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measure and the reconciliation of the non-GAAP financial measure to its most directly comparable GAAP financial measure as detailed in the tables below.
Net Income Reconciliation to Adjusted EBITDA

	Year ended January 31,
(in thousands)	2026	2025

Net income	$215,201	$96,703
Interest income	(11,729)	(13,914)
Interest expense	57,131	60,634
Income tax provision	62,231	19,331
Depreciation and amortization	46,703	50,573
Amortization of acquired intangible assets	107,953	111,878
Stock-based compensation expense	73,063	96,425
Merger integration expenses	5,024	40,535
Amortization of incremental costs to obtain a contract	7,840	6,745
Costs associated with unused office space	2,945	3,244
Other	(378)	(403)
Adjusted EBITDA	$565,984	$471,751

HealthEquity, Inc. 2026 Proxy Statement	A-1

Exhibit B
HealthEquity, Inc. 2026 Employee Stock Purchase Plan
HealthEquity, Inc.
2026 Employee Stock Purchase Plan
1.PURPOSE. HealthEquity, Inc. adopted this Plan effective as of the Effective Date. The purpose of this Plan is to provide eligible employees of the Company and the Participating Corporations with a means of acquiring an equity interest in the Company, to enhance such employees’ sense of participation in the affairs of the Company. Capitalized terms not defined elsewhere in the text are defined in Section 28.
2.ESTABLISHMENT OF PLAN. The Company proposes to grant rights to purchase shares of Common Stock to eligible employees of the Company and its Participating Corporations pursuant to this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed, although the Company makes no undertaking or representation to maintain such qualification. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. In addition, with regard to offers of options to purchase shares of Common Stock under this Plan to employees working for a Subsidiary or an Affiliate outside the United States, this Plan authorizes the grant of options under a Non-Section 423 Component that is not intended to meet Section 423 requirements, provided, to the extent necessary under Section 423 of the Code, the other terms and conditions of this Plan are met.
A total of one million seven hundred thousand (1,700,000) shares of Common Stock is reserved for issuance under this Plan. The number of shares initially reserved for issuance under this Plan shall be subject to adjustments effected in accordance with Section 14. Any or all such shares may be granted under either the Section 423 Component or the Non-Section 423 Component.
3.ADMINISTRATION. This Plan will be administered by the Committee. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all eligible employees and Participants. The Committee will have full and exclusive discretionary authority to construe, interpret and apply the terms of this Plan, to determine eligibility, to designate the Participating Corporations, to determine whether Participating Corporations shall participate in the Section 423 Component or Non-Section 423 Component and to decide upon any and all claims filed under this Plan. Every finding, decision and determination made by the Committee will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules, sub-plans, and/or procedures relating to the operation and administration of this Plan designed to comply with local laws, regulations or customs or to achieve tax, securities law or other objectives for eligible employees outside of the United States; provided, that no such sub-plan will increase the number of shares reserved for issuance under this Plan pursuant to Section 2. The Committee will have the authority to determine the Fair Market Value of the Common Stock (which determination shall be final, binding and conclusive for all purposes) in accordance with Section 8 below and to interpret Section 8 of this Plan in connection with circumstances that impact the Fair Market Value. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company. For purposes of this Plan, the Committee may designate separate offerings under this Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Corporations will participate, and the provisions of this Plan will separately apply to each such separate offering even if the dates of the applicable Offering Periods of each such offering are identical. To the extent permitted by Section 423 of the Code, the terms of each separate offering under this Plan need not be identical, provided that the rights and privileges established with respect to a particular offering are applied in an identical manner to all employees of every Participating Corporation whose employees are granted options under that particular offering. The Committee may establish rules to govern the terms of this Plan and the offering that will apply to Participants who transfer employment between the Company and Participating Corporations or between Participating Corporations, in accordance with requirements under Section 423 of the Code to the extent applicable.

HealthEquity, Inc. 2026 Proxy Statement	B-1

Exhibit B HealthEquity, Inc. 2026 Employee Stock Purchase Plan
4.ELIGIBILITY.
(a)Any employee of the Company or the Participating Corporations is eligible to participate in an Offering Period under this Plan, except that one or more of the following categories of employees may be excluded from coverage under this Plan if determined by the Committee (other than where such exclusion is prohibited by applicable law):
(i)employees who do not meet eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code);
(ii)employees who are not employed by the Company or a Participating Corporation prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;
(iii)employees who have been employed for less than one (1) year of service since his or her last hire date (or such longer period of time, not to exceed two (2) years, as determined by the Committee);
(iv)employees who are customarily employed for twenty (20) or less hours per week or five (5) or less months in any calendar year by the Company or a Participating Corporation, or any lesser number of hours per week and/or number of months in any calendar year established by the Committee (if required under applicable laws) for purposes of any separate offering or for Participants in the Non-Section 423 Component;
(v)(a) employees who are “highly compensated employees” of the Company or any Participating Corporation (within the meaning of Section 414(q) of the Code), or (b) any employees who are “highly compensated employees” with compensation above a specified level, who is an officer and/or is subject to the disclosure requirements of Section 16(a) of the Exchange Act;
(vi)employees who are subject to a collective bargaining agreement, works council arrangement or another similar labor agreement that does not provide for participation in this Plan;
(vii)employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) such employee’s participation is prohibited under the laws of the jurisdiction governing such employee, or (ii) compliance with the laws of the foreign jurisdiction would violate the requirements of Section 423 of the Code; and
(viii)individuals who provide services to the Company or any of its Participating Corporations as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.
Each exclusion will be applied with respect to an offering under the Section 423 Component in a manner complying with U.S. Treasury Regulations Section 1.423-2(e)(2)(ii). Such exclusions may be applied with respect to an offering under the Non-Section 423 Component without regard to the limitations of U.S. Treasury Regulations Section 1.423-2.
(b)No employee who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, owns stock or holds options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary shall be granted an option to purchase Common Stock under this Plan. Notwithstanding the foregoing, the rules of Section 424(d) of the Code shall apply in determining share ownership and the extent to which shares held under outstanding equity awards are to be treated as owned by the employee.
5.OFFERING DATES.
(a)Each Offering Period of this Plan may be of up to twenty-seven (27) months duration, except as otherwise provided by an applicable sub-plan, and shall commence and end at the times designated by the Committee. Each Offering Period shall consist of one or more Purchase Periods during which Contributions made by Participants are accumulated under this Plan; provided, that a Purchase Period shall in no event end later than the close of the Offering Period in which it begins. Offering Periods may be consecutive or overlapping. The Committee may at any time establish a different duration for an Offering Period or Purchase Period to be effective after the next scheduled Purchase Date, up to a maximum duration of twenty-seven (27) months. The Committee shall also have the power to change these terms as provided in Section 25 below.
(b)Unless determined otherwise by the Committee, the Initial Offering Period shall consist of one Purchase Period and a six (6)-month Offering Period shall commence on each April 1 and October 1 after the start of the Initial Offering Period, with each such Offering Period consisting of one six-month Purchase Period, except as otherwise provided by an applicable sub-plan.

B-2	HealthEquity, Inc. 2026 Proxy Statement

Exhibit B HealthEquity, Inc. 2026 Employee Stock Purchase Plan
6.PARTICIPATION IN THIS PLAN.
(a)Enrollment in Offering Periods. An eligible employee determined in accordance with Section 4 may elect to become a Participant in an Offering Period by submitting an enrollment agreement, or electronic representation thereof, to the Company and/or via the third-party administrator’s standard process, prior to the commencement of the Offering Period to which such agreement relates in accordance with such rules as the Committee may determine.
(b)Continued Enrollment in Offering Periods. Once an employee becomes a Participant in an Offering Period, then such Participant will automatically participate in each subsequent Offering Period commencing immediately following the last day of the prior Offering Period. The Participant will be enrolled in each subsequent Offering Period at the same contribution level unless the Participant (i) withdraws or is deemed to withdraw from this Plan; (ii) terminates further participation in an Offering Period as set forth in Section 11 below; or (iii) otherwise notifies the Company of a change in the Participant’s contribution level by filing an additional enrollment agreement or electronic representation thereof with the Company and/or the authorized third-party administrator prior to the next Offering Period. A Participant who is automatically enrolled in a subsequent Offering Period pursuant to this Section 6(b) is not required to file any additional enrollment agreement in order to continue participation in this Plan and will be deemed to have accepted the terms and conditions of this Plan, any sub-plan, and the enrollment agreement in effect at the time each subsequent Offering Period begins, subject to Participant’s right to withdraw from this Plan in accordance with the withdrawal procedures as contemplated in Section 11 in effect at the time.
7.GRANT OF OPTION ON ENROLLMENT. Becoming a Participant with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the applicable Purchase Date up to that number of shares of Common Stock that could be purchased using Participant’s accumulated Contributions for the Purchase Period, based on the per-share Purchase Price as set forth in Section 8 on the Purchase Date; provided, that the number of shares of Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 10(b) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 10(a) below with respect to the applicable Purchase Date.
8.PURCHASE PRICE. The Purchase Price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:
(a)The Fair Market Value on the Offering Date; or
(b)The Fair Market Value on the Purchase Date.
9.PAYMENT OF PURCHASE PRICE; CONTRIBUTION CHANGES; SHARE ISSUANCES.
(a)The Purchase Price shall be accumulated by regular payroll deductions made during each Offering Period, unless the Committee determines that contributions may be made in another form (including but not limited to, with respect to categories of Participants outside the United States that Contributions may be made in another form due to local legal requirements). The Contributions are made as a percentage of the Participant’s Compensation in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Committee. Contributions shall commence for any Offering Period, on the first payday following the beginning of such Offering Period, and shall continue to the end of the applicable Offering Period unless sooner altered or terminated as provided in this Plan.
(b)Subject to Section 25 below and the rules of the Committee, a Participant may decrease the rate of Contributions during an Offering Period by filing with the Company and/or the authorized third-party administrator a new authorization for Contributions, with the new rate to become effective as soon as practicable after the Company’s receipt of the authorization and continuing for the remainder of the Offering Period unless changed as described below. A decrease in the rate of Contributions (including a decrease to 0%) may be made once during each Purchase Period, or more or less frequently under rules determined by the Committee. A reduction of the Contribution percentage to zero shall be treated as such Participant’s withdrawal from such Offering Period, effective as of the date on which such request is filed with the Company and/or the authorized third-party administrator; provided, that, unless the Participant withdraws from this Plan in accordance with Section 11 below, any Contributions credited to the Participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock on the Purchase Date in accordance with Section 9(d) below. An increase in the rate of payroll deductions may not be made with respect to an on-going Offering Period unless otherwise determined by the Committee. A Participant may increase or decrease the rate of Contributions for any subsequent Offering Period by filing with the Company and/or the authorized third-party administrator a new authorization for Contributions prior to the beginning of such Offering Period, or such other time period as specified by the Committee.
(c)All Contributions made for a Participant are credited to his or her book account under this Plan and are deposited with the general funds of the Company, except to the extent local legal restrictions outside the United States require segregation of such Contributions. No interest accrues on the Contributions, except to the extent required due to local legal requirements. All Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions, except to the extent necessary to comply with local legal requirements outside the United States.

HealthEquity, Inc. 2026 Proxy Statement	B-3

Exhibit B HealthEquity, Inc. 2026 Employee Stock Purchase Plan
(d)On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not submitted a signed and completed withdrawal form before that date which notifies the Company and/or the authorized third-party administrator that the Participant wishes to withdraw from that Offering Period under this Plan and have all Contributions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The per-share Purchase Price shall be as specified in Section 8 of this Plan. Any fractional share, as calculated under this Section 9(d), shall be rounded down to the next lower whole share, unless the Committee determines with respect to all Participants that any fractional share shall be credited as a fractional share. Any amount remaining in a Participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of the Common Stock shall be carried forward without interest (except to the extent necessary to comply with local legal requirements outside the United States) into the next Purchase Period or Offering Period, as the case may be, unless otherwise required to be refunded or returned to the Participant pursuant to this Section 9, Section 10(d), Section 11(b), Section 12, Section 13, Section 25 or as otherwise provided by this Plan; provided, that the Committee may determine that such amounts should be refunded without interest. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the Participant, without interest (except to the extent required due to local legal requirements outside the United States). No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date, except to the extent required due to local legal requirements outside the United States.
(e)As promptly as practicable after the Purchase Date, the Company shall issue shares for the Participant’s benefit representing the shares purchased upon exercise of his or her option.
(f)Unless determined otherwise by the Committee, the shares issued pursuant to Section 9(e) above shall be deposited into an account established in the Participant’s name at the ESPP Broker. A Participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in his or her ESPP Broker account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the Participant’s ESPP Broker account until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the Participant may move those shares to another brokerage account of Participant’s choosing. Notwithstanding the above, a Participant who is not subject to income taxation under the Code may move his or her shares to another brokerage account of his or her choosing at any time, without regard to the satisfaction of the Section 423(a) holding period.
(g)During a Participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.
(h)To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company and, if applicable, the Participating Corporation employing the Participant for the satisfaction of any withholding tax obligations that arise in connection with this Plan. The Company or any Participating Corporation, as applicable, may withhold, by any method permissible under the applicable law, the amount necessary for the Company or Participating Corporation, as applicable, to meet applicable withholding obligations, including up to (but not in excess of) the maximum permissible statutory rate for the applicable tax jurisdiction and including any withholding required to make available to the Company or Participating Corporation, as applicable, any tax deductions or benefits attributable to the sale or early disposition of shares of Common Stock by a Participant. The Company shall not be required to issue any shares of Common Stock under this Plan until such obligations are satisfied.
10.LIMITATIONS ON SHARES TO BE PURCHASED.
(a)No Participant will be entitled to purchase stock under any Offering Period at a rate which, when aggregated with such Participant’s rights to purchase stock under all other employee stock purchase plans of a Participating Corporation intended to meet the requirements of Section 423 of the Code that are also outstanding in the same calendar year(s) (whether under other Offering Periods or other employee stock purchase plans of the Company, its Parent, and its Subsidiaries), exceeds the Maximum Share Amount. The Company may automatically suspend the payroll deductions of any Participant as necessary to enforce such limit, provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.
(b)The Committee may, in its sole discretion, set a lower maximum number of shares that may be purchased by any Participant during any Offering Period than that determined under Section 10(a) above, which will then be the Maximum Share Amount for subsequent Offering Periods; provided, that in no event will a Participant be permitted, during one Purchase Period to purchase more than One Thousand (1,000) shares or such greater or lesser number as the Committee may determine, irrespective of the Maximum Share Amount set forth in (a) and (b) hereof. If a new Maximum Share Amount is set, then all Participants will be notified of such Maximum Share Amount prior to the commencement of the next Offering Period for which such Maximum Share Amount is to be effective. The Maximum Share Amount will continue to apply with respect to all succeeding Offering Periods unless revised by the Committee as set forth above.

B-4	HealthEquity, Inc. 2026 Proxy Statement

Exhibit B HealthEquity, Inc. 2026 Employee Stock Purchase Plan
(c)If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company will give notice of such reduction of the number of shares to be purchased under a Participant’s option to each Participant affected.
(d)Any Contributions accumulated in a Participant’s account which are not used to purchase stock due to the limitations in this Section 10, and not covered by Section 9(d), shall be returned to the Participant as soon as practicable after the end of the applicable Purchase Period, without interest (except to the extent required due to local legal requirements outside the United States).
11.WITHDRAWAL.
(a)Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified for such purpose by the Company. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee. The Committee may set forth a deadline of when a withdrawal must occur to be effective prior to a given Purchase Date in accordance with policies it may approve from time to time.
(b)Upon withdrawal from this Plan, the accumulated Contributions shall be returned to the withdrawn Participant, without interest (except to the extent required due to local legal requirements outside the United States), and his or her interest in this Plan shall terminate. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for Contributions in the same manner as set forth in Section 6 above for initial participation in this Plan.
12.TERMINATION OF EMPLOYMENT. Termination of a Participant’s employment for any reason, including (but not limited to) retirement, death, disability, or the failure of a Participant to remain an eligible employee of the Company or of a Participating Corporation, or Participant’s employer no longer being a Participating Corporation, immediately terminates his or her participation in this Plan (except as required due to local legal requirements outside the United States). In such event, accumulated Contributions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest (except to the extent required due to local legal requirements outside the United States). For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided, that such leave is for a period of not more than one hundred twenty (120) days or reemployment upon the expiration of such leave is guaranteed by contract or statute. The Company will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or garden leave required under local law.
13.RETURN OF CONTRIBUTIONS. In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the Participant all accumulated Contributions credited to such Participant’s account. No interest shall accrue on the Contributions of a Participant in this Plan (except to the extent required due to local legal requirements outside the United States).
14.CAPITAL CHANGES. If the number or class of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reorganization, reclassification or similar change in the capital structure of the Company (other than any ordinary dividends or other ordinary distributions), without consideration, then the Committee shall, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust the number and class of Common Stock that may be delivered under this Plan, the per-share Purchase Price and the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised, and the numerical limits of Sections 2 and 10 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with the applicable securities laws; provided that fractions of a share will not be issued.
15.NONASSIGNABILITY. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.
16.USE OF PARTICIPANT FUNDS AND REPORTS. The Company may use all Contributions received or held by it under this Plan for any corporate purpose, and the Company will not be required to segregate Participant Contributions (except to the extent required due to local legal requirements outside the United States). Until shares are issued, Participants will only have the rights of an unsecured creditor unless otherwise required under local law. Each Participant shall receive, or have access to, promptly after the end of each Purchase Period a report of his or her account setting forth the total Contributions accumulated, the number of shares purchased, the per-share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period (or refunded without interest, if so determined by the Committee), as the case may be.

HealthEquity, Inc. 2026 Proxy Statement	B-5

Exhibit B HealthEquity, Inc. 2026 Employee Stock Purchase Plan
17.NOTICE OF DISPOSITION. If a Participant is subject to tax in the United States, such Participant shall notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.
18.NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Corporation, or restrict the right of the Company or any Participating Corporation to terminate such employee’s employment.
19.EQUAL RIGHTS AND PRIVILEGES. All eligible employees granted an option under the Section 423 Component of this Plan shall have equal rights and privileges with respect to this Plan or within any separate offering under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code, without further act or amendment by the Company or the Committee, shall be reformed to comply with the requirements of Section 423 (unless such provision applies exclusively to options granted under this Plan that are not intended to comply with the Code Section 423 requirements). This Section 19 shall take precedence over all other provisions in this Plan.
20.NOTICES. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21.TERM; STOCKHOLDER APPROVAL. This Plan will become effective on the Effective Date. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares that are subject to such stockholder approval before becoming available under this Plan shall occur prior to stockholder approval of such shares and the Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than twenty-four (24) months after commencement of the Offering Period to which it relates, then such Purchase Date shall not occur and instead such Offering Period shall terminate without the purchase of such shares and Participants in such Offering Period shall be refunded their Contributions without interest, unless the payment of interest is required under local laws). This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board pursuant to Section 25 below, or (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) the tenth anniversary of the Effective Date.
22.DESIGNATION OF BENEFICIARY.
(a)If authorized by the Company for all Participants, a Participant may file a written or electronic designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date. Such form shall be valid only if it was filed with the Company and/or the authorized third-party administrator at the prescribed location before the Participant’s death.
(b)If authorized by the Company, such designation of beneficiary may be changed by the Participant at any time by written notice filed with the Company and/or the authorized third-party administrator at the prescribed location before the Participant’s death. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company shall deliver such cash to the executor or administrator of the estate of the Participant or to the legal heirs of the Participant.
23.CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, exchange control restrictions and/or securities law restrictions or other applicable laws outside the United States, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Shares may be held in trust or subject to further restrictions as permitted by any subplan.
24.APPLICABLE LAW. This Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

B-6	HealthEquity, Inc. 2026 Proxy Statement

Exhibit B HealthEquity, Inc. 2026 Employee Stock Purchase Plan
25.AMENDMENT OR TERMINATION. The Board, in its sole discretion, may amend, suspend, or terminate this Plan, or any part thereof, at any time and for any reason. Unless otherwise required by applicable law, if this Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 14). If an Offering Period is terminated prior to its previously-scheduled expiration, all amounts then credited to Participants’ accounts for such Offering Period, which have not been used to purchase shares of Common Stock, shall be returned to those Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Further, the Committee will be entitled to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount contributed during a Purchase Period or an Offering Period, establish the exchange ratio applicable to amounts contributed in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of this Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts contributed from the Participant’s base salary and other eligible compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with this Plan. Such actions will not require stockholder approval or the consent of any Participants. However, no amendment shall be made without approval of the stockholders of the Company (obtained in accordance with Section 21 above) within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would: (a) increase the number of shares that may be issued under this Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in this Plan. In addition, in the event the Committee determines that the ongoing operation of this Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate this Plan to reduce or eliminate such accounting consequences including, but not limited to: (i) amending the definition of Compensation, including with respect to an Offering Period underway at the time; (ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (iii) shortening any Offering Period by setting a Purchase Date, including an Offering Period underway at the time of the Committee’s action; (iv) reducing the maximum percentage of Compensation a participant may elect to set aside as Contributions; and (v)  reducing the maximum number of shares a Participant may purchase during any Offering Period. Such modifications or amendments will not require approval of the stockholders of the Company or the consent of any Participants.
26.TREATMENT IN CONNECTION WITH A CHANGE IN CONTROL. In the event of a Change in Control, each outstanding right to purchase Common Stock for the Offering Period then in effect will be assumed or an equivalent option substituted by the successor corporation or a parent or a subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the purchase right, the Offering Period with respect to which such purchase right relates will be shortened by setting a new Purchase Date and will end on the new Purchase Date. The new Purchase Date shall occur on or prior to the consummation of the Change in Control, as determined by the Committee, and this Plan shall terminate on the consummation of the Change in Control.
27.CODE SECTION 409A; TAX QUALIFICATION.
(a)Options granted under this Plan generally are exempt from the application of Section 409A of the Code. However, options granted to U.S. taxpayers which are not intended to meet the Code Section 423 requirements are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Section 27(b), (i) options granted to U.S. taxpayers outside of the Code Section 423 requirements shall be subject to such terms and conditions that will permit such options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares of Common Stock subject to an option be delivered within the short-term deferral period, and (ii) in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Committee determines that an option or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the option shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.
(b)Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 27(a). The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under this Plan.

HealthEquity, Inc. 2026 Proxy Statement	B-7

Exhibit B HealthEquity, Inc. 2026 Employee Stock Purchase Plan
28.DEFINITIONS.
(a)“Affiliate” means, at the time of determination, any “parent” or “majority-owned subsidiary” of the Company, as such terms are defined in Rule 405 promulgated under the Securities Act of 1933, as amended. The Board will have the authority to determine the time or times at which “parent” or “majority-owned subsidiary” status is determined within the foregoing definition.
(b)“Board” means the Board of Directors of the Company.
(c)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii)there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation;
(iv)there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(v)individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
(vi)Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Committee may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.
(d)“Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

B-8	HealthEquity, Inc. 2026 Proxy Statement

Exhibit B HealthEquity, Inc. 2026 Employee Stock Purchase Plan
(e)“Committee” means the Talent, Compensation and Culture Committee of the Board that consists exclusively of one or more members of the Board appointed by the Board. To the extent that no Committee exists that has the authority to administer this Plan, the functions of the Committee will be exercised by the Board.
(f)“Common Stock” means the common stock of the Company.
(g)“Company” means HealthEquity, Inc., a Delaware corporation.
(h)“Compensation” means base salary or regular hourly wages; however, the Committee shall have discretion to adopt a definition of Compensation from time to time of all cash compensation reported on the employee’s Form W-2 or corresponding local country tax return, including without limitation base salary or regular hourly wages, bonuses, incentive compensation, commissions, overtime, shift premiums, pay during leaves of absence, and draws against commissions (or in foreign jurisdictions, equivalent cash compensation), but excluding any W-2 non- cash compensation which includes any disqualifying dispositions, equity grants, equity exercises or settlements. For purposes of determining a Participant’s Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code (or in foreign jurisdictions, equivalent deductions) shall be treated as if the Participant did not make such election. The Committee, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for any subsequent Offering Period.
(i)“Contributions” means payroll deductions taken from a Participant’s Compensation and used to purchase shares of Common Stock under this Plan and, to the extent payroll deductions are not permitted by applicable laws (as determined by the Committee in its sole discretion) contributions by other means, provided, that allowing such other contributions does not jeopardize the qualification of this Plan as an “employee stock purchase plan” under Section 423 of the Code.
(j)“Effective Date” means April 23, 2026, the date this Plan was approved by the Board.
(k)“Entity” means a corporation, partnership, limited liability company or other entity.
(l)“ESPP Broker” means a stock brokerage or other entity designated by the Company to establish accounts for stock purchased under this Plan by Participants.
(m)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
(n)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
(o)“Fair Market Value” means, as of any date, the value of the Company’s shares of Common Stock determined as follows:
(i)if the Company’s shares of Common Stock are listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Committee, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in shares of the Company’s Common Stock) on the date of determination, as reported in a source the Committee deems reliable.
(ii)unless otherwise provided by the Committee, if there is no closing sales price for the Company’s shares of Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii)in the absence of such markets for shares of the Company’s Common Stock, the Fair Market Value will be determined by the Committee in good faith.
(p)“Initial Offering Period” means, unless determined otherwise by the Committee, the initial Offering Period that shall commence on September 2, 2026 and shall end with the Purchase Date that occurs on March 31, 2027.
(q)“Maximum Share Amount” means a number of shares of Common Stock having a Fair Market Value equal to $25,000, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which such Offering Period is in effect.

HealthEquity, Inc. 2026 Proxy Statement	B-9

Exhibit B HealthEquity, Inc. 2026 Employee Stock Purchase Plan
(r)“Non-Section 423 Component” means the part of this Plan which is not intended to meet the requirements set forth in Section 423 of the Code.
(s)“Notice Period” means within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased.
(t)“Offering Date” means the first Trading Day of each Offering Period.
(u)“Offering Period” means a period with respect to which the right to purchase Common Stock may be granted under this Plan, as determined by the Committee pursuant to Section 5(a).
(v)“Own,” “Owned,” “Owner,” “Ownership” a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(w)“Parent” has the same meaning as “parent corporation” in Sections 424(e) and 424(f) of the Code.
(x)“Participant” means an eligible employee who meets the eligibility requirements set forth in Section 4 and who elects to participate in this Plan pursuant to Section 6(a).
(y)“Participating Corporation” means any Parent, Subsidiary or Affiliate that the Committee designates from time to time as eligible to participate in this Plan. For purposes of the Section 423 Component, only the Parent and Subsidiaries may be Participating Corporations, provided, that at any given time a Parent or Subsidiary that is a Participating Corporation under the Section 423 Component shall not be a Participating Corporation under the Non-Section 423 Component. The Committee may provide that any Participating Corporation shall only be eligible to participate in the Non-Section 423 Component.
(z)“Plan” means this HealthEquity, Inc. 2026 Employee Stock Purchase Plan, as may be amended from time to time.
(aa)“Purchase Date” means the last Trading Day of each Purchase Period.
(ab)“Purchase Period” means a period of time during which Contributions may be made toward the purchase of Common Stock under this Plan, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date, as determined by the Committee pursuant to Section 5(b).
(ac)“Purchase Price” means the price at which Participants may purchase shares of Common Stock under this Plan, as determined pursuant to Section 8.
(ad)“Section 423 Component” means the part of this Plan, which excludes the Non-Section 423 Component, pursuant to which options to purchase shares of Common Stock under this Plan that satisfy the requirements for “employee stock purchase plans” set forth in Section 423 of the Code may be granted to eligible employees.
(ae)“Subsidiary” has the same meaning as “subsidiary corporation” in Sections 424(e) and 424(f) of the Code.
(af)“Trading Day” means a day on which the principal national stock exchange upon which the Common Stock is listed is open for trading.

B-10	HealthEquity, Inc. 2026 Proxy Statement

Exhibit C
Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
HealthEquity, Inc.
Amended and Restated 2024 Equity Incentive Plan
1.General.
(a)Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.
(b)Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.
(c)Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.
(d)Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the Prior Plan and, from and after the Effective Date, no additional awards may be granted under the Prior Plan. The adoption and effectiveness of the Plan will not affect the terms or conditions of any awards granted under the Prior Plan prior to the Effective Date and all such awards will remain subject to the terms of the Prior Plan. The Plan was originally approved by the Board on April 25, 2024 and by the Company’s stockholders on the Effective Date. The Plan, as hereby amended and restated, was approved by the Board on May 1, 2026 (the “Restatement Date”) and by the Company’s stockholders at the 2026 annual meeting of stockholders. The terms of the Plan as amended and restated herein shall apply to all Awards granted under the Plan prior to, on and following the Restatement Date.
2.Administration.
(a)Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.
(ii)To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
(iii)To settle all controversies regarding the Plan and Awards granted under it.
(iv)To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

HealthEquity, Inc. 2026 Proxy Statement	C-1

Exhibit C Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
(v)To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent except as provided in Section 2(b)(viii) below.
(vi)To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) extends the term of the Plan, or (F) expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including Section 2(b)(viii) below) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.
(vii)To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding Incentive Stock Options, or (B) Rule 16b-3.
(viii)To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.
(ix)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(x)To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.
(c)Delegation to Committee. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

C-2	HealthEquity, Inc. 2026 Proxy Statement

Exhibit C Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
(d)Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Stock Awards; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(v) below.
(e)Rule 16b-3 Compliance. The Committee will, to the extent required, consist of Non-Employee Directors, in accordance with Rule 16b-3, and “independent directors” as defined under the NASDAQ Listing Rules, the NYSE Listed Company Manual or other applicable stock exchange rules. For avoidance of doubt, a failure of one or more members of the Committee to satisfy the requirements of Rule 16b-3 of the 1934 Act will not impair the validity of actions taken by the Committee, including the granting of any Award.
(f)Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(g)No Repricing of Awards Without Stockholder Approval. Notwithstanding anything to the contrary in Section 2(b) or any other provision of the Plan, the repricing of Awards will not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Award to lower its exercise or base price (other than on account of Capitalization Adjustments described in Section 9(a), (ii) any other action that is treated as a repricing under generally accepted accounting principles, and (iii) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Common Stock, unless the cancellation and exchange occurs in connection with a Corporate Transaction or Change in Control.
3.Shares Subject to the Plan.
(a)Share Reserve.
(i)Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed 6,540,000 shares (such aggregate number of shares, the “Share Reserve”).
(ii)For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards, except as provided in Section 7(a).
(iii)Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(b)Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires, is cancelled or forfeited or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, cancellation, forfeiture, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to, reacquired at no cost by, or repurchased by the Company at cost because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited, reacquired or repurchased will revert to and again become available for issuance under the Plan. Any shares of Common Stock reacquired by the Company in satisfaction of federal, state or local tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will no longer be available for issuance under the Plan.

HealthEquity, Inc. 2026 Proxy Statement	C-3

Exhibit C Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
(c)Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 6,540,000 shares of Common Stock.
(d)Limitation on Grants to Non-Employee Directors. Subject to Section 9(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock subject to Stock Awards granted to any Non-Employee Director for services as a Non-Employee Director during any one calendar year, taken together with any cash fees paid to such Non-Employee Director for services as a Non-Employee Director during the calendar year, will not exceed $750,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Stock Award granted in a previous calendar year).
(e)Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise, or shares classified as treasury shares.
(f)Minimum Vesting Requirements. No portion of an Award may vest prior to the one (1) year anniversary of the vesting commencement date set forth in the applicable Award Agreement (which may be the date of commencement of employment or service, in the case of a grant made in connection with a Participant’s commencement of employment or service) unless (i) the Award involves a number of shares of Common Stock that, in the aggregate with all other applicable Awards, does not exceed five percent (5%) of the aggregate number of shares of Common Stock that may be delivered in connection with Awards under Section 3(a), (ii) the Award is granted in payment of or in exchange for an equivalent amount of salary, bonus or other earned cash compensation (including a Performance Cash Award), (iii) the Award is granted to Non-Employee Directors and vests on the earlier of the one-year anniversary of the date on which the Award was granted and the next annual meeting of stockholders (so long as such next annual meeting of stockholders is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders), (iv) the Participant’s Continuous Service is terminated by the Company without Cause or by the Participant for Good Reason, in either case, upon or following the consummation of a Change in Control, or (v)  the Participant’s Continuous Service is terminated by the Company due to death or Disability.
(g)Minimum Holding Period for CEO. Any Stock Award granted under this Plan to a person who, at the time of grant of such Stock Award, is the Chief Executive Officer of the Company shall be subject to the provisions of this Section 3(g). Any Net Shares acquired pursuant to a Stock Award by the Chief Executive Officer may not be sold or otherwise transferred prior to 12 months after the date on which such Net Shares have been acquired pursuant to the Stock Award and are vested. The restrictions in the preceding sentence shall not apply to sales or transfers (A) to one or more “family members” (as such term is defined in the General Instructions to a Registration Statement on Form S-8) for tax or estate planning purposes, provided that the transferee shall continue to be subject to the restrictions on sale and transfer of the Net Shares pursuant to this Section 3(g) as though such Net Shares had continued to be held by the Chief Executive Officer, or (B) in connection with or following a Change in Control.
4.Eligibility.
(a)Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.
(b)Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

C-4	HealthEquity, Inc. 2026 Proxy Statement

Exhibit C Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
5.Provisions Relating to Options and Stock Appreciation Rights.
Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(a)Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement. Notwithstanding the preceding sentence, if the expiration date of any such Option or SAR occurs during a period in which the sale of any Common Stock received upon exercise of an Option or SAR would violate the Company’s insider trading policy (each, a “Blackout Period”) and the holder of such Option or SAR has not terminated employment or service with the Company or any Affiliate on or prior to the expiration date set forth in the preceding sentence (the “Original Expiration Date”), the Original Expiration Date will automatically be extended to the earlier of (i) the date that occurs ninety (90) days after the expiration of the applicable Blackout Period, and (ii) the day before the tenth anniversary (or if the Option is an ISO granted to any Ten Percent Stockholder, the fifth anniversary) of the date on which the Option or SAR was granted (in either case, the “Extended Expiration Date”). For the sake of clarity, the preceding sentence will not apply to any holder of an Option or SAR who terminates employment or service with the Company or any Affiliate on or prior to the Original Expiration Date, notwithstanding the fact that such date may occur during a Blackout Period.
(b)Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c)Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:
(i)by cash, check, bank draft or money order payable to the Company;
(ii)pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv)if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

HealthEquity, Inc. 2026 Proxy Statement	C-5

Exhibit C Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
(v)in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.
(d)Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.
(e)Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:
(i)Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to Sections 5(e)(ii) and 5(e)(iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.
(ii)Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii)Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f)Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g)Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise the Participant’s Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement) and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise the Participant’s Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.
(h)Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the

C-6	HealthEquity, Inc. 2026 Proxy Statement

Exhibit C Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.
(i)Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the Participant’s Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise the Participant’s Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.
(j)Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.
(k)Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising the Participant’s Option or SAR from and after the time of such termination of Continuous Service.
(l)Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from the Participant’s regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Awards and are hereby incorporated by reference into such Award Agreements.

HealthEquity, Inc. 2026 Proxy Statement	C-7

Exhibit C Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
6.Provisions of Stock Awards Other Than Options and SARS.
(a)Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
(iii)Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
(iv)Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant, except as provided otherwise in a Restricted Stock Award Agreement, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
(b)Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii)Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv)Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

C-8	HealthEquity, Inc. 2026 Proxy Statement

Exhibit C Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
(v)Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(c)Performance Awards.
(i)Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, vest or exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.
(ii)Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board, in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for the Participant’s Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.
(d)Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.
7.Covenants of the Company.
(a)Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.
(b)Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.
(c)No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

HealthEquity, Inc. 2026 Proxy Statement	C-9

Exhibit C Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
8.Miscellaneous.
(a)Dividends and Dividend Equivalents. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied. At the sole discretion of the Board, dividend equivalents may be converted into additional shares of Common Stock covered by the Award in such manner as determined by the Board. Any such additional shares will be subject to all of the same terms and conditions of the underlying Award Agreement to which they relate. Except as otherwise determined by the Board, no interest will accrue or be paid on the amount of any cash dividends withheld. No dividends or dividend equivalents shall be paid on Options or SARs.
(b)Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Awards will constitute general funds of the Company.
(c)Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(d)Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to the Award has been entered into the books and records of the Company.
(e)No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(f)Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of the Participant’s services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(g)Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

C-10	HealthEquity, Inc. 2026 Proxy Statement

Exhibit C Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
(h)Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(i)Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.
(j)Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).
(k)Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(l)Compliance with Section 409A of the Code. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements will be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in the Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount will be made upon a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.
(m)Clawback/Recovery. All Awards granted under the Plan subject to the achievement of Performance Goals will be subject to recoupment in accordance with the HealthEquity, Inc. Clawback Policy (as amended from time to time) or any other clawback policy that the Company has adopted pursuant to the listing standards of the national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition

HealthEquity, Inc. 2026 Proxy Statement	C-11

Exhibit C Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement between the Participant and the Company.
9.Adjustments Upon Changes in Common Stock; Other Corporate Events.
(a)Capitalization Adjustments. In the event of a Capitalization Adjustment, to the extent necessary or advisable to prevent substantial dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan as determined by the Board in its sole discretion, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities and price per share of stock subject to outstanding Stock Awards, and (iv) the Performance Goals applicable to any outstanding Stock Awards. In addition, the Board may provide a cash bonus in lieu of adjustment if it determines such a bonus is appropriate. The Board will make such adjustments or payment, and its determination will be final, binding and conclusive.
(b)Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c)Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan (but subject to Section 9(d)), the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:
(i)arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);
(ii)arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
(iii)other than to the extent a Stock Award is assumed, continued or substituted for a similar stock award in accordance with Section 9(d)(ii), accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction, which exercise is contingent upon the effectiveness of such Corporate Transaction;
(iv)arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;
(v)other than to the extent a Stock Award is assumed, continued or substituted for a similar stock award in accordance with Section 9(d)(ii), cancel or arrange for the cancellation of the Stock Award, to the extent not vested or

C-12	HealthEquity, Inc. 2026 Proxy Statement

Exhibit C Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration or no consideration, as the Board, in its sole discretion, may consider appropriate; and
(vi)other than to the extent a Stock Award is assumed, continued or substituted for a similar stock award in accordance with Section 9(d)(ii), make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.
The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.
(d)Change in Control.
(i)If, in connection with a Change in Control, the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue the Stock Award or substitute a similar stock award for the Stock Award in accordance with Section 9(c)(i) above, the Stock Award will become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) immediately before the consummation of such Change in Control. With respect to any Stock Awards subject to Performance Goals (or portions thereof) not assumed, continued or substituted for, the achievement of Performance Goals or other vesting criteria will be based on the greater of (x) deemed achievement of target performance and (y) a determination of actual performance as of the most recent quarter-end prior to the date of the consummation of the Change in Control as determined by the Board in its sole discretion, and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Board between the Participant and the Company or any of its Subsidiaries or Affiliates, as applicable.
(ii)Notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, if the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) assumes or continues the Stock Award or substitutes a similar stock award for the Stock Award in accordance with Section 9(c)(i) above, such Stock Award will continue to vest in accordance with the vesting schedule applicable to the Stock Award and the vesting and exercisability of such Stock Award may not be accelerated by reason of the Change in Control for any Participant; provided, that, except as provided otherwise in an Award Agreement, any assumed, substituted, or continued Stock Award held by a Participant whose Continuous Service is terminated by the Company (other than for Cause and other than upon the Participant’s death or Disability) or by the Participant for Good Reason shall immediately vest as of the date of such termination if such termination occurs at any time beginning on the date of the Change in Control up to and including the second (2nd) anniversary of the Change in Control.
(iii)For the purposes of this Section 9(d), a Stock Award will be considered assumed if, following the Change in Control, the Stock Award confers the right to purchase or receive, for each share of Common Stock subject to the Stock Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in connection with the Change in Control is not solely common stock of the successor corporation or one of its Affiliates, the Board may, with the consent of the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company), provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Stock Award, for each share of Common Stock subject to such Award, to be solely common stock of the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) equal in fair market value to the per-share consideration received by holders of Common Stock in connection with the Change in Control.

HealthEquity, Inc. 2026 Proxy Statement	C-13

Exhibit C Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
(iv)Notwithstanding anything in this Section 9(d) to the contrary, a Stock Award that vests, is earned, or paid out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) modifies any of such Performance Goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Board between the Participant and the Company or any of its Subsidiaries or Affiliates, as applicable; provided, however, that if a Stock Award subject to the satisfaction of one or more Performance Goals will be assumed, continued, or substituted for a similar stock award by surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company), the Board may, in its sole discretion, provide that such Performance Goals or other vesting criteria will be deemed earned at the greater of (x) deemed achievement of target performance and (y)  actual performance determined as of the most recent quarter-end prior to the date of the consummation of the Change in Control, and, except as provided otherwise in Section 9(d)(ii), that such assumed, continued, or substituted stock award would vest at the conclusion of the performance period applicable to the original Stock Award, subject to the Participant’s Continuous Service with the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) through the last day of such performance period.
10.Plan Term; Earlier Termination or Suspension of the Plan.
(a)Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on June 26, 2034, the day before the tenth (10th) anniversary of the date the Plan was initially approved by the stockholders of the Company; provided, however, that no Incentive Stock Option will be granted after April 25, 2034, the tenth (10th) anniversary of the earlier of (i) the date the Plan was initially adopted by the Board, or (ii) the date the Plan was initially approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(b)No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.
11.Effective Date of the Plan.
The Plan originally became effective on the Effective Date. The Plan, as hereby amended and restated, will become effective on the Restatement Date.
12.Choice of Law.
The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of the Plan, without regard to that state’s conflict of laws rules.
13.Definitions.
As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)“Affiliate” means, at the time of determination, any “parent” or “majority-owned subsidiary” of the Company, as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “majority-owned subsidiary” status is determined within the foregoing definition.
(b)“Award” means a Stock Award or a Performance Cash Award.
(c)“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. Each Award Agreement will be subject to the terms and conditions of the Plan.
(d)“Board” means the Board of Directors of the Company.
(e)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by

C-14	HealthEquity, Inc. 2026 Proxy Statement

Exhibit C Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(f)“Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(g)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii)there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation;

HealthEquity, Inc. 2026 Proxy Statement	C-15

Exhibit C Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
(iv)there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(v)individuals who, on April 25, 2024, the date the Plan was initially adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of the Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing definition or any other provision of the Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.
(h)“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(i)“Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(j)“Common Stock” means the common stock of the Company.
(k)“Company” means HealthEquity, Inc., a Delaware corporation.
(l)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person will be treated as a Consultant under the Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(m)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise

C-16	HealthEquity, Inc. 2026 Proxy Statement

Exhibit C Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
required by law. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alterative definition thereunder).
(n)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;
(iii)a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
To the extent required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(o)“Director” means a member of the Board.
(p)“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(q)“Effective Date” means June 27, 2024, the date the Plan was initially approved by the Company’s stockholders.
(r)“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(s)“Entity” means a corporation, partnership, limited liability company or other entity.
(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(u)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
(v)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

HealthEquity, Inc. 2026 Proxy Statement	C-17

Exhibit C Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
(i)If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii)In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(w)“Good Reason” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events taken by the Company or surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company), without the Participant’s consent, (i) a material diminution in the Participant’s title, duties, or responsibilities, provided, that the fact that the Participant’s duties following a Change in Control are owed to a surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) shall not in and of itself constitute a material diminution in the Participant’s title, duties, or responsibilities, (ii) a material reduction in the Participant’s annual base salary or annual target cash bonus opportunity (other than pursuant to an across-the-board reduction applicable to all similarly situated employees), or (iii) the relocation of the Participant’s principal place of employment more than fifty (50) miles from its then-current location. A Participant may terminate the Participant’s employment with Good Reason only after providing the Company or surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) written notice setting forth in reasonable specificity the event that constitutes Good Reason, which written notice, to be effective, must be provided to the Company or surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) within sixty (60) days of the occurrence of such event. The Company or surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) will have a sixty (60)-day period in which it may cure such act or acts constituting Good Reason (if curable), and if not cured within such period, the Participant’s termination will be effective upon the expiration of such cure period. Following such termination of the Participant’s employment by the Participant with Good Reason, except as set forth in the Plan or an Award Agreement, the Participant will have no further rights to any compensation or any other benefits under the Plan or an Award Agreement.
(x)“Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(y)“Net Shares” means the total number of shares of Common Stock acquired pursuant to a Stock Award, less any shares of Common Stock sold or withheld to pay the purchase or exercise price of the Stock Award and any shares of Common stock sold or withheld to satisfy any federal, state or local tax withholding obligations relating to a Stock Award.
(z)“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(aa)“Nonstatutory Stock Option” means any option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.
(ab)“Officer” means any person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(ac)Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

C-18	HealthEquity, Inc. 2026 Proxy Statement

Exhibit C Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
(ad)Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
(ae)“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(af)“Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
(ag)“Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ah)“Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(ai)“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(aj)“Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).
(ak)“Performance Goals” means, for a Performance Period, one or more goals established by the Board for the Performance Period, which may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies, the historic performance of the Company or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.
(al)“Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(am)“Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).
(an)“Plan” means this HealthEquity, Inc. Amended and Restated 2024 Equity Incentive Plan.

HealthEquity, Inc. 2026 Proxy Statement	C-19

Exhibit C Amended and Restated HealthEquity, Inc. 2024 Equity Incentive Plan
(ao)“Prior Plan” means the HealthEquity, Inc. 2014 Equity Incentive Plan, as amended.
(ap)“Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(aq)“Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ar)“Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(as)“Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
(at)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(au)“Rule 405” means Rule 405 promulgated under the Securities Act.
(av)“Securities Act” means the Securities Act of 1933, as amended.
(aw)“Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(ax)“Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.
(ay)“Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
(az)“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.
*    *    *    *

C-20	HealthEquity, Inc. 2026 Proxy Statement

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O HEALTHEQUITY, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HQY2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95520-P49787

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HEALTHEQUITY, INC.

The Board of Directors recommends you vote FOR the following proposals:

Nominees:

		For	Against	Abstain
1a.	Robert Selander	☐	☐	☐
1b.	Scott Cutler	☐	☐	☐
1c.	Stephen Neeleman, M.D.	☐	☐	☐
1d.	Adrian Dillon	☐	☐	☐
1e.	Evelyn Dilsaver	☐	☐	☐
1f.	William Gassen	☐	☐	☐
1g.	Debra McCowan	☐	☐	☐
1h.	Rajesh Natarajan	☐	☐	☐
1i.	Stuart Parker	☐	☐	☐
1j.	Gayle Wellborn	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V95521-P49787

HEALTHEQUITY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
JUNE 25, 2026

The stockholder(s) hereby appoint(s) Scott Cutler and Michael Newton, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of HealthEquity, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/HQY2026 at 10:00 a.m., Mountain Daylight Time on Thursday, June 25, 2026, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2, 3, 4, AND 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE